UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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Colgate-Palmolive Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Colgate-Palmolive Company

2025 Proxy Statement
Notice of Annual Meeting of Stockholders

May 9, 2025

Our Priorities

Driving Organic Sales Growth

●   Growing household penetration and improving brand health through science-led, core and premium innovation, with a focus on more disruptive and transformational products

●   Pursuing higher-growth adjacent categories and segments and expanding in faster-growing channels and markets, particularly through digital and eCommerce

●   Utilizing revenue growth management to deliver pricing to drive category growth

●   Investing to drive per capita consumption, including through our Bright Smiles, Bright Futures oral health education program

Maximizing Efficiency in Our Income Statement

●   Generating savings and working to offset increased costs through our ongoing funding-the-growth cost-saving initiatives and other productivity initiatives

●   Building and scaling capabilities across our organization in areas such as innovation, digital, data, analytics and artificial intelligence

●   Investing in technology to drive simplification, efficiency and standardization

Driving Cash Flow and Deploying Cash Effectively

●   Increasing net income and improving working capital to drive operating cash flow growth

●   Efficient capital spending to drive growth and productivity

●   Continuing our record of paying cash dividends every year since 1895 and increasing dividends for 62 consecutive years

●   Returning value to stockholders through ongoing share repurchases

●   Making smart acquisitions that expand our categories, improve our market positions and/or add capabilities

Demonstrating Our Purpose and Living Our Values

●   Committed to being a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet

●   Focused on implementing our global sustainability and social impact strategy with three key ambitions—Preserving Our Environment, Helping Millions of Homes and Driving Social Impact

●   Dedicated to fostering a Caring, Inclusive and Courageous culture

●   Committed to acting with compassion, integrity, honesty and high ethics in all situations

●   Focused on excellence in corporate governance, an ongoing and steadfast commitment shared by the Board of Directors, management and all Colgate people

Learn more about our key priorities from the Annual Report, available in the Investors section of our website at www.colgatepalmolive.com

To learn about our 2025 Sustainability & Social Impact Strategy, see page 7 and the inside back cover of this Proxy Statement. Additional information about our sustainability and social impact initiatives is available in the Sustainability section of our website at www.colgatepalmolive.com

(The information on the Annual Report and Sustainability web pages is not incorporated by reference into, and does not form part of, this Proxy Statement)

Message from Our Chairman, President and CEO

March 26, 2025

Dear Fellow Colgate-Palmolive Company Stockholder:

You are cordially invited to attend our 2025 Annual Meeting of Stockholders on Friday, May 9, 2025 at 10:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual meeting, conducted via live webcast. You will be able to participate in the virtual meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/CL2025.

At the meeting, we will ask you to elect as directors the ten nominees named in the Proxy Statement, to ratify the selection of our independent registered public accounting firm and to cast an advisory vote on executive compensation. In addition, two stockholder proposals will be offered for your consideration, if properly presented at the meeting by each stockholder proponent. We will also review our progress during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about Colgate that you should consider when you vote your shares.

The Proxy Statement includes a section highlighting our corporate governance practices. The Company and the Board of Directors have a longstanding commitment to the highest standards of corporate governance, and the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value. We invite you to review the governance section beginning on page 6 of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

It is important that your stock be represented at the meeting. Whether or not you plan to attend the virtual meeting, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet or by telephone. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Noel Wallace

Chairman, President and Chief Executive Officer

“As a stockholder you have an important role to play in Colgate’s future. Please take the time to vote in advance of this year’s meeting.”

Letter to Stockholders from Our Directors

March 26, 2025

Dear Fellow Colgate-Palmolive Company Stockholder:

We are honored to serve as your Board and want to thank you for placing your trust in us to oversee your Company and to represent you and your interests. Together with Colgate’s management team, we remain committed to creating long-term value for you and to meeting the needs of all of Colgate’s stakeholders. We are pleased that Colgate continues to deliver strong progress against our growth strategy, even as the Company continues to navigate challenging global macroeconomic, geopolitical and market conditions.

We are highly focused on overseeing Colgate’s business strategy and performance. We were deeply involved in the development of Colgate’s strategic plan and engage with management to guide its implementation. In addition to our ongoing reviews of operating divisions, product categories and competitive and marketplace trends, we review strategic choices the Company is making and the Company’s progress in developing and enhancing the capabilities needed to deliver against Colgate’s goals. In 2024 these goals included focusing on building and scaling capabilities in areas like innovation, digital, data, analytics and artificial intelligence.

Colgate’s strategy is based on delivering consistent compounded earnings per share growth through driving organic sales growth and operational efficiencies and leveraging the strength of its balance sheet. We believe increased household penetration and improved brand health are the keys to consistent organic sales growth and aim to achieve these through science-led, core and premium innovation, pursuing higher-growth adjacent categories and segments and expanding in faster-growing channels and markets. Colgate aims to deliver margin expansion and cash flow growth through operating leverage and efficiency. Colgate also seeks to lead in the development of human capital and to maximize the impact of its Sustainability & Social Impact Strategy, which we believe are important investments to drive superior total shareholder return.

We believe Colgate’s strategy is paying off. Since the current strategy was introduced in 2019, Colgate has delivered six straight years of organic sales growth at or above its long-term target range of three to five percent and, notably, surpassed $20 billion in annual net sales for the first time in 2024. Colgate’s growth also continues to be broad based, as it delivered organic sales growth across all four of its categories and in all six divisions in 2024. Colgate also continued to maintain its strong balance sheet and cash flow in 2024, leading us to authorize an increase in the quarterly cash dividend for the 62nd consecutive year in 2024 as part of our commitment to, and Colgate’s strong record of, returning value to shareholders. In total, Colgate returned $3.4 billion to shareholders in 2024 through dividends and share repurchases.

As we come to the end of the current strategic plan in 2025, we are also in the process of developing Colgate’s 2030 strategic plan to ensure the Company is well positioned to continue delivering sustainable, profitable growth and superior total shareholder return over the long term.

Thank you for your trust and support and your continued investment in Colgate.

Very truly yours,

The Members of the Board of Directors

John P. Bilbrey	John T. Cahill	Steven A. Cahillane	Lisa M. Edwards	C. Martin Harris

Martina Hund-Mejean	Kimberly A. Nelson	Brian O. Newman	Lorrie M. Norrington	Noel Wallace

Notice of Annual Meeting of Stockholders

Logistics
DATE AND TIME Friday, May 9, 2025, at 10:00 a.m. Eastern Daylight Time
LIVE WEBCAST www.virtualshareholder meeting.com/CL2025
WHO CAN VOTE Stockholders of record at the close of business on March 10, 2025 are entitled to vote at the Annual Meeting

Items to be Voted On	Board Recommendation
PROPOSAL 1 Elect as directors the ten nominees identified in the Proxy Statement	FOR each director nominee
PROPOSAL 2 Ratify selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR
PROPOSAL 3 Advisory vote on executive compensation	FOR
PROPOSALS 4-5 Stockholder proposals, if properly presented at the meeting	AGAINST

Stockholders will also consider and act upon such other business as may properly come before the meeting.

Because the Annual Meeting is virtual and being conducted only via live webcast, stockholders will not be able to physically attend the Annual Meeting. To attend the virtual meeting and vote during the meeting, go to www.virtualshareholdermeeting.com/CL2025. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to participate in the Annual Meeting.

Your vote is important. We encourage you to vote by proxy even if you plan to attend the virtual meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the virtual meeting.

March 26, 2025

Jennifer M. Daniels

Chief Legal Officer and Secretary

Colgate-Palmolive Company

300 Park Avenue

New York, New York 10022

The proxy materials are being distributed beginning on or about March 26, 2025 to all stockholders entitled to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 9, 2025: the Proxy Statement and our 2024 Annual Report are available at https://investor.colgatepalmolive.com.

Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into, and do not form part of, this Proxy Statement.

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Proxy Statement Summary	2

Governance	6

Our Corporate Governance Commitment	6	Board Structure and Responsibilities	20
The Board of Directors	11	Stockholder Engagement	24
Director Independence	19	Communications to the Board of Directors	25
Certain Relationships and Related Transactions	19	Compensation of Directors	26
Compensation Committee Interlocks and Insider Participation	19

Executive Compensation			28
Compensation Discussion and Analysis	28	Deferred Compensation Plan	51
P&O Committee Report	44	Supplemental Savings & Investment Plan	51
Summary Compensation Table	45	Executive Severance and Other Termination Benefits	52
Grants of Plan-Based Awards	47	CEO Pay Ratio	56
Outstanding Equity Awards at Fiscal Year-End	48	Pay Versus Performance	57
Option Exercises and Stock Vested	49
Retirement Plans	50

Stock Ownership			60
Stock Ownership of Directors and Executive Officers	60	Stock Ownership of Certain Beneficial Owners	61

Proposals Requiring Your Vote			62
Proposal 1: Election of Directors	62	Proposal 3: Advisory Vote on Executive Compensation	65
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (includes Audit Committee Report)	62	Proposals 4-5: Stockholder Proposals	65
		Other Matters	70

Questions and Answers About Our Annual Meeting			71

Annex A—Reconciliation of Non-GAAP Financial Measures			A-1

Proxy Statement Summary

This summary highlights information about Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “us,” “our,” “Colgate” or the “Company”) and our upcoming 2025 Annual Meeting of Stockholders (the “Annual Meeting”) contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

About Colgate-Palmolive Company

Our Purpose: We are a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. We seek to deliver consistent compounded earnings per share growth to help drive superior total shareholder return, as well as to provide Colgate people with an innovative and inclusive work environment. We do this by developing and selling science-led products globally that make people’s and their pets’ lives healthier and more enjoyable and by embracing our Sustainability & Social Impact Strategy across our organization.

Our Products are marketed in over 200 countries and territories throughout the world across four core categories.

Oral Care	Personal Care		Home Care	Pet Nutrition	Worldwide 2024 Net Sales $20.1 Billion
Key Brands	Key Brands		Key Brands	Key Brands
● Colgate ● Darlie ● elmex ● hello ● meridol ● Sorriso ● Tom’s of Maine	● EltaMD ● Filorga ● Irish Spring ● Lady Speed Stick ● Palmolive	● PCA Skin ● Protex ● Sanex ● Softsoap ● Speed Stick ● Tom’s of Maine	● Ajax ● Axion ● Fabuloso ● Murphy ● Palmolive ● Soupline ● Suavitel	● Hill’s Science Diet ● Hill’s Prescription Diet

Living Our Values: Colgate people, working around the world, share a commitment to our three corporate values:

WE ARE CARING

We are united in making the world a better place. We believe everyone deserves a healthier life. We lead with empathy, respect and gratitude. We act with integrity, doing things the right way, for the right reasons no matter what. We support others by generously sharing our resources and our talents. We work every day to earn the trust of all of our stakeholders.

WE ARE INCLUSIVE

We create a sense of belonging for all and cultivate an environment where people can be their authentic selves. We foster a culture of belonging where Colgate people feel valued, part of a global team, and empowered to do extraordinary things. We design the best solutions by embracing the unique talents, perspectives and backgrounds of our global workforce. We form the strongest teams and create powerful pathways for our people and communities.

WE ARE COURAGEOUS

We drive change and get things done. We are infinitely curious, constantly searching for better ways of working. We challenge each other and how we do things, unafraid to disrupt the status quo, boldly and intentionally innovating, exploring and reaching for what is possible. We recognize that to grow and thrive we must build on the power of our legacy, our scale and reach for good and for all.

By encouraging Colgate people to be more Caring, Inclusive and Courageous every day, our goal is to create a healthier future for ourselves and others. Underlying these values and our strong culture is the commitment of all Colgate people to maintain the highest ethical standards and demonstrate ethical leadership.

Roadmap of Voting Items

Items to be Voted On Company Proposals:	Board’s Voting Recommendation	More Information
PROPOSAL 1 Elect as directors the ten nominees identified in the Proxy Statement	FOR each nominee	Page 62
PROPOSAL 2 Ratify selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR	Page 62
PROPOSAL 3 Advisory vote on executive compensation	FOR	Page 65
Stockholder Proposals (if properly presented at the meeting):
PROPOSAL 4 Stockholder proposal entitled “Support an independent Board Chairman”	AGAINST	Page 66
PROPOSAL 5 Stockholder proposal entitled “Revisit plastic packaging policies”	AGAINST	Page 68

2

Proxy Statement Summary

Director Nominees

The following table provides summary information about the ten director nominees the Board has nominated for election at the Annual Meeting. Additional information about each nominee’s background and experience can be found beginning on page 14.

		Years of Tenure	Committee Memberships				Other Current Public Company Boards
Name and Principal Occupation	Age		AUD	FIN	NGCR	P&O
John P. Bilbrey Independent Executive Chair of the Board, Olaplex Holdings, Inc.	68	10					Elanco Animal Health Inc. Olaplex Holdings, Inc. Tapestry, Inc.
John T. Cahill Independent Vice Chair, The Kraft Heinz Company	67	20					American Airlines Group Inc. Autodesk, Inc. The Kraft Heinz Company
Steven A. Cahillane Independent Chairman, President and Chief Executive Officer, Kellanova	59	2					Kellanova
Lisa M. Edwards Independent Former Executive Chair, Diligent Institute	57	6
C. Martin Harris Independent Vice President of the Health Enterprise and Chief Business Officer, Dell Medical School	68	9					Claritev Corporation Thermo Fisher Scientific Inc.
Martina Hund-Mejean Independent Former Chief Financial Officer, Mastercard Incorporated	64	5					GE Vernova Inc. Prudential Financial, Inc.
Kimberly A. Nelson Independent Former Senior Vice President, External Relations, General Mills, Inc.	62	4					Cummins Inc. Tate & Lyle PLC
Brian O. Newman Independent Former Executive Vice President and Chief Financial Officer, United Parcel Service, Inc.	56	1
Lorrie M. Norrington Independent, Lead Director Operating Partner, Lead Edge Capital LLC	65	10					Asana, Inc. Autodesk, Inc.[1] HubSpot, Inc.
Noel Wallace Chairman, President and Chief Executive Officer, Colgate-Palmolive Company	60	6

AUD Audit FIN Finance NGCR Nominating, Governance & Corporate Responsibility P&O Personnel & Organization	Member	Chair

1 Ms. Norrington will not stand for re-election at Autodesk Inc.’s 2025 Annual Meeting of Stockholders in June 2025.

Director Nominee Highlights

Board Composition

4/10 women	3/10 members of underrepresented communities	7.4 years average tenure of independent nominees	62.6 average age	44% of independent directors refreshed since 2020

Director Nominee Experience, Skills and Qualifications

The Nominating, Governance and Corporate Responsibility Committee (the “NGCR Committee”) seeks to compose a Board with members who have a broad range of experiences, skills and different perspectives. In addition to academic achievement and a strong moral and ethical character, the following skills and attributes were all considered by the Board in connection with this year’s director nomination process:

2025 Proxy Statement	3

Proxy Statement Summary

Governance Highlights

The Board believes that excellence in corporate governance accompanies and greatly aids our long-term business success and that we have consistently been at the forefront of excellent corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value. The governance section beginning on page 6 describes our corporate governance framework and commitment, which include the following highlights:

BOARD FOCUSED ON KEY STRATEGIC PRIORITIES
✔ Board plays major role in overseeing business strategy and performance, risk management, Company culture and succession planning
✔ Board and management focus on sustainability, human capital matters and cybersecurity
FOCUS ON BOARD PERFORMANCE
✔ Board composition defined by strong leadership and experience
✔ Strong record of Board refreshment and mix of tenure of directors (four new independent directors joined since 2020)
✔ Strong focus on having a range of backgrounds, perspectives, skills and experiences represented on the Board
✔ 99% average attendance of incumbent directors at Board and committee meetings in 2024
✔ Mandatory retirement age of 72 provides a mechanism for regular Board refreshment
✔ Directorship limits and related policies prevent overboarding
✔ Annual Board and committee self-evaluations
✔ Regular independent director evaluations conducted by an external facilitator
✔ Regular review of committee charters, corporate governance guidelines, director qualifications and related policies
ALIGNMENT WITH STOCKHOLDER INTERESTS
✔ Substantial majority of director compensation paid in Colgate equity
✔ Robust stock ownership requirements for directors and officers
✔ Prohibitions on insider trading and hedging or pledging Company stock
✔ Stringent clawback policies
✔ Pay-for-performance philosophy
✔ Robust annual stockholder engagement program
BOARD INDEPENDENCE
✔ Strict director independence standards
✔ 9 out of 10 director nominees are independent (all except for the Chief Executive Officer)
✔ Board committees are 100% independent
✔ Robust independent Lead Director duties
✔ Executive sessions of independent directors are held at every regularly scheduled Board meeting
STOCKHOLDER RIGHTS
✔ Annual election of all directors
✔ Majority voting and director resignation policy for directors in uncontested elections
✔ Annual “say on pay” advisory vote
✔ Stockholders have ability to call special meetings (15% threshold) and to act by written consent
✔ Stockholders have proxy access right

4

Proxy Statement Summary

Executive Compensation Program Highlights

The key principles underlying our compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices.

In 2024, the compensation of the Named Officers (as defined in the Compensation Discussion and Analysis, or “CD&A”) was designed so that approximately 75% to 90% of their target direct compensation (salary and target annual and long-term incentives) would be incentive compensation. We use performance measures for our incentive programs that are tied to our growth strategy, are used to evaluate the success of our business and are highly correlated with long-term shareholder return and set incentive targets in line with our publicly announced guidance. Annual and long-term incentive award payments vary from target levels based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our common stock (“Common Stock”).

Evolution of Strategic Measure in 2024 Annual Incentive Program

Since 2021 our annual incentive program has, in addition to financial goals, included a performance measure based on strategic initiatives, representing 20% of the annual bonus opportunity. In 2024, the Board’s compensation committee, known as the Personnel and Organization Committee (the “P&O Committee”), reviewed the performance measures included in the strategic measure to ensure they continue to align with our strategic priorities. Following this review, the P&O Committee made two adjustments to the performance measures included in the strategic measure: (i)  adjusting the performance measure tied to our innovation progress to further emphasize the acceleration of disruptive and transformational innovation and (ii) replacing the digital transformation performance measure with one tied to delivering a superior experience for our consumers. The P&O Committee determined these changes were warranted in recognition of our success in embedding a digital commerce focus within the Company and our desire to focus on impactful, premium innovation and ensuring consumers receive a superior experience with our brands on store shelves and online. Therefore, for 2024 the strategic measure considered our overall performance on accelerating innovation, driving superior consumer experience, supporting our culture of inclusion and progressing our sustainability initiatives. See page 39 of the CD&A for further detail regarding how the P&O Committee measured achievement against the strategic measure. The remaining 80% of the annual bonus opportunity was determined by our achievement against our organic sales growth and earnings per share goals.

Compensation Governance

Our key executive compensation practices include the following:

✔	High percentage of compensation is variable and is tied to annual and long-term performance	✔	Double-trigger vesting of severance payments upon change in control
✔	Multiple performance measures used	✔	No executive officer employment agreements
✔	Robust stock ownership guidelines	✔	No hedging or pledging of Colgate stock is permitted
✔	Clawback policies tied to financial restatements or code of conduct violations	✔	No backdating, springloading or repricing of stock options
✔	Only perquisite is use of car and driver for CEO	✔	No tax gross-ups on perquisites or severance

Please see the CD&A beginning on page 28 for a detailed description of our executive compensation programs.

2025 Proxy Statement	5

Governance

Our Corporate Governance Commitment

We are a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. The Board believes that excellence in corporate governance accompanies and greatly aids our achievement of this purpose, as well as our long-term business success. Our strategy is based on delivering consistent compounded earnings per share growth through driving organic sales growth and operational efficiencies and leveraging the strength of our balance sheet. We believe increased household penetration and improved brand health are the keys to consistent organic sales growth and aim to achieve these through science-led, core and premium innovation, pursuing higher-growth adjacent categories and segments and expanding in faster-growing channels and markets. We aim to deliver margin expansion and cash flow growth through operating leverage and efficiency. We also seek to lead in the development of human capital and to maximize the impact of our Sustainability & Social Impact Strategy, which we believe are important investments to drive superior total shareholder return. The Board has been at the center of these key priorities, helping to design and implement them across the organization, and seeing that they guide our operations.

Board Independence, Expertise and Accountability

Strict Director Independence Standards

With the exception of Noel Wallace, our Chairman of the Board, President and Chief Executive Officer (the “CEO”), the Board is comprised entirely of independent directors. All members of the Audit Committee, the Finance Committee, the NGCR Committee and the P&O Committee are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or our senior management that may in fact or in appearance impair the director’s ability to make independent judgments or compromise the director’s objectivity and loyalty to stockholders. Based on this principle, the Board adopted director independence standards that outline the types of relationships, both personal and professional, between directors and the Company, our senior management, other directors and third parties that, if present, would preclude a finding of independence. These standards, which are stricter than those required by the listing standards of the New York Stock Exchange (the “NYSE”), guide the Board’s annual affirmative determinations of independence. A copy of the standards is available on our website. For more information regarding our independence standards and the Board’s determinations of independence, see “Director Independence.”

Lead Director/Executive Sessions

The independent directors of the Board meet in executive session, without any members of management present, at every regularly scheduled Board meeting. The Lead Director chairs these sessions. The Lead Director serves a three-year term and is selected by the independent directors following nomination by the NGCR Committee. Lorrie M. Norrington is currently serving as our independent Lead Director. For more information regarding the Board’s leadership structure and the responsibilities of the Lead Director, see “Board Structure and Responsibilities—Board Leadership Structure.”

All Directors Elected Annually by Majority Vote

The Board is accountable to stockholders through the annual election of all directors by majority vote. We have never had a staggered board. Under our by-laws, in uncontested elections for directors, if a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast, the by-laws require the director to promptly tender their resignation to the Board. The NGCR Committee will then consider the resignation and make a recommendation to the Board.

Proxy Access

Our by-laws permit a group of up to 20 stockholders who have owned at least three percent of our outstanding Common Stock continuously for at least three years to submit director nominees (up to the greater of two individuals or 20% of the Board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

Audit Committee Independence and Financial Literacy

All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined under the rules of the Securities and Exchange Commission (the “SEC”), and that they meet the independence and financial literacy requirements of the NYSE.

6

Governance

Board Experience

As our present directors exemplify, we value the following attributes in Board members:

●	enterprise leadership experience

●	experience in one or more of the following areas: digital, technology and innovation; finance; our or a complementary industry or field; risk management and cybersecurity; and/or sustainability and social responsibility

●	international experience

●	corporate governance experience

●	academic achievement

●	strong moral and ethical character

Fifty percent of director nominees are female and/or members of underrepresented communities. A copy of our criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on our website.

Board Focused on Key Strategic Priorities

Strategic Role of Board

The Board plays an essential role in developing, guiding and overseeing our business strategy. It was deeply involved in the development of our strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include reviews of the strategic choices we are making and the capabilities needed to deliver against our goals, as well as reviews of operating divisions, product categories and competitive and marketplace trends.

Role of Board in Risk Management

The Board oversees our risk management process to ensure it is properly designed, well-functioning and consistent with our overall corporate strategy. Annually, the Board or relevant committee reviews the top risk areas identified by management and receives reports more regularly for certain risk areas to ensure risks are being adequately managed. See “Board Structure and Responsibilities—Board Role in Risk Oversight” for more information about our risk management process.

Oversight of Company Culture

The Board believes that our culture and our core corporate values of being Caring, Inclusive and Courageous are critical to our business success. It monitors the ongoing impact of those values and our culture in various ways, including by visiting our operations and reviewing the results of employee engagement surveys and related responsive actions.

Succession Planning

The Board has extensive involvement in succession planning and people development, with special focus on CEO succession. It discusses potential successors to key executives, regularly interacts with key executives and potential successors and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding our people development initiatives.

Cybersecurity

The Board is focused on cybersecurity. Specific responsibility for cybersecurity oversight is delegated to the Audit Committee, and four directors have considerable experience in this area. Our Chief Information Security Officer reports to the Audit Committee on cybersecurity quarterly, or more frequently if circumstances warrant, including regarding relevant cybersecurity incidents impacting the Company and on topics related to information security, data privacy and cyber risks and mitigation strategies. In addition, outside experts periodically present to the Board on cybersecurity. For more information about our cybersecurity risk management and governance practices, please see Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2024.

Sustainability and Social Impact

Sustainability is critically important to our overall business and growth strategy. Our 2025 Sustainability & Social Impact Strategy is focused on three key ambitions—preserving our environment by accelerating action on climate change and reducing our environmental footprint; helping millions of homes by designing more sustainable products and empowering people to develop healthier habits; and driving social impact with a commitment to helping to ensure the wellbeing of all people and their pets. These ambitions are supported by actionable targets. As discussed further in our 2024 Climate Transition & Net Zero Action Plan, these actionable targets include science-based near-term, long-term and

2025 Proxy Statement	7

Governance

Net Zero 2040 emissions targets across our operations and value chain, which have been approved by The Science Based Targets initiative (SBTi). Please see the inside back cover of this Proxy Statement for highlights of our progress and the Sustainability section of our website for more information regarding our 2025 Sustainability & Social Impact Strategy.

The NGCR Committee oversees our 2025 Sustainability & Social Impact Strategy and receives regular updates from management on sustainability matters, risks and opportunities, including our efforts to accelerate action on climate change, reduce our environmental footprint and achieve our sustainability targets. To integrate sustainability tracking and disclosures into our business strategy, operations and employee review process, our global sustainability initiatives are among the individual objectives used to determine the compensation for many of our senior managers. In addition, to further emphasize the importance of executing on our sustainability strategy, the P&O Committee has included a sustainability component in the strategic measure of our annual incentive program applicable to all executives since 2022. Additional information about our strategy and processes for identifying, assessing and managing climate-related risks and opportunities, including governance, metrics and targets, can be found in the Sustainability section of our website, including our annual Sustainability & Social Impact Report and our 2024 Climate Transition & Net Zero Action Plan. References to these reports and our website are for informational purposes only and neither the reports nor the other information on our website is incorporated by reference into this Proxy Statement.

Human Capital

We believe Colgate people are crucial to our ongoing business success and aim to recruit, develop and retain strong talent with diverse backgrounds and perspectives. As the owner of the world’s most penetrated brand, our business success relies on our ability to market our brands to consumers around the world. We believe having a workforce that can speak to our consumers in an authentic manner enables us to increase our household penetration, an important part of our business strategy. We are committed to fostering a sense of belonging that embodies our purpose and values, which are essential to how we drive innovation and growth. We celebrate differences, emphasize the importance of inclusion and belonging for everyone and value the contributions of all Colgate people. At Colgate, we are proud of our collaborative spirit - what we call The Power of WE.

We are committed to getting better every day in all that we do, as individuals and as teams. We seek to foster an inclusive and supportive workplace that promotes the growth and development of all employees, supported by a robust learning culture that aligns with our business needs. We are also committed to listening to our employees and seeing how the company is evolving and growing through regular employee engagement surveys.

As a truly global company, with employees in over 100 countries and products marketed in over 200 countries and territories throughout the world, it is important that our employees reflect the communities in which we live and work. For more detail about the composition of our workforce and our most recent EEO-1 reports, please see our website. References to these reports and to our website are for informational purposes only and neither the reports nor the other information on our website is incorporated by reference into this Proxy Statement.

Directors are Stockholders

Director Compensation in Stock

On average, 71% of a non-employee director’s compensation was paid in Colgate equity in 2024. For more information regarding director compensation, see “Compensation of Directors.”

Significant Levels of Director Stock Ownership

Board members own significant amounts of Colgate stock. Under our stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual share grant. For more information on director stock ownership, see “Stock Ownership—Stock Ownership of Directors and Executive Officers.”

Established Policies Guide Governance and Business Integrity

Corporate Governance Guidelines

The corporate governance guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues, which the Board believes are best practice. As part of its ongoing review of best practices in corporate governance, the Board periodically reviews and updates the guidelines. A copy of the guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues,” is available on our website.

Code of Conduct

The Board sponsors our Code of Conduct, which promotes the highest ethical standards in all of our business dealings. The Global Ethics and Compliance function, headed by a corporate officer who reports to the CEO and provides reports directly to the Audit Committee, oversees compliance with these standards and periodically reviews and updates the

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Governance

Code of Conduct in conjunction with our Global Legal Organization. The Code of Conduct applies to our directors and employees, including the CEO, the Chief Financial Officer and the Controller (who is our principal accounting officer), and satisfies the SEC’s requirements for a code of ethics for senior financial officers. The Code of Conduct is available on our website.

Business Integrity Initiatives

The Board supports our efforts to effectively communicate our commitment to ethical business practices, which are led by our Global Ethics and Compliance function. To further this goal, all of our directors and employees worldwide are required to annually certify that they understand and comply with the Code of Conduct. In addition, all of our directors and employees worldwide participate in regular training programs regarding the Code of Conduct, and our salaried and clerical employees participate in additional periodic training programs regarding Colgate’s values, ethical leadership and the applicable laws and regulations that govern our business practices around the world.

Political Expenditures

As set forth in our Code of Conduct and our Political Contributions Policy, we have a longstanding policy against making direct or indirect contributions to any political party or candidate. In addition, each year, we advise our U.S. trade associations of this policy to prevent the use of Company dues or contributions for any such expenditures and request that such associations that receive at least $10,000 annually from us confirm their compliance with this policy. The Political Contributions Policy is available on our website.

Restrictions on Hiring Audit Firm Employees

To bolster the independence of our independent registered public accounting firm and the integrity of our internal financial reporting and audit processes, we have a longstanding policy prohibiting us from hiring any partners or managers engaged in an audit of Colgate or any employees engaged in the corporate portion of an audit of Colgate from PricewaterhouseCoopers LLP, our independent registered public accounting firm, within five years of the end of their engagement without the approval of the Audit Committee.

Hedging and Pledging Policies

To further ensure that the interests of our directors, officers and senior managers are aligned with those of our stockholders, we prohibit our directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of our stock, as further described in the CD&A. We also strongly discourage all other employees from entering into such transactions. Further, to prevent forced sales of Colgate stock by our directors and officers, we prohibit our directors and officers from pledging Colgate stock.

Clawback Policies

In accordance with NYSE listing standards, we have adopted a mandatory clawback policy that requires us to recoup excess incentive compensation paid to our executive officers as a result of a financial restatement, regardless of any misconduct or fault on the part of the executive officer. We also continue to maintain a broader, discretionary clawback policy that permits us to recoup cash and equity incentive compensation (both time-based and performance-based) made to our executive officers and other executives subject to the policy in the event of a financial restatement or if the executive engaged in conduct that violates our Code of Conduct. In addition, our equity award agreements include non-competition, non-solicitation and non-interference restrictions in the event of an employee’s departure from Colgate. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of equity awards.

Direct Access to Management

Management Participation at Board Meetings

Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

Direct Access to Management

The Board’s direct access to management continues outside the boardroom in discussions and working groups with corporate officers, division presidents and other employees, often without the CEO present. Directors are invited to and do contact senior managers directly with questions and suggestions. In particular, committee chairs work closely with relevant members of senior management regarding committee agendas and activities.

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Governance

Ensuring Management Accountability

Performance-Based Compensation

We have linked the pay of our managers and employees at all levels to Colgate’s performance. As described in greater detail in the CD&A, the P&O Committee adheres to this pay-for-performance philosophy and stock-based incentive awards are a significant component of senior management’s overall compensation.

CEO Evaluation Process

The Board’s evaluation of the CEO is a formal annual process. The CEO is evaluated by the Board against the goals set each year, including both objective measures (such as earnings per share, organic sales growth and achievement of strategic initiatives) and subjective criteria (such as leadership and demonstration of our core values). As part of the overall evaluation process, the Board and the Lead Director meet informally with the CEO to give feedback on a regular basis.

Board Practices Promote Effective Oversight

Board Size

Designed to maximize board effectiveness, our by-laws fix the number of directors between seven and fifteen. The number of directors is currently fixed at ten, and ten directors have been nominated for election at the Annual Meeting.

Board Retirement Age

Our by-laws mandate that no director may stand for re-election after their 72nd birthday, which provides a mechanism for regular Board refreshment.

Directorship Limits

To ensure that directors are able to devote sufficient time to properly discharge their duties, our corporate governance guidelines provide that directors should not serve on more than three other public company boards. All directors are in compliance with this policy. Directors are also required to seek the approval of the NGCR Committee prior to joining any corporate board or assuming a leadership position (e.g., chair, lead director or committee chair) on a corporate board or upon a material change in their qualifications or status. In addition, the NGCR Committee conducts an annual review of director time commitments, with consideration given to public company board leadership positions and other director time commitments, to ensure they continue to have sufficient availability.

Audit Committee Limits

Our corporate governance guidelines also provide that Audit Committee members may only serve simultaneously on the audit committees of two other public companies unless the Board first determines that simultaneous service on three other public company audit committees would not impair the director’s ability to serve effectively on our Audit Committee. John T. Cahill, the chair of the Audit Committee, currently serves as a member of the audit committees of three other public companies. Prior to Mr. Cahill joining his third other audit committee in January 2025, the Board determined that such service would not impair his ability to serve effectively on our Audit Committee. Mr. Cahill attended 100% of our Board and committee meetings in 2023 and 2024 and has substantial experience with finance and accounting, including past service in financial leadership roles including as Chief Financial Officer of The Pepsi Bottling Group, Inc.

Meeting Attendance

Directors are expected to attend all Board meetings, the Annual Meeting of Stockholders and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting due to conflicts or unforeseen circumstances. On average, each incumbent director attended 99% of the meetings of the Board and the committees on which he or she served in 2024. No incumbent director attended less than 75% of these meetings. Nine of the ten directors who were elected to the Board at the 2024 Annual Meeting were in attendance.

Continuous Improvement Through Evaluation and Education

Board and Committee Self-Evaluation Process

The Board continually seeks to improve its performance. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. The following topics may be considered during such evaluations: board responsibilities (including financial oversight, risk oversight, succession planning, executive compensation, strategic planning, corporate governance, oversight of sustainability issues and ethics and compliance), board composition, board structure and board culture. Self-evaluations of each of the Board’s committees are also conducted annually.

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Governance

Through our multi-step evaluation process, each director has the opportunity to provide feedback on the effectiveness of the Board and committees:

In addition to the annual formal evaluation process, directors share perspectives, feedback and suggestions throughout the year, both during and outside of Board and committee meetings.

Individual Director Evaluations

Complementing the annual Board and committee self-evaluations, the Board has also developed an individual director evaluation process to be used every three years. Using director effectiveness criteria selected by the Board following consultation with an external facilitator, directors evaluate their peers and the resulting feedback is shared with individual directors by the external facilitator. This process, which the Board most recently conducted in 2023, enables directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

Director Orientation and Ongoing Education

We have a comprehensive orientation program for all new directors with respect to their role as directors. New directors meet with representatives from all of Colgate’s global functions in their first few months to learn about Colgate’s business and strategy, research and development, executive compensation policies and practices, supply chain, sustainability, litigation and corporate governance policies.

In addition, outside experts periodically present to the Board on various subjects. During 2024, such subjects included governance, marketing strategy and consumer insights and executive compensation trends. From time to time, our directors also visit Colgate operations, deepening their understanding of our business. In 2024, they visited our global technology center in Piscataway, New Jersey.

The Board of Directors

The Board oversees our strategy, business, performance, assets, affairs, culture, values and financial integrity. In accordance with our longstanding practice, the Board is independent, consisting of a substantial majority of outside directors. Currently, the Board has ten directors, with nine independent directors and one employee director, Noel Wallace, who is our President and CEO and Chairman of the Board.

During 2024, the independent directors met in executive session without Mr. Wallace or other members of management present at every regularly scheduled Board meeting.

The Board met seven times during 2024. On average, the incumbent directors attended 99% of the meetings of the Board and the committees on which they served in 2024.

Director Experience, Skills and Qualifications

The Board selects director candidates based on the recommendation of the NGCR Committee. The NGCR Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of Colgate and the Board at the time as well as anticipated future needs. We have engaged a third-party international executive search firm to assist the NGCR Committee in identifying and evaluating potential director candidates.

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Governance

The NGCR Committee seeks to compose a Board with members who have a broad range of experiences and skills and different perspectives, with a particular emphasis on enterprise leadership experience; experience in digital, technology and innovation, finance, our or a complementary industry or field, risk management and cybersecurity and/or sustainability and social responsibility; international experience; corporate governance experience; academic achievement; and strong moral and ethical character. This variety and depth of experience enables the Board collectively to understand our global business and our consumers around the world and the directors individually to make significant contributions to the deliberations of the Board.

The Board has adopted a written statement, known as the Independent Board Candidate Qualifications and made available on our website, outlining the qualities sought in our directors. This statement, which is refreshed periodically and was most recently updated in March 2025, is used by the NGCR Committee in evaluating individual director candidates. It highlights the following skills and experiences, among others, as being important to creating an effective, well-rounded and diverse Board:

Experience, Skill or Qualification	Rationale
Enterprise Leadership—Is or has been the Chief Executive Officer, Chief Operating Officer or other high level executive at a complex public corporation or held a comparable position in the nonprofit sector or government and has experience with strategy and fostering company culture.	Directors who have served in these roles possess exceptional leadership qualities and demonstrate a practical understanding of how large organizations operate, including strategic planning, productivity and fostering company culture. Further, their experiences and leadership skills enable them to provide perspectives on our business growth strategies and help identify and develop other successful leaders.
Digital, Technology and Innovation—Has experience with eCommerce, digital marketing, data and analytics, artificial intelligence, information technology and/or digital transformation, or relevant innovation experience including with new technologies, product development or scientific research.	We are focused on maximizing growth in an omnichannel environment, using digital marketing as a way of reaching today’s consumers and innovating to drive growth. Directors with experience in those fields are therefore able to provide insights that help us advance powerful commercial strategies in the rapidly evolving digital and commercial landscapes. In addition, directors with expertise in data and analytics, information technology or digital transformation, including enterprise software, artificial intelligence and machine learning, provide helpful oversight with respect to the use of technology to gain insights and drive productivity and efficiency of operations.
Finance—Has a background in finance, including an understanding of accounting and financial reporting processes, complex financial transactions and/or strategic mergers and acquisitions.	We use a variety of financial metrics to measure our performance, and accurate financial reporting and accounting are critical to our success. Therefore, directors with financial experience, including an understanding of accounting and financial reporting processes, provide an essential oversight role. In addition, directors who have experience with strategic mergers and acquisitions provide helpful perspectives and oversight as we evaluate and implement strategic transactions.
Industry—Has experience in the fast-moving consumer goods industry, a complementary industry (such as healthcare or pharmaceutical) or a complementary field (such as public health).	Directors with experience in the fast-moving consumer goods industry have experience with manufacturing, marketing and selling products and consumer engagement and therefore can provide valuable market and consumer insights and help us identify potential changes in consumer needs and buying habits. Directors with experience in complementary industries (such as healthcare or pharmaceutical) or fields (such as public health) also bring important perspectives and knowledge to our business, including with respect to engagement with dental, veterinary and skin health professionals.
Risk Management and Cybersecurity—Has experience with overseeing and managing risk management processes, including with respect to cybersecurity.	Directors with experience overseeing and managing risk management processes play a critical role in the Board’s oversight of our enterprise risk management process. Experience and/or qualifications in cybersecurity enable an understanding of the threat landscape, mitigation of cyber risk and evaluation of preparedness to lead through a potential significant cybersecurity incident.
Sustainability and Social Responsibility—Has experience with sustainability, social responsibility or human capital matters.	Given the critical importance of sustainability and human capital matters to our culture, business and growth strategy, directors with experience with sustainability and social responsibility issues strengthen the Board’s oversight of these matters, including the risks and opportunities associated with them. They also bring important perspectives to our business, including with respect to our 2025 Sustainability & Social Impact Strategy and initiatives such as our Bright Smiles, Bright Futures oral health education program.
International—Has significant international experience, whether through managing international business operations or living and working outside the United States; an understanding of the language and culture of non-English speaking countries is also important.	Since approximately two-thirds of our net sales are generated outside the United States and we are focused on continuing to drive household penetration in markets with growing populations, having directors with experience managing international operations is essential. Exposure to different cultural perspectives and practices is also important in helping us meet the needs of our global consumers in the over 200 countries and territories worldwide in which we market our products.
Corporate Governance—Has sufficient applicable experience to understand and fulfill the legal and other responsibilities of an independent director of a U.S.-based public company.	Excellence in corporate governance accompanies and greatly aids our long-term business success, including by promoting transparency, accountability and promotion of stakeholder value. Having directors with experience serving as directors or governance executives of other U.S. public companies helps ensure the Board deeply understands its roles and duties and we remain at the forefront of excellent corporate governance.

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The NGCR Committee expects each of our directors to have the personal qualities necessary to make a substantial contribution to the Board, including high moral and ethical standards, strong communication and interpersonal skills, a commitment to Colgate’s success and the willingness and ability to devote sufficient time to discharge their duties. Prospective directors should not currently be, or have been within the past three years, an officer or director of a competitor. If proposed as an independent director, prospective directors must also satisfy our director independence standards.

In addition, the NGCR Committee has a policy of promoting diverse backgrounds and perspectives on the Board, as it believes the Board should constantly be striving to reflect the communities in which we operate. The NGCR Committee implements this policy through its director recruitment efforts and assesses the effectiveness of the policy regularly through Board and committee self-evaluations.

The NGCR Committee will consider director candidates recommended by stockholders and others if such candidates meet our criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the NGCR Committee or the Company Secretary and should include a description of the qualifications of the proposed candidate. Any of our stockholders may also nominate a director at a stockholders’ meeting, and eligible stockholders may also nominate directors for inclusion in our proxy statement, in each case in accordance with the requirements of our by-laws relating to stockholder nominations as described in “Questions and Answers About Our Annual Meeting—Who nominates the directors?”

The table below provides a high-level summary of the particular skills and qualifications of each of the ten director nominees approved by the NGCR Committee for election at the Annual Meeting. Biographical information and additional detail regarding the director nominees’ particular skills and qualifications follows. The absence of a reference to a qualification for an individual director nominee does not mean that the nominee does not possess that qualification, but rather that it is not one of the specific qualifications for which the nominee has been proposed. All nominees have been directors since last year’s annual meeting.

John P. Bilbrey
John T. Cahill
Steven A. Cahillane
Lisa M. Edwards
C. Martin Harris
Martina Hund-Mejean
Kimberly A. Nelson
Brian O. Newman
Lorrie M. Norrington
Noel Wallace

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John P. Bilbrey	Independent

Age: 68

Director since 2015

Committees:
Finance, P&O (Chair)

Other Public Company Directorships:
Elanco Animal Health
Incorporated (since 2019)
Olaplex Holdings, Inc.
(since 2023)
 Tapestry, Inc.
 (since 2020)
 Former (During Past 5 Years):
Campbell Soup Company
(until 2023)

Mr. Bilbrey has served as Executive Chair of the Board of Olaplex Holdings, Inc. (“Olaplex”), a prestige haircare company, since July 2023 and served as Interim Chief Executive Officer of Olaplex from October 2023 to December 2023. He previously served as President and Chief Executive Officer of The Hershey Company (“Hershey”), a multinational consumer food company, from 2011 until his retirement in 2017. He also served as Chairman of the Board of Directors of Hershey from 2015 to 2017 and as Non-Executive Chairman from 2017 to 2018. Mr. Bilbrey joined Hershey as Senior Vice President, President Hershey International in 2003 and served as Senior Vice President, President Hershey North America from 2007 to 2010 and as Executive Vice President and Chief Operating Officer from 2010 to 2011. Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, and previously spent 22 years at The Procter & Gamble Company (“Procter & Gamble”). Mr. Bilbrey also serves on the Kansas State University Foundation Board of Directors.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as Chief Executive Officer and Chief Operating Officer of Hershey.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Hershey and Procter & Gamble and expertise in marketing through leadership roles at consumer-focused companies.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Hershey and significant mergers and acquisitions and business integration experience throughout his career.

International

Experience managing Hershey’s international operations and living and working in foreign countries.

Corporate Governance

Experience serving as a director of other U.S. public companies.

John T. Cahill	Independent

Age: 67

Director since 2005

Committees:
Audit (Chair), Finance

Other Public Company Directorships:
American Airlines
Group Inc. (since 2013)
Autodesk, Inc.
(since 2024)
The Kraft Heinz Company
 (since 2015)

Mr. Cahill has served as Vice Chair of The Kraft Heinz Company, a multinational food and beverage company, since 2015 after serving as Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft”) from 2014 until its merger with H.J. Heinz Holding Corporation in 2015. Mr. Cahill previously served as Executive Chairman of Kraft from 2012, when Kraft was spun off from Kraft Foods Inc. (“Kraft Foods”), until 2014, when he was elected Non-Executive Chairman. He served as Executive Chairman of Kraft Foods North America in 2012. Mr. Cahill was an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 through 2011. He previously served The Pepsi Bottling Group, Inc. (“PBG”) in a variety of leadership positions culminating in Chairman and Chief Executive Officer. He also held multiple senior financial and operating leadership positions at PepsiCo Inc. (“PepsiCo”).

Skills and Qualifications:

Finance

Strong knowledge of business finance and financial statements through service as Chief Financial Officer of PBG, Kentucky Fried Chicken and Pepsi-Cola North America and as Senior Vice President and Treasurer of PepsiCo and significant mergers and acquisitions and business integration experience throughout his career.

Risk Management and Cybersecurity

Significant experience overseeing enterprise risk management through service as Chief Financial Officer at several companies.

Enterprise Leadership

Extensive operational leadership experience through service as Chairman and Chief Executive Officer of Kraft and as Chairman and Chief Executive Officer of PBG.

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at Kraft and nearly 20-year career at PepsiCo and PBG.

International

Experience managing international operations for PBG.

Corporate Governance

Experience serving as a director of other U.S. public companies.

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Governance

Steven A. Cahillane	Independent
Age: 59 Director since 2023 Committees: NGCR, P&O Other Public Company Directorships: Kellanova (previously Kellogg Company) (since 2017)	Mr. Cahillane has been President and Chief Executive Officer of Kellanova (formerly known as Kellogg Company), a global snacks-led company, since 2017 and Chairman of the Board since 2018. Prior to joining Kellanova, from 2014 to 2017, Mr. Cahillane served as President and Chief Executive Officer of The Nature’s Bounty Co. (“Nature’s Bounty”). Mr. Cahillane previously spent seven years with The Coca-Cola Company (“Coca-Cola”) culminating as Executive Vice President of Coca-Cola and President of Coca-Cola Americas. Prior to that, Mr. Cahillane served as President of various Coca-Cola operating groups.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as President and Chief Executive Officer of Kellanova and Nature’s Bounty and as head of various operating groups at Coca-Cola.

Industry

In-depth knowledge of fast-moving consumer goods and health and nutrition industries through experience at Kellanova, Nature’s Bounty and Coca-Cola and expertise in marketing through leadership roles at consumer-focused companies.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and operating budgets and financial statements at Kellanova and significant mergers and acquisitions and business integration experience throughout his career.

International

Experience managing Kellanova’s international operations.

Corporate Governance

Experience serving as a director of another U.S. public company.

Lisa M. Edwards	Independent
Age: 57 Director since 2019 Committees: Audit, Finance Other Public Company Directorships: None	Ms. Edwards served as Executive Chair of Diligent Institute, a governance think tank owned by Diligent Corporation (“Diligent”), from November 2022 to October 2024. She previously served as President and Chief Operating Officer of Diligent, a governance software company, from 2020 to 2022. Prior to joining Diligent, she served as Executive Vice President, Strategic Business Operations, Customer and Partner Engagement of Salesforce.com, Inc. (“Salesforce”), an enterprise software company, from 2017 to 2020. She joined Salesforce in 2012 as Executive Vice President, Finance, Head of Global Corporate Services and Chief Procurement Officer. Ms. Edwards previously served in several senior management roles at Visa Inc. (“Visa”), including as Senior Vice President and Head of Global Business Development and IP Strategy. Prior to that, she was an entrepreneur after starting her career at Bain & Company. Ms. Edwards also received a Master of Science degree in Cybersecurity Risk and Policy from New York University in 2024.

Skills and Qualifications:

Digital, Technology and Innovation

Significant experience with information technology, including data and analytics, eCommerce and digital transformation through service at Diligent, Salesforce and other companies.

Risk Management and Cybersecurity

MS in Cybersecurity Risk and Policy from New York University and significant experience with cybersecurity through service at Diligent Institute, Diligent and other companies.

Sustainability and Social Responsibility

Certifications in and experience with sustainability and social responsibility matters through service at Diligent Institute and Diligent.

Corporate Governance

Strong knowledge of corporate governance practices through service as Executive Chair of Diligent Institute and President and Chief Operating Officer of Diligent.

Enterprise Leadership

Extensive operational leadership experience as President and Chief Operating Officer of Diligent and as head of various functions at Salesforce and Visa.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at Diligent and through service as Executive Vice President, Finance at Salesforce and significant mergers and acquisitions and business integration experience throughout her career.

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Governance

C. Martin Harris	Independent

Age: 68

Director since 2016

Committees:
NGCR (Chair), P&O

Other Public Company

Directorships:

Claritev Corporation

(since 2021)

Thermo Fisher Scientific

Inc. (since 2012)

Former (During Past 5 Years):

Agiliti, Inc. (until 2024)

Healthstream, Inc.

(until 2021)

Invacare Corporation

(until 2022)

Dr. Harris has served as Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas at Austin since 2016. Dr. Harris previously served as Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation, a non-profit academic medical center, and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine from 1996 to 2016. Additionally, from 2000 to 2016, he was Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Prior to joining the Cleveland Clinic, Dr. Harris spent 14 years with the School of Medicine at the University of Pennsylvania.

Skills and Qualifications:

Digital, Technology and Innovation

Significant experience with information technology, including data, through service at the Dell Medical School, the Cleveland Clinic and the University of Pennsylvania.

Risk Management and Cybersecurity

Significant experience with cybersecurity through service at the Dell Medical School and the Cleveland Clinic.

Industry

In-depth knowledge of and expertise in public health, a complementary field.

Sustainability and Social Responsibility

Experience with social responsibility through expertise in the public health field.

Corporate Governance

Experience serving as a director of other U.S. public companies.

Martina Hund-Mejean	Independent

Age: 64

Director since 2020

Committees:
Audit, Finance (Chair)

Other Public Company Directorships:
GE Vernova Inc.
(since 2024)
Prudential Financial, Inc.
(since 2010)
Former (During Past 5 Years):
Shell plc (until 2023)

Ms. Hund-Mejean served as Chief Financial Officer of Mastercard Incorporated (“Mastercard”), a technology company in the global payments industry, from 2007 until her retirement in 2019. Prior to joining Mastercard, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd. (“Tyco”) from 2002 to 2007 and Senior Vice President and Treasurer of Lucent Technologies Inc. (“Lucent”) from 2000 to 2002. She previously held a series of finance positions of increasing responsibility at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Germany.

Skills and Qualifications:

Finance

Strong knowledge of business finance and financial statements through service as Chief Financial Officer of Mastercard, Senior Vice President and Treasurer of Tyco and Lucent and various positions at General Motors Company and significant mergers and acquisitions and business integration experience throughout her career.

Risk Management and Cybersecurity

Significant experience overseeing enterprise risk management and with cybersecurity through service as Chief Financial Officer of Mastercard.

Digital, Technology and Innovation

Significant experience with information technology, including data, as Chief Financial Officer of Mastercard.

International

Experience managing global functions for Mastercard, Tyco and Lucent, serving as a director of Shell, a public company incorporated and headquartered outside the U.S., and living and working in foreign countries (native of Germany).

Enterprise Leadership

Extensive operational leadership experience as Chief Financial Officer of Mastercard.

Corporate Governance

Experience serving as a director of other public companies.

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Kimberly A. Nelson	Independent
Age: 62 Director since 2021 Committees: NGCR, P&O Other Public Company Directorships: Cummins Inc. (since 2020) Tate & Lyle PLC (since 2019)	Ms. Nelson served as Senior Vice President, External Relations of General Mills, Inc. (“General Mills”), a multinational food company, from 2010 until her retirement in 2018. In this global role, she led sustainability, consumer relations, corporate branding and communications, government affairs and public policy and external stakeholder relations for General Mills. Ms. Nelson also served as President of the General Mills Foundation from 2011 until 2018. Previously, she held several senior brand and general management roles during her nearly 30-year career at General Mills, including serving as President of the Snack Food Division from 2004 to 2010.

Skills and Qualifications:

Industry

In-depth knowledge of fast-moving consumer goods industry through experience at General Mills and expertise in marketing through leadership roles at General Mills.

Sustainability and Social Responsibility

Certification in and experience with sustainability and social responsibility through service as Senior Vice President, External Relations at General Mills and President of the General Mills Foundation.

Enterprise Leadership

Extensive operational leadership experience through service as President of General Mills’s Snack Food Division and other management positions at General Mills.

International

Experience managing global functions for General Mills and serving as a director of Tate & Lyle, a public company incorporated and headquartered outside the U.S.

Corporate Governance

Experience serving as a director of other public companies.

Brian O. Newman	Independent
Age: 56 Director since 2024 Committees: Audit, P&O Other Public Company Directorships: None	Mr. Newman served as Executive Vice President and Chief Financial Officer of United Parcel Service, Inc. (“UPS”), a global package delivery company and provider of supply chain management solutions, from 2019 until June 2024. Prior to joining UPS, Mr. Newman spent 26 years at PepsiCo, where he served in a variety of finance leadership roles spanning Europe, Asia and North and South America. He also served as Executive Vice President for PepsiCo’s Global Operations, responsible for global operations including supply chain, global procurement, global security, enterprise risk management and transformation, and as PepsiCo’s Chief Strategy Officer.

Skills and Qualifications:

Finance

Strong knowledge of business finance and financial statements through service as Chief Financial Officer of UPS and various positions at PepsiCo and significant mergers and acquisitions and business integration experience throughout his career.

Industry

In-depth knowledge of fast-moving consumer goods industry through 26-year career at PepsiCo.

Enterprise Leadership

Extensive operational leadership experience through service as Chief Financial Officer at UPS and head of global functions at PepsiCo.

Digital, Technology and Innovation

Significant experience with eCommerce and digital transformation through service at PepsiCo, where he initiated PepsiCo’s global eCommerce business.

Risk Management and Cybersecurity

Significant experience overseeing enterprise risk management through service as Chief Financial Officer at UPS and as Executive Vice President for PepsiCo’s Global Operations.

International

Experience managing global functions for UPS and PepsiCo and living and working in foreign countries.

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Governance

Lorrie M. Norrington	Independent, Lead Director

Age: 65

Director since 2015

Committees:
Audit, NGCR

Other Public Company Directorships:
Asana, Inc. (since 2019)
 Autodesk, Inc.
(from 2011 - June 2025) HubSpot, Inc.
(since 2013)

Former (During Past 5 Years):
Eventbrite, Inc. (until 2020)

Ms. Norrington has served as an Operating Partner of Lead Edge Capital LLC, a growth equity investment firm, since 2012. Ms. Norrington previously served in several senior management roles at eBay from 2005 to 2010, including President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces, President of eBay International and CEO of Shopping.com. Prior to joining eBay, Ms. Norrington held senior positions at Intuit Inc. (“Intuit”). Prior to Intuit, she was a company officer and held a number of global operating roles, including CEO of GE FANUC, at General Electric Company (“General Electric”) over an almost 20-year period.

Skills and Qualifications:

Digital, Technology and Innovation

Significant experience with information technology and software, including data and analytics, eCommerce, digital marketing and artificial intelligence through service at eBay and Intuit and Board advisory work for other technology companies.

Risk Management and Cybersecurity

Certifications in cybersecurity oversight and significant experience with cybersecurity through service at and Board advisory work for various technology companies.

Sustainability and Social Responsibility

Experience with sustainability and social responsibility through chairing responsible committees at various U.S. public companies.

Enterprise Leadership

Extensive operational leadership experience through service as President and Chief Operating Officer of eBay Marketplaces and as head of various operating divisions at General Electric.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and significant mergers and acquisitions and business integration experience throughout her career.

International

Experience managing international operations for eBay and global businesses for General Electric.

Corporate Governance

Experience serving as a director of other U.S. public companies.

Noel Wallace	Chairman
Age: 60 Director since 2019 Committees: None Other Public Company Directorships: None	Mr. Wallace has been President and Chief Executive Officer of Colgate since 2019 and Chairman of the Board since 2020. He previously served as President and Chief Operating Officer of Colgate from 2018 until 2019, with responsibility for all of our operating units worldwide. Mr. Wallace began his career at Colgate in 1987 and progressed through a series of senior management roles around the world. Prior to being appointed President and Chief Operating Officer, he served as Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition from 2016 to 2018, as President, Colgate Latin America from 2013 to 2016 and as President, Colgate North America and Global Sustainability from 2010 to 2013.

Skills and Qualifications:

Enterprise Leadership

Extensive operational leadership experience through service as President and Chief Executive Officer and Chief Operating Officer of Colgate.

Industry

In-depth knowledge of fast-moving consumer goods industry through over 35-year career at Colgate and expertise in marketing through leadership roles at Colgate.

International

Experience managing Colgate’s international operations and living and working in foreign countries.

Sustainability and Social Responsibility

Experience with sustainability and social responsibility through service as President and Chief Executive Officer of Colgate and as President, Colgate North America and Global Sustainability.

Finance

Strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Colgate and significant mergers and acquisitions and business integration experience throughout his career at Colgate.

Corporate Governance

Past experience serving as a director of another U.S. public company.

18

Governance

Director Independence

As described above, the Board has adopted director independence standards that are stricter than those required by the listing standards of the NYSE. Specifically, a director is not considered independent if the director has any relationship with Colgate or our senior management or with another director or any other person that in the Board’s judgment may impair the director’s ability to make independent judgments. Such relationships could include voting arrangements or personal, economic or professional ties between a director and an officer of Colgate, another Colgate director or a significant stockholder of Colgate. Relationships and transactions (direct or indirect) that would preclude independence include:

●	current or former employment with Colgate;

●	affiliation with Colgate’s advisors;

●	compensation from Colgate (other than director fees);

●	material business relationships with Colgate;

●	loans between directors and Colgate or our senior management;

●	material investments with Colgate or our officers;
●	joint investments with Colgate’s officers or other directors;

●	leadership roles in charitable organizations that receive significant support from Colgate;

●	affiliation or employment with a present or former Colgate auditor; and

●	service on interlocking boards of directors or compensation committees.

A copy of the complete independence standards is available on our website.

In making its determination regarding the independence of each non-employee director, the Board considers any transactions, relationships or arrangements as required by our director independence standards. Based on these standards, the Board has determined that each current director, other than Mr. Wallace, who is our Chairman, President and CEO, is independent as there were no transactions, relationships or arrangements of the types described in our director independence standards.

Certain Relationships and Related Transactions

We have a longstanding policy prohibiting our directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in our Code of Conduct, Business Practices Guidelines and Director Independence Standards. In addition, the Board has adopted a written policy regarding related person transactions which supplements these policies by establishing additional procedures for monitoring and reviewing and, if appropriate, approving, these types of transactions. The policy covers any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which we or any of our subsidiaries was, is or will be a participant and in which a “related person” had, has or will have a direct or indirect material interest. “Related persons” means directors and executive officers and their immediate family members, and stockholders owning five percent or more of our outstanding stock.

Our Corporate Legal Department, together with the Controller’s Department, is responsible for monitoring compliance with these policies and procedures. In the rare instance where a related person transaction is determined to provide a material benefit to Colgate and our stockholders, the transaction must be submitted to the independent directors of the Board for their review. Only the independent directors of the Board may approve the transaction in accordance with the procedures for review and approval described in the policy. In the course of its review of related person transactions, the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to Colgate; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to Colgate than terms that could have been reached with an unrelated third party.

Based on our review of Company transactions, there were no transactions considered to be a related person transaction during 2024.

Compensation Committee Interlocks and Insider Participation

During 2024, the following directors were members of the P&O Committee: Dr. Harris, Ms. Nelson, Messrs. Bilbrey, Cahillane and Newman and Mr. Stephen I. Sadove (who retired from the Board in May 2024). None of the members of the P&O Committee has been an officer of Colgate and none was an employee of Colgate during 2024, and none had any relationship with us or any of our subsidiaries during 2024 that would be required to be disclosed as a related person transaction. None of our executive officers has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our Board or the P&O Committee.

2025 Proxy Statement	19

Governance

Board Structure and Responsibilities

Board Leadership Structure

The NGCR Committee regularly reviews Board leadership trends, including external practice among similarly situated companies as well as feedback from investors, and has determined that combining the positions of Chairman and Chief Executive Officer is best for us at this time. Our current Board leadership structure consists of:

Noel Wallace Chairman, President and CEO	Lorrie M. Norrington Independent Lead Director

Our Board structure ensures robust, independent oversight. Our active and independent Board, with our robust Lead Director role and independent committee chairs and committees, ensures that the Board, and not the Chairman alone, determines the Board’s focus. The Chairman is guided by these strong independent leaders and having our CEO serve as Chairman creates a bridge to management that helps provide the Board with the management support it needs. Having a unified leadership structure is particularly beneficial at this time given the dynamic consumer and retail landscape and rapidly evolving environment in which we compete. Based on these considerations, the Board believes that this is the best leadership structure for us at this time and that, operating under this structure, the Board will continue to effectively guide Colgate and represent the interests of our stakeholders. The Board believes its programs for overseeing risk, as described under “Board Role in Risk Oversight,” would be effective under a variety of leadership structures and therefore do not materially affect its choice of structure.

Board Effectiveness The Board works very effectively together	Board Committees The Board’s committees are composed solely of, and chaired by, independent directors
Board Independence 9 of 10 director nominees are independent

Executive Sessions

The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without any members of management present, chaired by the independent Lead Director

We have an independent Lead Director with significant authority and clear duties. We have long been committed to having an independent Lead Director, having first established a lead independent director position in 2003. In 2021 and 2023, the Board enhanced the duties of the independent Lead Director set forth in our corporate governance guidelines in connection with a review of external practices and in response to stockholder feedback. The role of the independent Lead Director includes the following responsibilities:

Board Leadership
●	Preside at the executive sessions of the independent directors that occur at every regularly scheduled Board meeting, any other executive session of the independent directors and any other meeting of the Board at which the Chairman is not present
●	Serve as interim Chairman if the Chairman is unable to perform their duties
●	Establish agendas for the executive sessions of the independent directors in consultation with the other directors
●	Call meetings of the independent directors
●	Authorize the retention of outside advisors and consultants who report directly to the independent directors on Board issues

20

Governance

Communicating with Management
●	After each executive session of the independent directors, provide feedback to and apprise the Chairman/CEO of the views expressed, suggestions made and decisions reached during the session
●	Meet regularly with the Chairman/CEO between meetings, including acting as a sounding board to the CEO and providing strategic counsel
●	Serve as primary liaison between the independent directors and the Chairman/CEO and management (although all independent directors are encouraged to communicate freely with the Chairman/CEO and other members of management at any time)

Board Culture
●	Together with the Chairman, facilitate the efficient and effective functioning and performance of the Board
●	Encourage and facilitate active and candid participation of all directors, including by fostering an environment of open dialogue and constructive feedback among the independent directors

Board Information, Agendas and Schedules
●	Review and approve information to be sent to the Board and provide feedback on quality, quantity and timeliness of information flow from management
●	Participate in setting, and ultimately approve, proposed Board meeting agendas
●	Solicit the other independent directors for advice on agenda items for Board meetings to help facilitate Board focus on key issues and topics of interest to the Board
●	Review and approve meeting schedules to help ensure there is sufficient time for discussion of all agenda items
●	Ensure Board meeting agendas provide the Board with the ability to periodically review and provide input on the Company’s long-term strategy and to monitor management’s execution of the long-term strategy

Performance Evaluations, Succession Planning, Recruitment and Development
●	Together with the P&O Committee, lead the annual performance evaluation of the Chairman/CEO, distinguishing as necessary between performance as Chairman and performance as CEO
●	Together with the P&O Committee, lead the CEO succession planning process and participate in talent retention and development of senior management
●	Provide guidance on Board succession and development
●	In coordination with the NGCR Committee, interview Board candidates

Stakeholder Engagement
●	Be available, as deemed appropriate by the Board, for consultation and direct communication with stockholders or other key constituents

Other
●	Facilitate the effective functioning of Board committees, as appropriate
●	Perform such other duties as the Board may specify from time to time

The Lead Director serves a three-year term, beginning at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders unless an earlier appointment is required by reason of vacancy or otherwise. The NGCR Committee nominates a candidate for Lead Director from among the independent directors, and the affirmative vote of a majority of the independent directors is required to appoint the nominee proposed by the NGCR Committee.

2025 Proxy Statement	21

Governance

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Finance Committee, the NGCR Committee and the P&O Committee. A summary of the responsibilities of these committees is set forth below. The committee charters are available on our website.

Committee Membership

Director	Audit	Finance	Nominating, Governance and Corporate Responsibility	Personnel and Organization
John P. Bilbrey Independent
John T. Cahill Independent
Steven A. Cahillane Independent
Lisa M. Edwards Independent
C. Martin Harris Independent
Martina Hund-Mejean Independent
Kimberly A. Nelson Independent
Brian O. Newman Independent
Lorrie M. Norrington Independent, Lead Director
Noel Wallace Chairman of the Board
Number of meetings held in 2024	7	6	4	4
Member	Chair

Audit Committee
7		Members		All members of the Audit Committee are independent directors and audit committee financial experts.
	MEETINGS in 2024	John T. Cahill (Chair) Lisa M. Edwards Martina Hund-Mejean	Brian O. Newman Lorrie M. Norrington

Role and Responsibilities

●   Assists the Board in its oversight of management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system.

●   Appoints the independent registered public accounting firm and oversees the activities of our Internal Audit function and the Global Ethics and Compliance function.

●   Assists the Board in its oversight of our enterprise risk management process, including cybersecurity.

●   The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and our own, stricter director independence standards, and are “audit committee financial experts” as that term is defined under SEC rules.

Finance Committee
6		Members		All members of the Finance Committee are independent directors.
	MEETINGS in 2024	Martina Hund-Mejean (Chair) John P. Bilbrey	John T. Cahill Lisa M. Edwards

Role and Responsibilities

●   Oversees our financial policies and practices, reviews our budgets and makes recommendations to the Board on financial and strategic matters, including major strategic investments, acquisitions, divestitures and other transactions.

●   Oversees our capital structure, our productivity initiatives and our Finance, Treasury, Tax and related functions.

●   Oversees our financial risk management practices, including derivatives and insurance.

22

Governance

Nominating, Governance and Corporate Responsibility Committee
4		Members		All members of the NGCR Committee are independent directors.
	MEETINGS in 2024	C. Martin Harris (Chair) Steven A. Cahillane	Kimberly A. Nelson Lorrie M. Norrington

Role and Responsibilities

●   Recommends nominees for the Board, develops and implements formal Board self-evaluation procedures and oversees director education.

●   Makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation.

●   Oversees our sustainability, social responsibility and corporate citizenship matters.

Director Compensation

The NGCR Committee’s director compensation recommendation process is described in greater detail on page 26. The NGCR Committee does not delegate any of its authority in making director compensation recommendations.

Personnel and Organization Committee
4		Members		All members of the P&O Committee are independent directors.
	MEETINGS in 2024	John P. Bilbrey (Chair) Steven A. Cahillane C. Martin Harris	Kimberly A. Nelson Brian O. Newman

Role and Responsibilities

●   Appointed by the Board to act on its behalf with respect to overseeing personnel and organizational matters, including the compensation of our executives, succession planning and our human capital management initiatives.

●   Recommends and approves, with the participation and concurrence of the other independent directors of the Board, the performance goals and compensation of the CEO.

●   Reviews and approves the performance goals and compensation recommended by our Global Human Resources function and CEO for our other executive officers in accordance with the compensation programs described in the CD&A.

Compensation Consultants

The P&O Committee periodically retains the services of outside compensation consultants to provide it with objective, third-party advice on the appropriateness of our compensation of the CEO and other senior executives. The P&O Committee has adopted a written policy regarding its selection and use of outside compensation consultants, a copy of which is available on our website. The policy contains the following key principles:

●   The P&O Committee selects all outside compensation consultants that provide advice to it, and directly retains and compensates such consultants, who report to and are solely responsible to the committee.

●   Such consultants may not provide any other services to Colgate unless these are expressly approved by the P&O Committee in advance. The P&O Committee will approve such other services only if it concludes that providing them will not impair the ability of the consultant to provide objective and independent advice to the committee.

The P&O Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it with respect to the CEO’s compensation and such other matters as the P&O Committee may direct. Neither FW Cook nor any of its affiliates provides any other services to Colgate. FW Cook works directly with the P&O Committee and its chair and meets with the P&O Committee in executive session. The P&O Committee conducted an assessment of whether the work of FW Cook during 2024 generated any conflict of interest, within the meaning of SEC rules, and concluded it did not.

Compensation Data

●   During 2024 and early 2025, our Global Human Resources function purchased executive compensation survey data from Mercer Human Resources Consulting, Aon Radford, WTW and Equilar and used Aon Radford to provide change-in-control and similar calculations for this Proxy Statement. These providers were chosen because they are the leading providers in their fields and have global capabilities and/or consumer products industry experience.

2025 Proxy Statement	23

Governance

Board Role in Risk Oversight

We have established a systematic and thorough risk management process, which is designed to identify, assess, prioritize and mitigate risks that could negatively impact the achievement of our strategic and operating objectives. The Board receives regular reports from management regarding our top individual risk areas (referred to as “Tier 1” risks) and our efforts to mitigate such risks. In evaluating top risks, the Board and management consider potential impacts on the Company from a qualitative and quantitative perspective over different time horizons. Our risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure purposes.

Role of the Board

●   The Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy.

●   The full Board or the relevant committee thereof oversees our Tier 1 risks, with presentations to the Board or relevant committee made throughout the year.

●   Key risk areas overseen by the full Board include strategic, supply chain and regulatory risks.

Key Responsibilities of Board Committees

Audit Committee

●   Responsible for overall risk oversight, though all Board members attend Audit Committee meetings and participate in risk management discussions.

●   Oversees the enterprise risk management process and the implementation of appropriate risk monitoring and management systems.

●   Oversees risks associated with cybersecurity, financial reporting and legal matters (including data privacy, competition law, litigation and ethics and compliance).

Finance Committee

●   Oversees risks associated with foreign exchange, commodities and financial risk management practices.

NGCR Committee

●   Oversees risks related to sustainability (including climate change and plastic waste), social responsibility and corporate governance practices.

P&O Committee

●   Oversees risks related to succession planning.

●   Oversees an annual risk assessment of our compensation policies and practices, which is conducted by our Global Human Resources executives and our Chief Financial Officer and reviewed by the Board’s independent compensation consultant and focuses primarily on the design of the incentive compensation programs and the degree to which such programs appropriately balance enterprise risk and compensation.

Role of Management

●   The responsibility for the day-to-day management of risk lies with Colgate’s management. Each year, our Enterprise Risk Management Committee, which is comprised of a cross-functional group of our most senior executives, identifies what it believes are the Tier 1 risks for Colgate, as well as emerging risks, and assigns risk owners.

●   The risk landscape, including the list of Tier 1 risks, is reviewed with the Board on an annual basis.

●   The Enterprise Risk Management Committee meets at least quarterly to review the prioritization of identified risks.

●   Our chief risk officer (the Chief Financial Officer) and other members of senior management responsible for the day-to-day management of these risk areas present directly to the Board and its committees on various Tier 1 risks regularly throughout the year.

Stockholder Engagement

We believe it is important to engage with investors to better understand their priorities and therefore have developed a robust annual stockholder engagement program. Each year, we engage with a significant and diverse group of our stockholders on topics important to our stockholders as well as the Company. Such topics may include our business strategy and initiatives, executive compensation, Board composition and governance practices, as well as environmental and social topics such as human capital management and sustainability. To the extent we receive stockholder proposals in connection with a given year’s annual meeting of stockholders, we also typically include a discussion of those proposal topics in our engagements for the following year. In addition, our Investor Relations team, together with members of senior management, regularly meet with investors and participate in investor conferences and presentations.

Feedback received through management’s discussions with investors is reported to and discussed with the Board. Our Lead Director is also available, as deemed appropriate by the Board, for consultation and direct communication with stockholders, and all stockholders may contact any of our directors using the process described below under “Communications to the Board of Directors.”

24

Governance

Recent Engagement Highlights

Since our 2024 Annual Meeting of Stockholders, representatives of our Global Human Resources, Investor Relations, Global Legal and Sustainability functions have reached out to a variety of institutional investors, including index, actively managed and public pension funds, based in and outside the United States, representing approximately 45% of our Common Stock.

Focus Areas ● Business strategy ● Sustainability priorities and progress ● Driving social impact ● Executive compensation ● Company culture ● Corporate governance	We also discussed with these investors their views regarding the independent chair stockholder proposal we received in connection with our 2024 Annual Meeting, which received 33.8% of votes in favor. We found that a majority of the investors with whom we engaged did not support an independent chair requirement for Colgate, and that most of those who had supported the proposal did so solely based on their institutional voting policy, rather than due to any concerns specific to Colgate.

In addition to these one-on-one discussions with investors, below is a selected sample of our engagements with stockholders and the broader investor community in 2024.

2024 Communication and Engagement Highlights

January

●    Fourth Quarter and Full Year 2023 Earnings

February

●    Publication of 2023 Form 10-K

●    Consumer Analyst Group of New York Conference

March

●    UBS Global Consumer and Retail Conference

●    Publication of 2024 Proxy Statement and 2023 Annual Report

April

●    First Quarter 2024 Earnings

●    Publication of 2023 Sustainability & Social Impact Report

May

●    2024 Annual Meeting of Stockholders

June

●    dbAccess Global Consumer Conference

●    Evercore ISI Consumer & Retail Conference

July

●    Second Quarter 2024 Earnings

September

●    Barclays Global Consumer Staples Conference

●    J.P. Morgan U.S. All Stars Conference

October

●    Third Quarter 2024 Earnings

December

●    Morgan Stanley Global Consumer & Retail Conference

Stockholder Feedback Informs Our Decisions

Our engagement activities provide us with valuable feedback that inform our decisions. For example, following dialogue and collaboration with our stockholders and other stakeholders, we have adopted the following corporate and compensation governance enhancements in recent years:

●	Reducing the threshold for stockholders to call special meetings from 25% to 15%

●	Enhancing the duties of our Lead Director

●	Adopting a policy that we will not execute any new severance agreement with an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus opportunity without seeking stockholder ratification of the agreement

●	Adopting a requirement prohibiting our officers from selling net after-tax shares of Common Stock received upon the vesting of any restricted stock unit award until they have achieved their required ownership level

●	Enhancing our political contributions policy

●	Enhancing our director time commitment policy

Communications to the Board of Directors

Stockholders and other interested parties are encouraged to communicate directly with our independent directors by sending an email to directors@colpal.com or by writing to Directors, c/o Office of the Chief Legal Officer, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address. Such communications are handled in accordance with the procedures described on our website.

2025 Proxy Statement	25

Governance

Significant concerns and questions relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, our Global Ethics and Compliance function, in conjunction with our Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. The Audit Committee chair may, in their discretion, engage outside counsel and other independent advisors. The Audit Committee receives quarterly updates regarding other concerns or questions relating to accounting, internal accounting controls or auditing matters.

Concerns relating to accounting, internal accounting controls or auditing matters may also be reported to the Global Ethics and Compliance function by telephone and email as follows: 24-hour EthicsLine: (800) 778-6080 (toll-free from the United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations) and email: ethics@colpal.com.

We strictly prohibit retaliation against any individual who reports in good faith to the Company or the directors information concerning potential violations, or who participates in good faith in any investigation or proceeding by the Company or a government agency. Concerns may be submitted to the Company or the directors on an anonymous basis through their postal address or through the 24-hour EthicsLine numbers maintained by the Global Ethics and Compliance function. If requested, we will keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action or as otherwise required by applicable law.

Compensation of Directors

Compensation for the non-employee directors is set by the Board at the recommendation of the NGCR Committee. The NGCR Committee seeks to set director compensation levels to ensure non-employee directors are paid competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. The substantial majority of the compensation paid to the non-employee directors is in the form of fixed-value annual grants of Colgate equity pursuant to the stockholder-approved Colgate-Palmolive Company 2019 Incentive Compensation Plan (the “2019 Plan”), which helps foster commonality of interest between our directors and our stockholders.

In making recommendations to the Board regarding director compensation, the NGCR Committee annually reviews information provided by the Global Human Resources function regarding recent trends in director compensation and comparison data regarding peer company practices in the compensation comparison group discussed in the CD&A. The Global Human Resources function purchases subscriptions from the National Association of Corporate Directors and Equilar, from which they receive such comparison data. Based on its review of the information provided by the Global Human Resources function, the NGCR Committee determines whether to recommend to the Board any changes in the director compensation program. Based on the 2024 review, the NGCR Committee and the Board determined not to make any changes to the director compensation program.

In 2024, non-employee director compensation consisted of the following, as applicable:

Annual Share Grant	Shares of Common Stock equal in value to $180,000
Annual Retainer	$75,000
Stock Option Grant	Options to purchase shares of Common Stock equal in value to $45,000
Lead Director Retainer	$20,000
Committee Chair Retainers	$10,000 for the chair of each committee
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Charitable Matching Gifts Program available to U.S. employees as described below

Mr. Wallace received no compensation for serving on the Board in 2024.

Deferral of Compensation

Under the 2019 Plan, directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of our Common Stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of our Common Stock granted and not deferred under the 2019 Plan.

26

Governance

Directors may elect to defer all or a part of their cash compensation under the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the 2019 Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of our Common Stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of our Common Stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables included below under “Director Compensation” and in “Stock Ownership—Stock Ownership of Directors and Executive Officers” include information concerning directors who have elected to defer their fees.

Director Compensation Governance Features

Under our stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual share grant. Directors have five years from the date of their initial election to achieve required ownership levels. Compliance with these guidelines is evaluated on an annual basis. All of the directors are in compliance with this policy. For more information on director stock ownership, see “Stock Ownership—Stock Ownership of Directors and Executive Officers.” Directors are also prohibited from engaging in transactions to hedge against declines in the value of our stock and from pledging Colgate stock, as further described in the CD&A. During 2024, all of the directors were in compliance with both the anti-hedging and anti-pledging policies.

Director Compensation

The following table shows the compensation earned by each non-employee director in 2024.

	Fees Earned or		Stock		Option		All Other
	Paid in Cash		Awards		Awards		Compensation		Total
Name	($)	(1)	($)	(2)	($)	(3)	($)	(4)	($)
(a)	(b)		(c)		(d)		(g)		(h)
John P. Bilbrey	85,000	(5)	179,946	(5)	44,988		8,715		318,649
John T. Cahill	85,000		179,946		44,988		8,715		318,649
Steven A. Cahillane	75,000		179,946		44,988		347		300,281
Lisa M. Edwards	75,000	(5)	179,946		44,988		6,847		306,781
C. Martin Harris	75,000		179,946	(5)	44,988		715		300,649
Martina Hund-Mejean	85,000		179,946	(5)	44,988		8,450		318,384
Kimberly A. Nelson	75,000		179,946	(5)	44,988		8,450		308,384
Brian O. Newman(6)	56,250	(5)	149,908		37,487		8,289		251,934
Lorrie M. Norrington	105,000	(5)	179,946	(5)	44,988		8,250		338,184
Stephen I. Sadove(7)	37,500		—		—		8,440		45,940

NOTES TO THE DIRECTOR COMPENSATION TABLE

(1)	Consists of an annual retainer and lead director and committee chair retainers, as described above.
(2)	This column reflects the aggregate grant date fair value of stock awards granted to each non-employee director in 2024. The grant date fair value of stock awards granted to each non-employee director in 2024 was $94.46 per share, based on the fair market value of our Common Stock on the date of grant.
(3)	This column reflects the aggregate grant date fair value of stock option awards granted to each non-employee director in 2024. The key terms of such stock options are as follows: (i) the exercise price is equal to the closing price of our Common Stock on the date of grant; (ii) the term is eight years; and (iii) they vest in equal annual installments over three years.

The grant date fair value of stock options granted to each non-employee director in 2024 was $20.44 per option. The estimated value of options is calculated using the Black-Scholes-Merton option pricing model (the “Black-Scholes model”). For a description of the assumptions used to calculate the amounts shown in this column, see Note 7 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The aggregate number of stock options outstanding for each non-employee director as of December 31, 2024 was as follows: Mr. Bilbrey—20,143; Mr. Cahill—20,143; Mr. Cahillane— 4,845; Ms. Edwards—17,370; Dr. Harris—20,143; Ms. Hund-Mejean—11,818; Ms. Nelson—11,216; Mr. Newman—1,834; Ms. Norrington—20,143; and Mr. Sadove—13,787.

(4)	The amounts shown consist of (i) the value of Company-paid life insurance premiums and (ii) matching charitable donations contributed by Colgate in the director’s name pursuant to the Charitable Matching Gifts Program, which is available to all directors and to U.S. employees who are actively employed on a full-time basis. Under the Charitable Matching Gifts Program, we match an individual’s contributions of up to $8,000 per year that are made to eligible institutions on a 1:1 basis. We do not match certain gifts, such as contributions to organizations that are not tax-exempt, dues to alumni or similar groups, tuition payments, contributions to school funds or associations that are not used exclusively to support educational purposes of the institution and any gift for which the donor receives a substantial benefit.
(5)	Messrs. Bilbrey and Newman and Ms. Norrington each elected to defer the cash retainer they earned in 2024 and Ms. Edwards elected to defer 50% of the cash retainer she earned in 2024. Mr. Bilbrey, Dr. Harris and Mses. Hund-Mejean, Nelson and Norrington each elected to defer the share grant they earned in 2024 pursuant to the procedure described above.
(6)	Mr. Newman became a director effective March 15, 2024. Therefore, his annual retainer, annual share grant and stock option grant were prorated to reflect his service during 2024.
(7)	Mr. Sadove retired from the Board effective May 10, 2024. Therefore, his annual retainer was prorated to reflect his service during 2024.

2025 Proxy Statement	27

Executive Compensation

Compensation Discussion and Analysis

Introduction

This CD&A describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of the executive officers listed in the Summary Compensation Table of this Proxy Statement (the “Named Officers”), who are:

Noel Wallace	Stanley J. Sutula III	Jennifer M. Daniels	Prabha Parameswaran	Panagiotis Tsourapas
Chairman, President and Chief Executive Officer	Chief Financial Officer	Chief Legal Officer and Secretary	Group President, Growth and Strategy	Group President, Europe and Developing Markets

Executive Summary

Pay for Performance Overview

The key principles underlying our compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices. We use performance measures for our incentive programs that are tied to our growth strategy, are used to evaluate the success of our business and are highly correlated with long-term shareholder return and set incentive targets in line with our publicly announced guidance. Annual and long-term incentive award payments vary based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our Common Stock. Reflecting these principles, target direct compensation (salary and target annual and long-term incentives) for the Named Officers is designed to be weighted substantially more heavily towards variable compensation than fixed compensation, as the following charts demonstrate.

2024 TARGET DIRECT COMPENSATION

CEO

AVERAGE NAMED OFFICER (EXCLUDING CEO)

2024 Performance at a Glance

In 2024, we were focused on continuing to deliver organic sales growth and consistent compounded earnings per share growth through increasing household penetration, improving brand health and investing behind our strategic priorities. We achieved this goal as we continued to execute successfully on our business strategy, delivering a year of strong sales, profit, earnings per share and cash flow growth and shareholder return in 2024 despite continuing to face a difficult, dynamic operating environment. Global macroeconomic volatility, geopolitical turmoil and market conditions attributable to the war in Ukraine, the conflict in the Middle East and continuing foreign currency volatility, high inflation and high interest rates caused significant challenges.

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Executive Compensation

We were especially pleased with our strong adjusted earnings per share (a non-GAAP financial measure, referred to herein as “Base Business Earnings Per Share”), which increased by 11.5% from 2023. We were also pleased with our Free Cash Flow Productivity (a non-GAAP financial measure, defined below) and with our organic sales growth (a non-GAAP financial measure, defined as net sales excluding foreign exchange, acquisitions and divestments). Our organic sales growth was within or above our target long-term range for the sixth consecutive year, reflected balanced volume and pricing growth and was broad based, as we delivered organic sales growth across all four of our categories and in all six divisions. We also maintained our strong balance sheet and the Board of Directors authorized an increase in the quarterly cash dividend, effective in the second quarter of 2024, as part of our commitment to, and strong record of, returning value to shareholders.

OPERATING RESULTS[1]

2024 ORGANIC SALES GROWTH 7.4% vs. 2024 Target of 5.0%	2024 BASE BUSINESS EARNINGS PER SHARE $3.60 vs. 2024 Target Range of $3.37-$3.42	2022-2024 FREE CASH FLOW PRODUCTIVITY[2] 100.7% vs. 2022-2024 Target of 95%

[1]	Please see Annex A for reconciliations of organic sales growth to net sales growth calculated in accordance with GAAP, of Base Business Earnings Per Share to Diluted earnings per share calculated in accordance with GAAP and of free cash flow before dividends to Net cash provided by operations calculated in accordance with GAAP.

[2]	“Free Cash Flow Productivity” is defined as free cash flow before dividends as a percentage of net income including non-controlling interests as reported in our audited financial results, which for 2022-2024 was 111.5%. The P&O Committee reduced our 2022-2024 Free Cash Flow Productivity results for compensation purposes to 100.7%, as described on page 42.

RETURN TO SHAREHOLDERS

TOTAL SHAREHOLDER RETURN	130 CONSECUTIVE YEARS OF DIVIDEND PAYMENTS 62 CONSECUTIVE YEARS OF DIVIDEND INCREASES	$3.4 billion RETURNED TO SHAREHOLDERS

Our strong 2024 performance and shareholder return, and the resulting incentive payments to Colgate people throughout the organization, reflect the strength of our brands and our commitment to and superior execution of our strategic priorities during this time of continuing challenges in the external environment.

Going forward, we remain focused on delivering long-term shareholder return and building long-term business success through excellence in corporate governance and the design and implementation of our strategy to deliver consistent compounded earnings per share growth through driving organic sales growth and operational efficiencies and leveraging the strength of our balance sheet. We also continue to seek to maximize the impact of our Sustainability & Social Impact Strategy, which we believe is an important investment to drive superior total shareholder return. We intend to continue our practice of tying compensation to achievement of both annual and long-term business goals to help further those priorities.

2025 Proxy Statement	29

Executive Compensation

The P&O Committee annually analyzes the relationship between pay and performance for our Named Officers. The analysis includes a review of the relationship between the compensation paid to our CEO and our other Named Officers and Company performance relative to peer companies over the past three years. The review shows a strong link between Company pay and Company performance over time in terms of various key operating measures. During the three-year period from 2022 to 2024, our adjusted net income growth, adjusted earnings per share growth, net sales growth, return on sales, organic sales growth, total shareholder return, operating cash flow as a percentage of sales, return on invested capital and CEO total direct compensation relative to the 2022-2024 Comparison Group (as defined on page 36) are as shown to the right.

COLGATE 2022-2024 PERFORMANCE RELATIVE TO 2022-2024 COMPARISON GROUP*

*	Adjusted net income growth, adjusted earnings per share growth and organic sales growth reflect the adjustments described in Annex A to Colgate’s net income, earnings per share and net sales growth, respectively, and comparable adjustments to peer companies’ net income, earnings per share and net sales growth. See page 31 for an explanation regarding the components of “total direct compensation” or “TDC.”

2024 Compensation Program Highlights

Evolution of Strategic Measure in 2024 Annual Incentive Program

Since 2021 our annual incentive program has, in addition to financial goals, included a performance measure based on strategic initiatives, representing 20% of the annual bonus opportunity. In 2024, the P&O Committee reviewed the performance measures included in the strategic measure to ensure they continue to align with our strategic priorities. Following this review, the P&O Committee made two adjustments to the performance measures included in the strategic measure: (i) adjusting the performance measure tied to our innovation progress to further emphasize the acceleration of disruptive and transformational innovation and (ii) replacing the digital transformation performance measure with one tied to delivering a superior experience for our consumers. The P&O Committee determined these changes were warranted in recognition of our success in embedding a digital commerce focus within the Company and our desire to focus on impactful, premium innovation and ensuring consumers receive a superior experience with our brands on store shelves and online. Therefore, for 2024 the strategic measure considered our overall performance during 2024 on accelerating innovation, driving superior consumer experience, supporting our culture of inclusion and progressing our sustainability initiatives. See “Compensation Components—Annual Incentives” below for further detail regarding how the P&O Committee measured achievement against the strategic measure. The remaining 80% of the annual bonus opportunity was determined by our achievement against our organic sales growth and earnings per share goals.

Performance Measures

The P&O Committee selected the following performance measures in 2024 to assess the performance of the Named Officers in 2024 and in the three-year performance period commencing in 2024:

Pay Component	CEO 2024 Target Compensation Mix	Other Named Officer Average 2024 Target Compensation Mix	Performance Measures(for Annual Incentives and PBRSUs)	Performance Period	Form of Payment
Annual incentive			● Base Business Earnings Per Share ● Organic sales growth ● Strategic initiatives	One year (2024)	Cash bonus
Long-term incentive*

●  Organic sales growth relative to the Comparison Group (defined below)

●  Base Business Net Income (defined below) growth relative to the Comparison Group

●  Free Cash Flow Productivity

●  Total shareholder return relative to the Comparison Group (modifier)

				Three years (2024-2026)	PBRSUs (vesting in 2027, if earned)

*	Percentages shown include the target value of performance-based restricted stock unit (“PBRSU”) awards for the 2024-2026 performance cycle pursuant to our Growth Performance Plan and the target value of stock option and time-based restricted stock unit (“RSU”) awards based on salary grade guidelines.

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Executive Compensation

The P&O Committee selected performance measures in the annual and long-term incentive programs to drive our growth strategy and focus on sustainable value creation.

Annual Incentive Awards

Measure	Target	2024 Results	Outcome	Comparison vs. Comparison Group*
Base Business Earnings Per Share	$3.37–$3.42	$3.60	174.0% of the assigned award opportunities for each of the Named Officers.

●  Annual bonuses for the Named Officers (other than Mr. Wallace) were paid at approximately the 59th to the 87th percentile of annual bonuses for similar jobs in the Comparison Group.

●  Mr. Wallace’s earned award represented a payout at approximately the 86th percentile of annual bonuses for CEOs in the Comparison Group.

Organic Sales Growth	5.0%	7.4%
Strategic Initiatives	See below description

*	Based on the most recent data available.

In determining the extent to which the strategic measure was achieved, the P&O Committee considered achievement against our goals of accelerating innovation, driving superior consumer experience, supporting our culture of inclusion and progressing our sustainability initiatives. Following this evaluation, the P&O Committee determined that the strategic measure should pay out at 150% of target, based on our strong performance against those goals as described under “Compensation Components—Annual Incentives” below.

Long-Term Incentive Awards

2024-2026 Long-Term Incentive Awards Performance Cycle (Growth Performance Plan)

Measure	Target	Status
Relative Organic Sales Growth	Performance at the 50th percentile of the Comparison Group

●  If PBRSUs were to vest solely based on performance achieved through December 31, 2024, payout would be between the target and maximum levels. Performance over the remaining two years of the performance period will determine the actual number of shares earned, if any.

●  PBRSUs will vest, if earned, in 2027.

Relative Base Business Net Income Growth	Performance at the 50th percentile of the Comparison Group
Free Cash Flow Productivity	95%
Total Shareholder Return Modifier	The number of PBRSUs may increase or decrease by up to 25% based on our total shareholder return relative to the Comparison Group

Stock Options and Time-Based RSUs

In 2024, the P&O Committee approved annual stock option and time-based RSU awards for the Named Officers. These awards are granted based on guidelines set for each salary grade, which are established annually based on a review of market data and share usage.

CEO Total Direct Compensation*

6% vs. 2023 Primarily due to an increase in his target PBRSU award and other long-term incentive awards, reflecting the P&O Committee’s approach to his compensation as described on pages 34-35.

*	For purposes of this CD&A, Mr. Wallace’s total direct compensation for each year includes his year-end salary and the amounts shown in the Summary Compensation Table in the columns “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation,” consistent with the way the P&O Committee analyzes his compensation. The actual value of the payout from his PBRSU awards for the Growth Performance Plan’s 2023-2025 and 2024-2026 performance cycles granted in 2023 and 2024, respectively, that are shown in the Summary Compensation Table’s “Stock Awards” column for such years will depend upon achievement of the performance goals as well as the price of our Common Stock at the time of vesting in 2026 and 2027, respectively.

2025 Proxy Statement	31

Executive Compensation

Additional Compensation Program Highlights

Highlighted below are compensation practices we have implemented to drive Company performance and to align the interests of our executives with our stockholders.

What We Do	What We Don’t Do

 Pay for Performance. Our executive compensation is tied to performance with clearly articulated financial and other strategic goals. Each year, the P&O Committee conducts a comprehensive review of executive compensation prior to making compensation decisions to ensure pay and performance are aligned.

 Competitive Compensation Programs. We regularly benchmark our compensation programs and design the programs to target compensation at approximately the median level overall, with above-median payouts for superior performance and below-median payouts for performance below expectations.

 Robust Stock Ownership Guidelines. We maintain stringent stock ownership guidelines for members of senior management, requiring the CEO to own Colgate stock equal in value to eight times his annual salary and the other Named Officers to hold Colgate stock in amounts equal to four times their annual salaries.

 Ability to “Claw Back” Compensation. Our clawback policies provide for (and in some cases require) recoupment of cash and equity incentive compensation made to officers or other executives subject to the policies if the financial results on which such compensation was based are subsequently restated or the officer or other executive engaged in conduct that violates our Code of Conduct.

 Perquisites are Limited. Executive perquisites are limited to the use of a Company car and driver for the CEO.

  Incentives Do Not Encourage Excessive Risk-Taking. Our incentive programs do not contain features that may encourage excessive risk-taking, such as multi-year guaranteed bonuses or high pay opportunities relative to peer companies. In addition, we utilize multiple performance measures for annual and long-term incentives.

  No Executive Officer Employment Agreements. We do not have employment agreements with our Named Officers, meaning they are not entitled to minimum base salaries, guaranteed bonuses or guaranteed levels of equity or other incentives.

  No Hedging or Pledging of Colgate Stock is Permitted. We prohibit our directors, officers and employees who receive stock-based compensation from engaging in transactions that hedge against declines in the value of Colgate stock, strengthening the alignment between stockholders and directors and executives. We also prohibit our directors and officers from pledging Colgate stock to prevent forced sales of Colgate stock by our directors and officers.

  No Backdating, Springloading or Repricing of Stock Options. We make annual equity awards at the same predetermined times each year. Equity awards, including stock options, are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

  No Single Trigger Severance Payments Under Our Severance Plan. Severance payments under the Colgate-Palmolive Company Executive Severance Plan (the “Severance Plan”) are payable only if an executive’s employment is terminated or an executive terminates their employment as a result of an “adverse change in conditions of employment” (as defined in the Severance Plan) following a change in control.

  No Tax Gross-Ups on Perquisites or Severance. Perquisites are limited to the use of a Company car and driver for the CEO, as previously noted, and any personal income taxes due as a result of that perquisite are the CEO’s responsibility. In addition, the Severance Plan does not provide for tax gross-ups on severance payments.

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Executive Compensation

Compensation Philosophy

We believe that people are the most important driver of our business success and, accordingly, view compensation as an important tool to motivate leaders at all levels of the organization. Outlined below are the principles underlying our executive compensation programs and examples of specific program features used to implement those principles.

	Base salary	Annual incentives	Long-term incentives
ALIGN PAY AND PERFORMANCE
Multiple performance measures are used to ensure a focus on overall Company performance.
Payouts vary based upon the degree to which performance measures are achieved.
We do not guarantee minimum base salaries, bonuses or levels of equity or other incentives for our Named Officers, through employment agreements or otherwise.

DRIVE STRONG BUSINESS RESULTS AND OUR STRATEGIC PLAN
Selecting performance measures, such as organic sales growth, net income growth, earnings per share and free cash flow productivity, that are key metrics for investors fosters profitable growth and increases shareholder value.
Using performance measures tied to our annual and long-term goals, the achievement of which the Named Officers have the ability to influence, motivates the Named Officers to achieve strong and sustained business results.
Using performance measures tied to our strategy, such as innovation, consumer experience, culture of inclusion and sustainability initiatives, helps align compensation with and drive our strategic growth priorities.
Using measures in the long-term incentive award program that emphasize our performance relative to peers focuses the Named Officers on achieving peer-leading performance.

FOCUS ON LONG-TERM SHAREHOLDER RETURN
Our Growth Performance Plan has a three-year performance period, driving a focus on long-term results.
A significant portion of the Named Officers’ total compensation is paid in equity (approximately 45-65% in 2024), aligning the interests of the Named Officers with those of stockholders.
The Named Officers’ payout through the Growth Performance Plan varies based on our three-year total shareholder return compared to a defined peer group, directly tying a portion of the Named Officers’ compensation opportunity to relative shareholder return.
Our use of stock options, which provide value only to the extent that our stock price appreciates, provides an effective link to changes in shareholder value that aligns the interests of stockholders and executives.
Stock ownership guidelines require that executives own significant levels of stock, further strengthening the focus on long-term shareholder return.

MOTIVATE AND RETAIN CRITICAL TALENT AND REFLECT EXTERNAL MARKET AND COMPETITIVE PRACTICES
We regularly benchmark our compensation programs and design the programs to target compensation at approximately the median level overall, with above-median payouts for superior performance and below-median payouts for performance below expectations. Some executives, including the Named Officers, may be targeted above or below the median based on factors such as experience, length of time in role, individual performance, importance in long-term leadership succession strategy and internal parity.
Using components that measure performance against both financial results and key strategic initiatives aligns with market practice.
To promote equal pay and fairness, our policy is to compensate each individual at a level commensurate with their role, work location, individual performance and experience, irrespective of gender, race, ethnicity or any other category protected by law.
Individual performance influences salary increases and can influence stock option and time-based RSU awards, motivating the Named Officers to perform at the highest levels.
We reward executives for strong performance, including by increasing payouts under the long-term incentive award program when we outperform our peers and decreasing payouts when we underperform our peers.

2025 Proxy Statement	33

Executive Compensation

The P&O Committee devotes substantial time and attention throughout each year to executive compensation matters to ensure that compensation is aligned with our performance and the best interests of stockholders. Our compensation programs reflect our strategic initiatives and balance achievement of short-term results with long-term strategic objectives. As discussed in more detail below, the P&O Committee’s well-balanced and disciplined approach includes regular reviews with its independent compensation consultant and careful benchmarking to ensure that our compensation is effective in motivating and retaining critical talent, is supported by underlying performance and is reasonable relative to our peers. In reviewing and approving compensation for the Named Officers, the P&O Committee considers all material components of compensation as well as comprehensive information regarding market practices. The purpose of these materials is to bring together all of the elements of actual and potential future compensation of the Named Officers, so that the P&O Committee may review individual elements of compensation, including compensation mix, as well as the aggregate amount of total compensation.

This CD&A discusses the compensation paid to the Named Officers. The compensation programs described, however, apply more broadly to our other officers and senior managers, with changes as appropriate to reflect different salary grade levels and job responsibilities. We believe that this approach helps to align Colgate people into one global team sharply focused on our performance objectives and key strategic initiatives.

Compensation-Setting Process

Role of the P&O Committee

The P&O Committee oversees our executive compensation programs. The P&O Committee does not delegate any of its responsibilities regarding the consideration and determination of executive compensation.

The P&O Committee:

●	Recommends and approves, with the participation and concurrence of the other independent directors, the CEO’s performance goals and compensation; the CEO does not play any role in setting his own compensation;

●	Reviews and approves the performance goals and compensation recommended by our Global Human Resources function and the CEO for our other executive officers;

●	References tally sheets that summarize all material components of compensation in reviewing and approving compensation for executive officers; and

●	Approves the peer group companies that are used as a reference point in designing our compensation programs and in setting compensation levels and that our performance is reviewed against for purposes of making awards that are based on relative performance measures.

Role of the Independent Compensation Consultant

The P&O Committee has engaged FW Cook as its independent compensation consultant. FW Cook is actively involved in advising the P&O Committee on compensation decisions.

FW Cook, as the P&O Committee’s independent compensation consultant:

●	Regularly reviews our executive compensation programs with the P&O Committee;

●	Advises the P&O Committee on the setting of target compensation levels, the design of our variable incentive plans and the setting of performance goals;

●	Helps the P&O Committee ensure there is a strong positive relationship between earned compensation and performance, as measured by operating results and changes in shareholder value;

●	Provides observations and recommendations about the peer group companies that are used as a reference point in designing our compensation programs and in setting compensation levels and that our performance is reviewed against for purposes of making awards that are based on relative performance measures; and

●	Informs the P&O Committee of emerging trends and best practices in executive compensation design and related regulatory developments.

2024 CEO Compensation Review

In 2024, the P&O Committee worked with FW Cook to determine the appropriate target level of direct compensation for Mr. Wallace based on his individual performance, including his leadership, his long tenure as CEO and overall Company performance. Following this review, which also considered our compensation philosophy, our Company’s size relative to companies in the Comparison Group, competitive data from the Comparison Group and market trends, the P&O Committee determined in March 2024 to set (i) Mr. Wallace’s target cash compensation (salary and annual bonus) near

34

Executive Compensation

the median of the Comparison Group and (ii) his target long-term incentives (PBRSUs, annual stock options and annual time-based RSUs) above the median of the Comparison Group to ensure a direct and meaningful link between his long-term pay opportunity and continued stockholder value creation. In aggregate, Mr. Wallace’s overall target direct compensation (salary and annual and long-term incentives) for 2024 was therefore between the median and the 75th percentile of the Comparison Group. The P&O Committee continued to have the variable portion of Mr. Wallace’s target direct compensation represent a larger portion of his compensation as compared with the other Named Officers, to ensure his compensation is particularly strongly tied to Company performance. In making these determinations, the P&O Committee worked together with the other independent directors of the Board.

In accordance with our compensation philosophy and in light of the market data and the other considerations noted above, in March 2024 the P&O Committee determined to maintain Mr. Wallace’s salary and annual bonus opportunity at the same level as in 2023 and to increase the long-term equity incentive portion of Mr. Wallace’s target direct compensation by approximately seven percent from $10,250,000 to $11,000,000 to link a more significant part of his compensation to the achievement of multi-year performance goals and our absolute and relative stock price performance.

Comparison Group

We use comparative compensation data from a group of other leading companies as a point of reference in designing our compensation programs and in setting compensation levels. The P&O Committee does not use this comparative data as the determinative factor in setting compensation levels but rather as a single component in its effort to verify that our compensation programs are reasonable and competitive in light of compensation levels at similarly situated companies. The P&O Committee also reviews our performance against this group for purposes of making awards that are based on relative performance measures, including the long-term incentive awards granted under the Growth Performance Plan.

The comparison group is selected to include companies of similar size and complexity to us (including our substantial international operations) and to represent both the market for executive talent in which we compete as well as our peer companies from a performance and investment perspective. It is comprised primarily of fast-moving consumer goods companies with product portfolios consisting of globally recognized brands that are similarly situated to us in terms of overall size or performance against relevant measures.

The companies comprising the comparison group are approved by the P&O Committee after taking into account observations and recommendations of management and FW Cook.

Prior to 2023, the comparison group consisted of Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Conagra Brands, Inc., The Estée Lauder Companies Inc., General Mills, Inc., Johnson & Johnson, Kellogg Company, Kimberly-Clark Corporation, The Kraft Heinz Company, Mondelēz International, Inc., PepsiCo, Inc., The Procter & Gamble Company, Reckitt Benckiser Group PLC and Unilever PLC. This comparison group is referred to as the “Historical Comparison Group” in this CD&A.

In 2023, the P&O Committee determined to revise the Historical Comparison Group to remove Campbell Soup Company and Conagra Brands, Inc. and add Church & Dwight Co., Inc. and Haleon plc in order to reduce the prevalence of U.S.-focused food companies and to add more companies with a significant presence in oral care, personal care and/or home care. In addition, the P&O Committee replaced Johnson & Johnson with Kenvue Inc. following the spinoff of Kenvue Inc. from Johnson & Johnson and replaced Kellogg Company with Kellanova following the spinoff of WK Kellogg Co from Kellogg Company and the change of Kellogg Company’s name to Kellanova. This revised comparison group is referred to as the “Comparison Group” in this CD&A.

For 2024, the P&O Committee determined not to make any changes to the Comparison Group, so it remained unchanged from 2023 and consisted of the following 15 companies:

COMPARISON GROUP

●	Church & Dwight Co., Inc.	●	Haleon plc	●	Mondelēz International, Inc.
●	The Clorox Company	●	Kellanova	●	PepsiCo, Inc.
●	The Coca-Cola Company	●	Kenvue Inc.	●	The Procter & Gamble Company
●	The Estée Lauder Companies Inc.	●	Kimberly-Clark Corporation	●	Reckitt Benckiser Group PLC
●	General Mills, Inc.	●	The Kraft Heinz Company	●	Unilever PLC

Our 2024 revenue and market capitalization as of December 31, 2024 were at the 57th and 70th percentiles, respectively, of the Comparison Group.

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Executive Compensation

Compensation data are collected for these companies for all of our three primary compensation components (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate, as well as for indirect compensation elements such as perquisites and retirement benefits.

Our total shareholder return, adjusted earnings per share growth, adjusted net income growth, return on sales, operating cash flow as a percentage of sales, organic sales growth, net sales growth, return on invested capital and CEO total direct compensation relative to the Comparison Group for 2024 were as follows:

COLGATE 2024 PERFORMANCE RELATIVE TO COMPARISON GROUP*

(%)

*	Adjusted earnings per share growth, adjusted net income growth and organic sales growth reflect the adjustments described in Annex A to Colgate’s earnings per share, net income and net sales growth, respectively, and comparable adjustments to peer companies’ earnings per share, net income and net sales growth.

Because the P&O Committee established the performance measures for the 2022-2024 performance cycle at the beginning of 2022, the comparison group against which our performance is evaluated for purposes of determining payouts under the Growth Performance Plan for the 2022-2024 performance period is the Historical Comparison Group, except that Kenvue Inc. replaced Johnson & Johnson for the part of the 2022-2024 performance period following completion of its spinoff (referred to in this CD&A as the “2022-2024 Comparison Group”). Information about our performance relative to the 2022-2024 Comparison Group can be found on page 30.

Compensation Components

Compensation Mix

Our executive compensation programs consist of the following three primary components:

Base salary	Annual incentives	Long-term incentives
	Payable in the form of cash bonuses	Payable in the form of PBRSUs, stock options and time-based RSUs

In allocating target compensation among these three components, the P&O Committee seeks to provide reasonable and competitive levels of fixed compensation (i.e., salary), while emphasizing incentive compensation that varies based on overall Company or business unit performance and/or the performance of our Common Stock. Accordingly, as the following chart illustrates, base salaries for the Named Officers other than Mr. Wallace represented approximately 25% of the three compensation components noted above, and incentive compensation, consisting of annual and long-term, represented approximately 75% at target, while the base salary for Mr. Wallace represented 10% of the three components noted above and incentive compensation represented 90% at target. The target compensation mix for Mr. Wallace reflects the P&O Committee’s belief that a larger portion of his compensation should be variable and tied to our financial and stock price performance.

NAMED OFFICERS’ TARGET COMPENSATION MIX

(%)

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Executive Compensation

The target mix between annual incentive pay and long-term incentives is determined based on competitive practice and our desire to focus, first, on long-term performance and shareholder value and, second, on annual performance. Within the long-term incentive category, the Named Officers are eligible to receive a mix of stock options, time-based RSUs and PBRSUs, which serve different but complementary purposes, as described in further detail on page 40. Our compensation philosophy and competitive practice also drive determinations about total target compensation levels for the Named Officers.

In addition to the three primary components of compensation discussed above, we provide Mr. Wallace with the use of a Company car and driver for security and efficiency purposes, the value of which is included in note 6 to the Summary Compensation Table. Any personal income taxes due as a result of this perquisite are Mr. Wallace’s responsibility. We do not provide any other perquisites to our Named Officers.

The compensation and benefits payable to the Named Officers in the event of retirement, severance and change in control are described on pages 50 to 56. Our retirement programs are designed to provide our long-serving, retiring employees with competitive retirement benefits based on prevailing market practice. Subject to eligibility requirements, the Named Officers participate in the same retirement programs that are available to other U.S. employees, with supplemental benefits provided to make up for benefits under certain plans that cannot be provided as a result of the application of certain limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Ms. Parameswaran and Messrs. Tsourapas and Wallace, who participate in the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”), receive pension benefits determined under the PRA formula as described in “Retirement Plans.” Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan and instead participate only in our defined contribution plans. Our severance program is designed to provide participants with reasonable compensation if their employment is terminated in the event of a change in control or at the Company’s convenience (i.e., involuntary termination without cause). The potential payments and benefits under these various programs did not influence the decisions discussed in the balance of this CD&A regarding the setting of salary, annual incentives and long-term incentives for the Named Officers since these programs serve very different purposes.

Base Salary

Base salaries for the Named Officers and all other employees are based on established salary ranges for each grade level. The CEO’s salary is set independently by the P&O Committee, without the involvement of the CEO. The P&O Committee reviews salaries for the other Named Officers based on recommendations from the Global Human Resources function and the CEO in accordance with the established salary ranges and the guidelines described below.

Since base salaries are designed to provide a reasonable, competitive level of fixed compensation, the mid-point of each salary range is based on the median pay level for similar jobs at companies in the Comparison Group. Salaries above the median are available for key contributors to our success. Setting salaries in the median range or above mitigates pressure that might otherwise exist to support short-term focused or higher-risk business strategies if fixed compensation were set materially below market rates.

Decisions regarding where in the range a particular individual’s salary should be and whether their salary should be increased during the year are based on the following factors:

●	Our annual salary budget guidelines;

●	Company or business unit performance, as applicable;

●	Assumption of new responsibilities;

●	Data from the Comparison Group; and

●	Individual performance, elements of which include:

●	the individual’s ability to translate our key priorities into specific strategies applicable to their function, to communicate those strategies clearly and effectively and, working with their team, to deliver results against those strategies to help us achieve our performance objectives and strategic initiatives; and

●	other performance measures, such as the successful launch of innovative new products, increases in market share of Colgate products, geographic expansion and increases in productivity.

The Named Officers are experienced executives and key contributors to our success. In 2024, salaries for the Named Officers other than Mr. Wallace were at approximately the 80th percentile of salaries for similar jobs in the Comparison Group, based on the most recent data available to us. Mr. Wallace’s salary is near the median for CEOs in the Comparison Group.

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Executive Compensation

Annual Incentives

Award Opportunities

Annual incentive awards are awarded under a stockholder-approved plan. Cash bonuses are designed to reward performance over a one-year period against one or more pre-established performance measures set by the P&O Committee at the beginning of the year. Awards are determined by the P&O Committee based on achievement against the designated goals early in the following year when our audited financial results are available. In addition, the P&O Committee has discretion to adjust calculated awards upward or downward, subject to award limits established by the P&O Committee at the time the performance measures were set.

The Named Officers are each assigned a bonus award opportunity, which is based on salary grade level, expressed as a percentage of year-end base salary and generally set near the median of the Comparison Group. Assigned award opportunities are established for each Named Officer to ensure that the portion of annual cash compensation (i.e., salary plus cash bonus) that is based on performance increases with the level of responsibility. For 2024, the Named Officers’ assigned award opportunities and award maximums, which are equal to 200% of the assigned award opportunities, were as follows:

	Assigned Award Opportunity	Maximum Award Opportunity
Noel Wallace	175% of base salary	350% of base salary
Stanley J. Sutula III	100% of base salary	200% of base salary
Jennifer M. Daniels	80% of base salary	160% of base salary
Prabha Parameswaran	80% of base salary	160% of base salary
Panagiotis Tsourapas	80% of base salary	160% of base salary

The annual cash bonuses for 2024 for the Named Officers were subject to a 10% downward adjustment if certain key global ethics and compliance objectives were not met. These ethics and compliance objectives were achieved in 2024 and therefore no downward adjustment was applied.

Performance Measures and Bonus Payouts

Financial Measures (80%)

80% of the 2024 cash bonuses for the Named Officers were based on financial performance measures, namely Base Business Earnings Per Share and organic sales growth, in each case as reported in our 2024 financial results. The organic sales growth measure was selected to drive our growth strategy and reflect the underlying momentum of our business. The earnings per share measure was selected to create a strong focus on our overall profit goal and its underlying drivers of sales, cost control and financial efficiency.

The earnings per share measure is adjusted for the effects of the following, as applicable: restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. The purpose of the adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not impacted by factors unrelated to the ongoing operation of the business. These adjustments are consistent with the presentation in our public filings in which the impact of these items is discussed separately.

The P&O Committee established annual bonus targets in March 2024 consistent with our publicly announced guidance for 2024 and based on our 2024 plan to continue to deliver organic sales growth and consistent compounded earnings per share growth through increasing household penetration, improving brand health and investing behind our strategic priorities. Given the economic and market conditions at the time the targets for the annual bonus award were set, the target goals were designed to be challenging but achievable, with payout levels intended to encourage strong, focused performance in a difficult operating environment characterized by continuing foreign exchange volatility, high interest rates, geopolitical turmoil and macroeconomic uncertainty. Due to our 2024 focus on returning to more balanced volume and pricing growth as lower levels of underlying raw material inflation led to less pricing growth in our categories, the 2024 organic sales growth target was set slightly lower than the 2023 target percentage, consistent with our publicly announced organic sales growth goal for 2024, while the maximum was set at a higher percentage than in 2023 to ensure the goals were appropriately challenging. We take into account the budget for our share repurchase program when setting our earnings per share targets, and no decisions about share repurchase plans are tied to an attempt to influence compensation results.

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Executive Compensation

In 2024, the performance required to receive threshold, target and maximum payouts for each of the two financial components, and the payout relative to the Comparison Group that overall performance at each level would represent for the Named Officers, were as follows:

	Weight	Threshold	Target	Maximum
Base Business Earnings Per Share	40%
Organic Sales Growth	40%
Strategic Initiatives	20%	See discussion below
Payout Relative to the Comparison Group		Below 10th percentile	41st to 75th percentile	72nd to above 90th percentile

If Base Business Earnings Per Share was less than $3.25 or organic sales growth was less than 2.0%, no annual bonus would be paid with respect to that component. To the extent performance on either performance measure fell between two applicable values, the applicable payout percentage would be interpolated on a linear basis.

Strategic Initiatives (20%)

The remaining 20% of the 2024 annual cash bonuses for the Named Officers was determined based on our progress on certain strategic initiatives, measured by considering our overall performance during 2024 on accelerating innovation, driving superior consumer experience, supporting our culture of inclusion and progressing our sustainability initiatives. The strategic measure was selected to further align compensation with our strategic priorities to focus on impactful, premium innovation, ensure consumers receive a superior experience with our brands on store shelves and online, foster a culture where everyone feels they belong and integrate sustainability into our business. Targets for our innovation measures are consistent with our strategic plan and are designed to be challenging but achievable and to encourage strong performance relative to external benchmarks, but are not specifically disclosed due to competitive sensitivity.

The strategic measure was payable at 25% for threshold performance, 100% for target performance and 200% for maximum performance, as determined by the P&O Committee. However, in the event our performance on either of the two financial performance measures discussed above was below the threshold level, the strategic measure would be capped at 100%.

The chart below shows the performance considered by the P&O Committee during its assessment of our 2024 performance against the strategic goals.

Goal	Measure	Assessment
Innovation	Our revenue from new products	Exceeded our goal by $400 million
	Our incremental net sales coming from innovation (including disruptive and transformational innovation)	Incremental net sales from innovation exceeded our goal by 3%; the portion of those incremental net sales from disruptive and transformational innovation was within our target range
Superior Consumer Experience	Our performance on on-shelf quality audits	At 97.4%, met our goal of at or above 96%
Culture of Inclusion	Our progress in building a culture of inclusion and belonging	Exceeded our goals, maintaining last year’s high result and achieving top quartile of the market benchmark
Sustainability	Our progress towards making all our packaging recyclable, reusable or compostable	At 93%, was within our 2024 target range

Based on our strong performance against our goals of accelerating innovation, driving superior consumer experience, supporting our culture of inclusion and progressing our sustainability initiatives detailed above, the P&O Committee determined that the strategic measure should pay out at 150% of target.

Based on strategic measure performance of 150%, Base Business Earnings Per Share of $3.60 and organic sales growth of 7.4%, the P&O Committee approved bonus awards for the Named Officers at 174.0% of their assigned award opportunities. The annual cash bonus for Mr. Wallace equaled 304.5% of his year-end salary, for Mr. Sutula equaled 174.0% of his year-end salary and for Mses. Daniels and Parameswaran and Mr. Tsourapas equaled 139.2% of their respective year-end salaries.

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Executive Compensation

Long-term Incentives

Overview

Our long-term incentive compensation, all of which is granted in the form of equity, is designed to focus the Named Officers and other Colgate executives on increasing shareholder value and to incentivize their contribution to our long-term growth and performance. All three types of long-term incentives for the Named Officers are used to balance and support the key principles discussed on page 33.

NAMED OFFICERS’ LONG-TERM INCENTIVES MIX

Because their value is solely dependent on appreciation in stock price, stock options strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between the Named Officers and stockholders. Time-based RSUs similarly align the interests of our Named Officers with those of our stockholders because their value increases or decreases as our stock price changes. The use of PBRSUs ensures that the amount of long-term incentive compensation granted is tied directly to both relative increases in shareholder value and the achievement of critically important multi-year financial performance objectives. Due to the multi-year performance and/or vesting periods, all of our long-term incentives support the goal of retaining the Named Officers and other key executives.

Consistent with our longstanding practice of encouraging stock ownership throughout the organization to reward employees for the long-term value they create and to align management and stockholder interests, long-term equity grants are the largest component of target direct compensation for the Named Officers. With the exception of Mr. Wallace, whose long-term incentives are targeted above the median as described on page 35, following a review of the practices of the Comparison Group, long-term incentives are generally targeted near the median of the Comparison Group, with above-median awards available based on superior performance and below-median awards available based on performance below expectations.

In 2024, our annual stock option and RSU utilization for all awards was 0.30% of outstanding stock, placing us at the 42nd percentile of the Comparison Group based on available market data.

Stock Options and Time-Based Restricted Stock Units

Overview

The number of stock options and time-based RSUs granted to individual executives is determined based on guidelines set for each salary grade level. Established annually, the stock option and time-based RSU guidelines are determined based on a review of market data and share usage. Actual awards may vary from such guidelines based on a qualitative assessment of factors similar to those used to determine salary, including each individual’s performance, the performance of the business unit or function for which they are responsible and the assumption of new job responsibilities. (See discussion of salary on page 37.) As with other compensation decisions, in the case of the CEO, the P&O Committee makes such assessment with the participation and concurrence of the other independent directors of the Board and considering advice from its independent consultant, FW Cook. In the case of the other Named Officers, the P&O Committee reviews and approves awards taking into account the recommendations of the Global Human Resources function and the CEO.

Stock Option and Time-Based RSU Grants

During 2024, the stock option and time-based RSU grants to the Named Officers were at our guideline award level except for Ms. Parameswaran, whose awards were 25% above the guideline award level in recognition of her contributions and to ensure her continued service to the Company in her key operational role. See columns (i) and (j) of the Grants of Plan- Based Awards Table for the number of time-based RSUs and stock options, respectively, granted to the Named Officers in 2024. Mr. Wallace’s awards for 2024 were 145,696 stock options and 20,689 time-based RSUs, both consistent with the pre-established guideline.

Stock Option Terms

Stock options vest in equal annual installments over three years, the exercise price of the stock options is equal to the closing price of our Common Stock on the date of grant and the term of the stock options is eight years. Unvested stock options are forfeited if the recipient terminates their employment, other than through retirement, death or disability. For more information regarding the effect of various types of termination of employment on the vesting of stock options, see page 54.

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Executive Compensation

Time-Based RSU Terms

Time-based RSU awards vest in equal annual installments over three years and are distributed as shares of Common Stock upon vesting. Unvested awards are forfeited if the recipient terminates their employment, other than through retirement, death or disability. For more information regarding the effect of various types of termination of employment on the vesting of time-based RSUs, see page 54. Recipients of time-based RSU awards do not have voting rights or receive dividends until the awards vest. During the vesting period, dividend equivalents in the form of additional RSUs accrue at the same rate that dividends are paid on our Common Stock, to be distributed as shares together with the underlying award.

Performance-Based Restricted Stock Unit Awards

Awards

Under our Growth Performance Plan, executives, including the Named Officers, receive PBRSUs at the beginning of each three-year performance cycle.

Each year, at the beginning of a three-year performance cycle, the P&O Committee approves a set of performance goals and a target award expressed in dollars, which is converted into PBRSUs by dividing the dollar value by the closing price of our Common Stock on the grant date. The number of PBRSUs that are earned and vest at the end of the performance period will be determined based on our performance against the pre-established performance goals. The PBRSUs will vest, to the extent earned, following the conclusion of the three-year performance period when actual performance is known and certified by the P&O Committee and shares of Common Stock are delivered in respect of the earned PBRSUs following vesting. In addition, the P&O Committee has discretion to adjust earned awards upward or downward, subject to award limits established by the P&O Committee at the time the performance measures were set.

For the 2024-2026 performance cycle, Mr. Wallace’s target award was 62,252 PBRSUs and the target award for each of the other Named Officers ranged from 10,922 PBRSUs to 16,412 PBRSUs. All such target awards were granted in March 2024. Depending upon performance against the pre-established measures discussed below, including the modifier based on total shareholder return relative to peers, the number of PBRSUs that can be earned ranges from zero, if performance falls below a certain level, to a maximum of 250% of the target number of PBRSUs. The actual value of the payout from the PBRSUs will be determined in 2027 and will depend upon achievement of the performance goals as well as the price of our Common Stock at the time of vesting.

Performance Measures

The performance measures used for the 2024-2026 performance cycle are described below.

Performance Measure	Weight	Threshold	Target	Maximum
Average organic sales growth relative to the Comparison Group over the three-year performance period	50%
Average Base Business Net Income growth relative to the Comparison Group over the three-year performance period*	30%
Average Free Cash Flow Productivity over the three-year performance period	20%

*	We adjust net income in our audited financial statements for the effects of the following, as applicable: restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. For purposes of this Proxy Statement, this is referred to as “Base Business Net Income.” Comparable adjustments are also made to net income of the companies in the Comparison Group for purposes of determining relative performance.

If performance on any of the performance measures is below the threshold level, no PBRSUs would be earned with respect to that component. To the extent performance on any of the performance measures falls between two applicable values, the applicable payout percentage would be interpolated on a linear basis.

These measures were chosen based on our view that together they will drive sustainable profitable growth while reflecting the underlying momentum and strong fundamentals of our business and our ability to generate cash to satisfy current and future obligations, reinvest in business-building activities and return value to stockholders. The measures are primarily based on our performance relative to peers to ensure focus on delivering peer-leading performance, no matter the marketplace conditions.

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Executive Compensation

The Growth Performance Plan also includes a total shareholder return modifier to further link awards to the stockholder experience and hold management accountable for outperforming peers. The number of PBRSUs earned following completion of the 2024-2026 performance cycle may increase or decrease by up to 25% based on our total shareholder return, defined as stock price appreciation (calculated using trailing 20-day average closing stock prices) plus dividends paid, relative to the Comparison Group over the same three-year period, as follows:

Company's TSR Relative to Comparison Group	Award Modifier
≥75th percentile	+25%
61st – 74th percentile	+10%
40th – 60th percentile	0
26th – 39th percentile	-10%
≤25th percentile	-25%

In the event our total shareholder return over the performance period is negative, no participant would be eligible to earn more than the target number of PBRSUs, even if our performance on the other performance measures would otherwise entitle them to a higher payout.

Performance Cycles Status

The status of our just completed and in-progress performance cycles is described below.

Performance Period and Measures	Performance Levels	Status
2022-2024
50% relative organic sales growth

●      Results were certified in February 2025

●      Total shareholder return was at the 85th percentile relative to the 2022-2024 Comparison Group, which increased the payout by 25% based on the total shareholder return modifier applicable for the 2022-2024 performance cycle, as described on page 41 of our 2023 Proxy Statement

●      Based on the above performance, the PBRSUs paid out at 149.3% of target

30% relative Base Business Net Income growth
20% Free Cash Flow Productivity
2023-2025
50% relative organic sales growth

●      Based on performance achieved through December 31, 2024, payout would be between the target and maximum levels. Performance over the remaining year of the performance period will determine the actual number of shares earned, if any

●      Results will be certified in February 2026, including applying the total shareholder return modifier

30% relative Base Business Net Income growth
20% Free Cash Flow Productivity
2024-2026
50% relative organic sales growth

●      Based on performance achieved through December 31, 2024, payout would be between the target and maximum levels. Performance over the remaining two years of the performance period will determine the actual number of shares earned, if any

●      Results will be certified in February 2027, including applying the total shareholder return modifier

30% relative Base Business Net Income growth
20% Free Cash Flow Productivity

*	Free Cash Flow Productivity for 2022-2024 was 111.5%. However, our Free Cash Flow Productivity was impacted in 2023 by charges related to an ERISA litigation matter and in 2022 by goodwill and intangible assets impairment charges. These non-cash charges had the effect of reducing the Company’s 2023 and 2022 GAAP net income (the denominator used to calculate Free Cash Flow Productivity) but did not impact free cash flow before dividends (the numerator), thus resulting in higher Free Cash Flow Productivity than the Company would otherwise have achieved in 2023 and 2022. Therefore, the P&O Committee adjusted net income for these charges in order to eliminate the impact of these charges on the Free Cash Flow Productivity measure, resulting in Free Cash Flow Productivity for 2023 and 2022 of 114.0% and 71.9%, respectively, and for the 2022-2024 performance period of 100.7%.

42

Executive Compensation

PBRSU Terms

To the extent earned, the PBRSUs granted under the Growth Performance Plan vest upon certification of the performance results in February of the year following completion of the performance period (in 2027 for the 2024-2026 performance cycle) and are distributed as shares of Common Stock as soon as administratively practicable thereafter. Awards are forfeited if the recipient terminates their employment, other than through retirement, death or disability, prior to the end of the performance period. If a recipient retires, dies or becomes disabled during the performance period (provided they remained employed for at least the first six months of the performance period), they are eligible to earn PBRSUs on a pro rata basis at the conclusion of the performance period reflecting the proportion of the performance period for which they were employed. For more information regarding the effect of various types of termination on the vesting of PBRSUs, see page 54. Recipients of PBRSUs do not have voting rights or the right to receive dividends until they are distributed as shares of Common Stock.

Compensation Governance Features

Equity Grant Policies and Practices

We grant annual equity awards at the same predetermined times each year, at regularly scheduled P&O Committee meetings in the first and third quarters. Equity awards for new hires or newly promoted employees or special awards for recognition or retention purposes are generally made on a monthly basis. All awards are granted under a stockholder-approved plan, the grant date of any award is no earlier than the date on which such award is approved and the grant price of any award is never less than the closing price of our Common Stock on the date of grant. We do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the public release of such information based on equity award grant dates. It is our policy to not grant stock options or similar awards during the four business days prior to or one business day following an earnings announcement or filing of a periodic report on Form 10-Q or Form 10-K. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our Common Stock on the date of grant.

Stock Ownership and Retention Requirements

To further align the interests of our officers with those of our stockholders and ensure a long-term perspective, the Board has established minimum stock ownership guidelines for members of senior management. The CEO is required to own Colgate stock equal in value to eight times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to four times their annual salaries. Other senior managers are subject to ownership requirements of one or two times their annual salaries. Executives have five years from their initial promotion into an eligible position to achieve required ownership levels and neither unexercised stock options nor unearned PBRSUs are counted for purposes of determining whether the ownership requirements have been met. Additionally, until they have achieved their required ownership level, officers are required to retain 100% of the net after-tax shares of Common Stock received upon the vesting of any RSU award (including PBRSU awards). Compliance with the ownership requirements is evaluated on an annual basis. All Named Officers are in compliance with this policy.

Insider Trading Policy and Prohibition on Hedging and Pledging of Company Stock

The Board has adopted an insider trading policy that governs purchases, sales and other dispositions of Colgate securities by our directors, officers and employees, as well as by the Company itself. The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Among other things, the insider trading policy prohibits those subject to the policy from engaging in transactions in Colgate securities while aware of material nonpublic information about Colgate.

The insider trading policy also prohibits our directors, officers and employees who receive stock-based compensation from purchasing any financial instrument that is designed to hedge against or offset any decrease in the value of Colgate securities, such as short sales and put and call options, and strongly discourages all other employees from entering into such transactions. In addition, we prohibit our directors and officers from pledging Colgate securities. During 2024, all of the Named Officers were in compliance with both the anti-hedging and anti-pledging policies.

A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

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Executive Compensation

Clawback Policies

In accordance with NYSE listing standards, the Board has adopted a mandatory clawback policy that requires us to recoup excess incentive compensation paid to our executive officers as a result of a financial restatement, regardless of any misconduct or fault on the part of the executive officer. We also continue to maintain a broader, discretionary clawback policy that permits us to recoup cash and equity incentive compensation (both time-based and performance-based) made to our executive officers and other executives subject to the policy in the event of a financial restatement or if the executive engaged in conduct that violates our Code of Conduct. In addition, our equity award agreements include non-competition, non-solicitation and non-interference restrictions in the event of an employee’s departure from Colgate. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of equity awards.

Advisory Vote on Executive Compensation

Our executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 86.7% of stockholders voting on the proposal at the 2024 Annual Meeting of Stockholders. The P&O Committee believes that this result reflects the stockholders’ support for the compensation decisions made by the P&O Committee for our Named Officers. See pages 24 to 25 for information regarding our stockholder engagement efforts on compensation and other matters.

Conclusion

In summary, the P&O Committee believes in aligning pay and performance. Thus, its approach to executive compensation is guided by the principle that executives should have the potential for increased compensation when performance objectives are exceeded, provided that compensation decreases if performance objectives are not met.

P&O Committee Report

The P&O Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2024 and this Proxy Statement.

The foregoing P&O Committee report has been submitted by the members of the P&O Committee: John P. Bilbrey (Chair), Steven A. Cahillane, C. Martin Harris, Kimberly A. Nelson and Brian O. Newman.

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Executive Compensation

Summary Compensation Table

The following table shows the compensation of our Named Officers for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	(3)	Non-Equity Incentive Plan Compensation ($)	(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(5)	All Other Compensation ($)	(6)	Total ($)
(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)		(i)		(j)
Noel Wallace Chairman, President and Chief Executive Officer	2024	1,500,000	—		7,893,014		3,300,014		4,567,500		56,182		918,154		18,234,864
	2023	1,475,000	—		6,863,950		3,075,008		4,725,000		52,764		929,862		17,121,584
	2022	1,387,500	—		4,364,655		4,750,006		3,300,150		31,939		628,156		14,462,406
Stanley J. Sutula III Chief Financial Officer	2024	1,007,513	—		2,080,962		870,009		1,772,152		—		203,942		5,934,578
	2023	959,750	—		1,941,996		870,008		1,754,316		—		163,589		5,689,659
	2022	905,018	589,199	(7)	1,022,228		1,112,503		1,232,694		—		138,685		5,000,327
Jennifer M. Daniels Chief Legal Officer and Secretary	2024	921,815	—		1,384,831		579,002		1,297,131		—		170,426		4,353,205
	2023	880,098	—		1,292,516		579,013		1,284,077		—		196,001		4,231,705
	2022	835,748	—		845,343		920,008		910,820		—		138,252		3,650,171
Prabha Parameswaran Group President, Growth and Strategy	2024	947,215	—		1,481,388		723,758		1,332,872		16,947		230,746		4,732,926
	2023	908,543	—		1,292,516		579,013		1,319,458		15,226		402,012		4,516,768
	2022	876,475	—		845,343		920,008		953,999		7,655		196,010		3,799,490
Panagiotis Tsourapas Group President, Europe and Developing Markets	2024	947,215	—		1,384,831		579,002		1,332,872		4,702		231,069		4,479,691
	2023	908,543	—		1,292,516		579,013		1,319,458		4,404		280,998		4,384,932
	2022	876,475	—		845,343		920,008		953,999		2,215		196,333		3,794,373

NOTES TO THE SUMMARY COMPENSATION TABLE

(1)	Bonus. Except as described in note 7 below, cash bonuses are awarded based on specific pre-established performance measures and therefore are reported in column (g) under Non-Equity Incentive Plan Compensation.
(2)	Stock Awards. The amounts reported in this column reflect the aggregate grant date fair value of PBRSUs granted to each Named Officer in the years reported pursuant to our Growth Performance Plan under the stockholder-approved 2019 Plan. These PBRSUs may be earned and, if earned, will vest in shares of Common Stock to the extent the pre-established performance measures are met over the three-year performance cycle starting in the year of grant. Since these awards are subject to future performance conditions, the aggregate values at the grant date reflected in this column for those awards were based on the probable outcome of those conditions at the grant date, consistent with applicable accounting guidance. For a description of how the aggregate grant date fair value of the PBRSUs was calculated, see Note 7 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The below table provides the aggregate value of the PBRSUs for the 2024-2026 performance cycle at the grant date at the threshold, target and maximum performance levels. The actual value of the PBRSUs at the time of payout will depend upon achievement of the performance measures as well as the price of our Common Stock at the time of vesting. For more information regarding these awards and the program under which they were made, including the terms and conditions and applicable performance measures, see pages 41 to 43 of the CD&A and the Grants of Plan-Based Awards Table.

	2024-2026 PBRSUs
Named Officer	Value at Threshold Level ($)	(a)	Value at Target Level (Reported in Column (e) above) ($)	(a)	Value at Maximum Level ($)	(a)
Noel Wallace	569,276		5,692,945		11,385,891
Stanley J. Sutula III	150,069		1,500,877		3,001,755
Jennifer M. Daniels	99,863		998,817		1,997,634
Prabha Parameswaran	99,863		998,817		1,997,634
Panagiotis Tsourapas	99,863		998,817		1,997,634

(a)	The amount of shares earned at the conclusion of the 2024-2026 performance cycle may increase or decrease by up to 25% based on our total shareholder return relative to the Comparison Group.

The amounts reported in this column for 2024 and 2023 also reflect the aggregate grant date fair value of annual time-based RSU awards made to each Named Officer under the stockholder-approved 2019 Plan in each of those years. The value of these RSU awards is based on the fair market value (which is the closing stock price) of our Common Stock on the date of grant. For more information regarding these awards, including their terms and conditions, see pages 40 to 41 of the CD&A and the Grants of Plan-Based Awards Table.

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Executive Compensation

(3)	Option Awards. This column reflects the aggregate grant date fair value of annual stock option awards granted to each Named Officer in the years reported under the stockholder-approved 2019 Plan. The estimated value of stock options is calculated using the Black-Scholes model. For a description of the assumptions used to calculate the amounts, see Note 7 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For more information regarding these awards, including their terms and conditions, see page 40 of the CD&A and the Grants of Plan-Based Awards Table.
(4)	Non-Equity Incentive Plan Compensation. This column reflects the cash bonuses earned by the Named Officers under the stockholder-approved 2019 Plan based on one or more pre-established performance measures, as discussed more fully on pages 38 to 39 of the CD&A. These bonuses were awarded and paid after audited financial results for the years for which performance was measured were known early in the following year. See the Grants of Plan-Based Awards Table for more information regarding 2024 bonuses.
(5)	Change in Pension Value. This column reflects (i) for Ms. Parameswaran and Messrs. Tsourapas and Wallace, the aggregate change in the actuarial present value of their accumulated benefit under the Retirement Plan and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”) from December 31, 2023 to December 31, 2024, December 31, 2022 to December 31, 2023 and December 31, 2021 to December 31, 2022, as applicable, reflecting additional interest credited to their plan accounts as described on page 50 and (ii) for Mr. Wallace, above-market interest earned during those periods ($1,211 in 2024) under the Colgate-Palmolive Company Supplemental Savings and Investment Plan (the “Supplemental Savings & Investment Plan”), as described on page 52. None of the Named Officers except Mr. Wallace earned above-market interest under the Supplemental Savings & Investment Plan. Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan or Supplemental Retirement Plan and instead participate only in our defined contribution plans so no amounts are shown for either of them in this column.
(6)	All Other Compensation. The amounts shown in this column are paid pursuant to programs available either to all U.S. employees generally or to a broad group of management employees, except as specifically noted in the footnotes below. The dollar amounts paid under each such program and the value of perquisites and other personal benefits granted to the Named Officers in 2024 were:

Named Officer	Company Contributions to Savings & Investment 401(k) Plan ($)	(a)	Company Allocations to Supplemental Savings & Investment Plan ($)	(b)	Value of Company- Paid Life Insurance Premiums ($)	Perquisites and Other Personal Benefits ($)	(c)
Noel Wallace	41,400		776,475		3,060	97,219
Stanley J. Sutula III	32,775		169,178		1,989	—
Jennifer M. Daniels	41,400		126,809		2,217	—
Prabha Parameswaran	41,400		187,446		1,900	—
Panagiotis Tsourapas	41,400		187,446		2,223	—

(a)	This column reflects Company contributions to the Named Officers’ accounts under the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Savings & Investment Plan”), a broad-based employee stock ownership and 401(k) plan available generally to all U.S. employees. Profit-sharing contributions are made in the form of shares of Common Stock. Company matching contributions and retirement contributions are invested in the same form as employees’ own contributions to the Savings & Investment Plan. The amounts shown represent the value of such contributions at the time of allocation to the Named Officers’ accounts.
(b)	This column reflects Company allocations to the Supplemental Savings & Investment Plan, a plan available to U.S. employees who are not able to receive the full Company matching or retirement contributions under the Savings & Investment Plan due to Internal Revenue Service (“IRS”) or Savings & Investment Plan rules. Amounts allocated by Colgate to the Named Officers’ and other employees’ accounts under this plan are equal only to the amount of the Company contributions that cannot be made to the Savings & Investment Plan due to these IRS or Savings & Investment Plan rules.
(c)	This column consists of the incremental cost to Colgate of the personal use of a car and driver by Mr. Wallace, valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses. We provide Mr. Wallace with this perquisite for security and efficiency purposes, and any income taxes due as a result of this perquisite are the responsibility of Mr. Wallace.
(7)	Mr. Sutula was appointed Chief Financial Officer effective November 9, 2020. In connection with his hiring, in March 2022 he received a cash payment of $589,199, equal to the value of the RSUs he would have received from his former employer, Pitney Bowes, under the Pitney Bowes long-term incentive compensation program for the Pitney Bowes 2019-2021 performance cycle had he remained in his prior role. These compensatory arrangements were negotiated at arm’s length at a level appropriate to attract external talent.

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Grants of Plan-Based Awards

The following table shows information in accordance with SEC requirements about the non-equity incentive awards, stock options, PBRSUs and time-based RSU awards that are reflected in the Summary Compensation Table for 2024 and that were granted to the Named Officers either during, or with respect to services rendered in, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Options (#)(4)	($/Sh)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Noel Wallace	3/14/24				6,225	62,252	124,504				5,692,945
	9/12/24							20,689			2,200,068
	9/12/24								145,696	106.34	3,300,014
	2/13/25	131,250	2,625,000	5,250,000
Stanley J. Sutula III	3/14/24				1,641	16,412	32,824				1,500,877
	9/12/24							5,455			580,085
	9/12/24								38,411	106.34	870,009
	2/13/25	50,924	1,018,478	2,036,956
Jennifer M. Daniels	3/14/24				1,092	10,922	21,844				998,817
	9/12/24							3,630			386,014
	9/12/24								25,563	106.34	579,002
	2/13/25	37,274	745,478	1,490,956
Prabha Parameswaran	3/14/24				1,092	10,922	21,844				998,817
	9/12/24							4,538			482,571
	9/12/24								31,954	106.34	723,758
	2/13/25	38,301	766,018	1,532,036
Panagiotis Tsourapas	3/14/24				1,092	10,922	21,844				998,817
	9/12/24							3,630			386,014
	9/12/24								25,563	106.34	579,002
	2/13/25	38,301	766,018	1,532,036

NOTES TO THE GRANTS OF PLAN-BASED AWARDS TABLE

(1)	The amounts shown represent the threshold, target and maximum payouts for annual performance-based cash bonuses under the stockholder-approved 2019 Plan with respect to services rendered in 2024. The threshold amounts represent the potential payout if performance against the pre-established performance measures is at the lowest level resulting in an award being paid, while the target and maximum amounts represent the potential payout if performance against the pre-established performance measures is at target and maximum levels, respectively. The actual amounts awarded are reported in column (g) of the Summary Compensation Table. See pages 38 to 39 of the CD&A for a description of our annual incentive program, including the above-mentioned performance measures.
(2)	The amounts shown represent the number of shares the Named Officers are eligible to earn at the threshold, target and maximum levels in connection with the target PBRSUs granted to the Named Officers in March 2024 under the Growth Performance Plan pursuant to the stockholder-approved 2019 Plan for the 2024-2026 performance cycle. The threshold amounts represent the number of shares that would be earned if performance against the pre-established performance measures is at the lowest level resulting in an award being paid, while the target and maximum amounts represent the number of shares that would be earned if performance against the pre-established performance measures is at target and maximum levels, respectively. The awards are also subject to a relative total shareholder return modifier. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table. As described in more detail on pages 41 to 43 of the CD&A, these PBRSUs provide the Named Officers with an opportunity to earn shares of Common Stock, the amount of which will be determined based on our performance against pre-established performance measures over the three-year performance period from January 1, 2024 to December 31, 2026. Target award opportunities were expressed in dollars and converted into the target number of PBRSUs based on the price of our Common Stock on the date of grant.
(3)	The amounts shown represent annual time-based RSU awards granted in September 2024 under the stockholder-approved 2019 Plan. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table. These RSUs will vest in equal annual installments over three years.
(4)	The amounts shown represent annual stock option awards granted in September 2024 under the stockholder-approved 2019 Plan. The aggregate grant date fair value of such awards is included in column (f) of the Summary Compensation Table. The key terms of our stock options are as follows: (i) the exercise price is equal to the closing price of our Common Stock on the date of grant; (ii) the term is eight years; and (iii) they vest in equal annual installments over three years.
(5)	This column shows the grant date fair value of: (i) the unearned PBRSUs granted to the Named Officers in March 2024 under the Growth Performance Plan for the 2024-2026 performance cycle calculated in accordance with accounting guidance; (ii) the time-based RSU awards shown in column (i) of this table calculated based on the fair market value of our Common Stock (which is the closing stock price) on the date of grant; and (iii) the stock option awards shown in column (j) of this table calculated using the Black-Scholes model. For a description of the assumptions used to calculate these amounts, see Note 7 (“Capital Stock and Stock-Based Compensation Plans”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options, PBRSUs and other RSUs held by the Named Officers as of December 31, 2024.

	Option Awards(1)(2)					Stock Awards(1)
								Equity	Equity
								Incentive	Incentive
							Market	Plan Awards:	Plan Awards:
						Number of	Value	Number of	Market or
		Number of	Number of			Shares or	of Shares	Unearned	Payout Value
		Securities	Securities			Units of	or Units	Shares,	of Unearned
		Underlying	Underlying			Stock	of Stock	Units or	Shares, Units or
		Unexercised	Unexercised	Option		That	That Have	Other Rights	Other Rights
		Options	Options	Exercise	Option	Have Not	Not	That Have	That Have
	Option	(#)	(#)(3)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Grant	Exercisable	Unexercisable	($)	Date	(#)(4)(5)	($)(6)	(#)(7)	($)(8)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Noel Wallace	9/12/19	322,042	—	72.29	9/12/27	135,157	12,287,123	268,182	24,380,426
	9/10/20	377,443	—	76.41	9/10/28
	9/10/21	405,041	—	77.04	9/10/29
	9/9/22	215,273	107,637	78.03	9/9/30
	9/13/23	68,838	137,677	72.83	9/13/31
	9/12/24	—	145,696	106.34	9/12/32
Stanley J. Sutula III	11/9/20	97,843	—	81.78	11/9/28	33,178	3,016,212	73,474	6,679,521
	9/9/22	50,419	25,210	78.03	9/9/30
	9/13/23	19,476	38,953	72.83	9/13/31
	9/12/24	—	38,411	106.34	9/12/32
Jennifer M. Daniels	9/12/19	22,000	—	72.29	9/12/27	25,711	2,337,387	48,898	4,445,317
	9/10/20	69,938	—	76.41	9/10/28
	9/10/21	74,820	—	77.04	9/10/29
	9/9/22	41,695	20,848	78.03	9/9/30
	9/13/23	12,962	25,924	72.83	9/13/31
	9/12/24	—	25,563	106.34	9/12/32
Prabha Parameswaran	9/12/19	66,794	—	72.29	9/12/27	26,563	2,414,842	48,898	4,445,317
	9/10/20	69,938	—	76.41	9/10/28
	9/10/21	74,820	—	77.04	9/10/29
	9/9/22	41,695	20,848	78.03	9/9/30
	9/13/23	12,962	25,924	72.83	9/13/31
	9/12/24	—	31,954	106.34	9/12/32
Panagiotis Tsourapas	9/10/20	69,938	—	76.41	9/10/28	25,711	2,337,387	48,898	4,445,317
	9/10/21	74,820	—	77.04	9/10/29
	9/9/22	41,695	20,848	78.03	9/9/30
	9/13/23	12,962	25,924	72.83	9/13/31
	9/12/24	—	25,563	106.34	9/12/32

NOTES TO THE OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(1)	For information regarding the treatment of these awards in the event of termination of employment under various circumstances including retirement, see “Executive Severance and Other Termination Benefits—Equity Awards.”
(2)	The following table contains information about the aggregate value of stock options held by each of the Named Officers as of December 31, 2024. The values shown are calculated based on the difference between the closing price of our Common Stock on December 31, 2024 and the applicable exercise prices.

	Value of Unexercised In-the-Money Options at Fiscal Year-End
Named Officer	Exercisable ($)	Unexercisable ($)
Noel Wallace	21,104,571	3,875,565
Stanley J. Sutula III	1,894,829	1,028,975
Jennifer M. Daniels	3,232,879	737,228
Prabha Parameswaran	4,066,943	737,228
Panagiotis Tsourapas	2,823,239	737,228

(3)	The stock option awards shown in this column vest as follows:

Named Officer	9/9/25	9/12/25	9/13/25	9/12/26	9/13/26	9/12/27
Noel Wallace	107,637	48,565	68,838	48,565	68,839	48,566
Stanley J. Sutula III	25,210	12,803	19,476	12,804	19,477	12,804
Jennifer M. Daniels	20,848	8,521	12,962	8,521	12,962	8,521
Prabha Parameswaran	20,848	10,651	12,962	10,651	12,962	10,652
Panagiotis Tsourapas	20,848	8,521	12,962	8,521	12,962	8,521

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Executive Compensation

(4)	The amounts shown in this column and in note 5 below also include, where applicable, dividend equivalents in the form of additional RSUs that have accrued during the applicable vesting period, rounded down to the nearest whole number. Any accrued fractional PBRSUs and RSUs are settled in cash and therefore are not included in the amounts shown.
(5)	The earned PBRSUs and RSUs shown in this column will vest as follows:

	PBRSUs	RSUs
Named Officer	2/13/25	9/12/25	9/13/25	9/12/26	9/13/26	9/12/27
Noel Wallace	96,041	5,978	9,635	6,933	9,636	6,934
Stanley J. Sutula III	22,493	1,575	2,726	1,828	2,727	1,829
Jennifer M. Daniels	18,601	1,048	1,814	1,216	1,815	1,217
Prabha Parameswaran	18,601	1,291	1,814	1,521	1,815	1,521
Panagiotis Tsourapas	18,601	1,048	1,814	1,216	1,815	1,217

(6)	The market value of earned PBRSUs and RSUs that have not vested is calculated based on the closing price of our Common Stock on December 31, 2024.
(7)	The PBRSUs shown in this column were granted under our Growth Performance Plan and will vest, subject to achievement of the applicable performance criteria, in February 2026 and February 2027, as shown in the below table. The amounts shown in this column (and in column (j)) reflect the number of shares each of the Named Officers will earn if the maximum level of performance is achieved for the 2023-2025 and 2024-2026 performance cycles.

	Unearned PBRSUs Under the Growth Performance Plan – Maximum Level
Named Officer	2023-2025 Cycle (Vesting in 2026)	2024-2026 Cycle (Vesting in 2027)
Noel Wallace	143,678	124,504
Stanley J. Sutula III	40,650	32,824
Jennifer M. Daniels	27,054	21,844
Prabha Parameswaran	27,054	21,844
Panagiotis Tsourapas	27,054	21,844

(8)	The market value of unearned PBRSUs that have not vested is calculated based on the closing price of our Common Stock on December 31, 2024.

Option Exercises and Stock Vested

The following table contains information about the number of shares acquired and value realized (including, in the case of RSUs, dividend equivalents in the form of additional RSUs that accrued during the vesting period) during 2024 upon the exercise or vesting of equity awards previously granted to each of the Named Officers.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
(a)	(b)	(c)		(d)	(e)
Noel Wallace	105,486	1,637,437		94,795	9,991,374
Stanley J. Sutula III	95,410	1,599,350		15,934	1,881,366
Jennifer M. Daniels	105,883	2,128,625		19,815	2,021,195
Prabha Parameswaran	56,836	901,434		19,821	2,102,413
Panagiotis Tsourapas	97,227	2,297,287		19,815	2,021,195

NOTES TO THE OPTION EXERCISES AND STOCK VESTED TABLE

(1)	The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the stock option.
(2)	The aggregate dollar amount realized upon the vesting of PBRSUs and RSUs is calculated based on the closing price of our Common Stock on the vesting date of each award. The aggregate dollar amount realized upon the vesting of PBRSUs and RSUs includes the value of any accrued fractional PBRSUs and RSUs settled in cash.

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Executive Compensation

Retirement Plans

All Named Officers participate in the Savings & Investment Plan, a defined contribution plan sponsored by Colgate generally available to all U.S. employees, as well as the Supplemental Savings & Investment Plan, a plan available to U.S. employees whose benefits under the Savings & Investment Plan are otherwise limited due to IRS or Savings & Investment Plan rules.

Ms. Parameswaran and Messrs. Tsourapas and Wallace are also participants in and will receive retirement benefits under the Retirement Plan, a broad-based, tax-qualified retirement plan available generally to all U.S. employees who were eligible for the plan as of August 31, 2010, and the Supplemental Retirement Plan, an unfunded non-qualified supplemental plan available to employees whose benefits under the Retirement Plan are subject to certain IRS limits. The Supplemental Retirement Plan provides for payment of the portion of the Retirement Plan benefit that exceeds IRS and Retirement Plan limits. Our retirement programs, including these plans, are generally designed to provide our long-serving, retiring employees with competitive replacement income based on prevailing market practice. Employees hired after June 1, 2010 are not eligible to participate in the Retirement Plan. Ms. Daniels and Mr. Sutula, who joined Colgate in 2014 and 2020, respectively, are not participants in either the Retirement Plan or the Supplemental Retirement Plan.

Ms. Parameswaran’s and Messrs. Tsourapas’s and Wallace’s Retirement Plan benefits are determined in accordance with the Personal Retirement Account (“PRA”) formula. Under the PRA formula, the benefit is payable upon the employee’s departure from Colgate at any age and the value is equal to the employee’s vested account balance.

PRA formula benefits are determined as follows: On July 1, 1989, an account was established for each eligible person with an opening balance equal to the greater of (i) the value of the pension then accrued under the formula that existed prior to July 1, 1989 and (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee’s account had the PRA formula always been in effect. For those initially eligible employees, as well as employees who were hired or became eligible to participate in the Retirement Plan between July 1, 1989 and June 1, 2010, monthly pay-based credits equal to a percentage of the employee’s monthly “recognized earnings” accumulated in a PRA account established in the employee’s name.

“Recognized earnings” consisted of the higher of (i) the compensation earned by an employee during the previous year and (ii) their annual salary as of January 1 of the year in question plus the annual bonus paid to the employee in the previous year. Recognized earnings did not include the value of equity compensation.

The Retirement Plan was amended effective January 1, 2014 to provide that no additional pay-based credits will be made to PRA accounts after December 31, 2013. This change also applied to the Supplemental Retirement Plan.

Employees who accrued benefits under the PRA formula receive monthly credits for interest in their accounts. Interest credits continue after December 31, 2013. The interest crediting rate for 2024 was 5.45%, which was determined in accordance with the Retirement Plan rules and applicable IRS guidance.

For employees retiring under the PRA formula, benefits earned under the Supplemental Retirement Plan through December 31, 2004 will follow the form of payment elected under the Retirement Plan, and benefits earned after December 31, 2004 will be paid in a lump sum. However, employees may request to have their full retirement benefit under the Supplemental Retirement Plan paid in a lump sum. Such requests may be accepted or denied.

Total annual retirement benefits payable under the Retirement Plan and the Supplemental Retirement Plan are subject to a maximum of 70% of the sum of an individual’s base salary at retirement plus cash-based incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. Under the standard form of retirement benefit for a married participant, the employee receives a monthly retirement benefit for life and, upon the employee’s death, their spouse is entitled to receive a monthly benefit for life equal to 50% of the employee’s benefit. For approximately 200 employees, including the Named Officers who participate in the Retirement Plan, the employee’s spouse is entitled to receive an additional monthly amount equal to 25% of the employee’s normal monthly retirement benefit for life if the employee dies during retirement or while in active service after attaining early retirement eligibility. However, this benefit is not available to the extent it would cause the total retirement benefit payable to the employee’s spouse to exceed 100% of the employee’s normal retirement benefit and is not available if a participant elects a lump sum form of payment under the Retirement Plan.

If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of Supplemental Retirement Plan distributions, if triggered by the participant’s termination or retirement.

50

Executive Compensation

Pension Benefits

The following table shows the actuarial present value of each Named Officer’s total accumulated benefit as of December 31, 2024 under the terms of the Retirement Plan and the Supplemental Retirement Plan. As described above, Ms. Daniels and Mr. Sutula are not participants in the Retirement Plan or the Supplemental Retirement Plan and therefore do not appear in the following table.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)
Noel Wallace	Retirement Plan	26.25	552,034	—
	Supplemental Retirement Plan	26.25	486,572	—
			1,038,606	—
Prabha Parameswaran	Retirement Plan	16.17	274,310	—
	Supplemental Retirement Plan	16.17	33,436	—
			307,746	—
Panagiotis Tsourapas	Retirement Plan	3.58	42,977	—
	Supplemental Retirement Plan	3.58	45,849	—
			88,826	—

NOTES TO THE PENSION BENEFITS TABLE

(1)	For Mr. Wallace, the years in this column represent the actual years worked by him for Colgate as of December 31, 2013. For Ms. Parameswaran and Mr. Tsourapas, the years in this column represent the years worked by them for Colgate as of December 31, 2013 during which they were eligible to participate in the Retirement Plan and Supplemental Retirement Plan described above. As noted above, the Retirement Plan and Supplemental Retirement Plan do not take into account service after December 31, 2013.

(2)	The amounts shown reflect the value as of December 31, 2024 of the applicable Named Officers’ benefits under the PRA formula under the Retirement Plan and Supplemental Retirement Plan described above.

Deferred Compensation Plan

Prior to 2021, eligible employees, including the Named Officers, were able to elect annually to defer a portion of their salary and/or cash bonus under the Colgate-Palmolive Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants could defer up to 75% of their salary and/or 100% of their cash bonus payable in the following calendar year. At the option of the participant, these amounts could be deferred to a specific date, at least five years from when the compensation was otherwise payable, or until retirement. Effective October 28, 2021, the Deferred Compensation Plan was amended to prohibit new participation and freeze future deferral elections. Prior deferral elections were unaffected by the amendment.

Interest on deferred amounts is credited to the participant’s account at the end of each calendar year and compounded annually. Interest accrues at a fixed rate equal to 120% of the Applicable Federal Rate (“AFR”) published by the IRS for the year of deferral. Mid- or long-term AFRs are used based on the length of the deferral period elected. Once established at the time of deferral, the same rate remains in effect throughout the entire deferral period.

At the time of deferral, a participant indicated whether they wished to receive the amount deferred in either a lump sum or up to ten annual installments. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections and early withdrawals from deferred accounts are only permitted in extreme cases, such as unforeseen financial hardship that is demonstrated to the P&O Committee. Of the Named Officers, only Mr. Wallace previously elected to participate in the Deferred Compensation Plan, and information about earnings on his prior deferrals is included in the Nonqualified Deferred Compensation Table.

Supplemental Savings & Investment Plan

Employees, including the Named Officers, whose earnings exceed IRS limitations on compensation that may be recognized under the Savings & Investment Plan or whose benefits under the Savings & Investment Plan are otherwise limited due to IRS or Savings & Investment Plan rules, are entitled to receive a supplemental contribution under the Supplemental Savings & Investment Plan. The supplemental contribution is equal to the amount of the Company’s matching contributions and/or retirement contributions that cannot be made under the Savings & Investment Plan due to certain IRS or Savings & Investment Plan rules. Under the Savings & Investment Plan, we match a portion of employee contributions up to 6% of the employee’s eligible earnings and provide retirement contributions based on a percentage of eligible earnings as such earnings are paid to the employee, subject to a maximum amount of eligible earnings under

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Executive Compensation

applicable IRS regulations ($350,000 for 2025 and $345,000 for 2024). Eligible earnings include compensation paid in cash but do not include the value of equity compensation. The supplemental contributions are allocated to the Supplemental Savings & Investment Plan.

Interest is credited under the Supplemental Savings & Investment Plan as follows:

●	Contributions allocated to the plan through December 31, 2002 realize investment results based on the performance of our Common Stock.

●	Contributions allocated to the plan from January 1, 2003 through December 31, 2009 for matching contributions were credited with interest at annual interest rates calculated on the same basis as under the Deferred Compensation Plan described above. Effective October 1, 2010, the interest crediting rate was adjusted so that these contributions are credited with interest at the rate of 6.01%. Contributions allocated to the plan in December 2010 for 2010 matching contributions are also credited with interest at the rate of 6.01%.

●	Contributions allocated to the plan for retirement contributions beginning on September 1, 2010, and for matching contributions beginning on January 1, 2011, are credited with the same interest rate that applies under the Retirement Plan as described on page 50.

Amounts allocated to the Supplemental Savings & Investment Plan are distributed upon the participant’s departure from Colgate. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

Nonqualified Deferred Compensation

The following table shows information about the amount of contributions, earnings and balances for each Named Officer under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, the Deferred Compensation Plan as of December 31, 2024.

Name (a)	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($)(1) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(3) (f)
Noel Wallace	3,770,034	—	776,475	245,502	—	4,792,011
Stanley J. Sutula III	300,915	—	169,178	22,997	—	493,090
Jennifer M. Daniels	692,358	—	126,809	42,687	—	861,854
Prabha Parameswaran	1,128,521	—	187,446	69,285	—	1,385,252
Panagiotis Tsourapas	1,351,465	—	187,446	81,743	—	1,620,654

NOTES TO THE NONQUALIFIED DEFERRED COMPENSATION TABLE

(1)	These amounts represent Company contributions allocated under the Supplemental Savings & Investment Plan for 2024. These contributions are also included in compensation reported for each Named Officer in column (i) of the Summary Compensation Table.

(2)	These amounts represent the interest credited to each Named Officer during 2024 and the impact of investment results based on the performance of our Common Stock, as applicable, for amounts allocated under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, deferred under the Deferred Compensation Plan. For further information regarding the calculation of interest earnings on these amounts, see above.

(3)	To the extent that an executive was a Named Officer for a reported year, these amounts, other than the portion attributable to accrued earnings, were reported in previous proxy statements as compensation in the year of the executive’s deferral (under the Deferred Compensation Plan) or the Company’s contribution (under the Supplemental Savings & Investment Plan), as applicable.

Executive Severance and Other Termination Benefits

The P&O Committee periodically reviews the appropriateness of the payment and benefit levels provided under the plans and programs described in this section, based on competitive market information and emerging best practices and governance trends. In particular, the Severance Plan is subject to approval by the Board. The Board most recently renewed the Severance Plan in September 2023 for an initial term of three years, subject to automatic extensions of additional one-year terms unless the Board otherwise determines.

Severance Plan

The Severance Plan is designed to provide participants with reasonable compensation if their employment is terminated following a change in control of the Company. Individual employees are assigned a particular severance level up to the maximum allowed under the plan (24 months) based on grade level.

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Executive Compensation

Approximately 150 senior executives participate in the Severance Plan, including the Named Officers. In addition to the Severance Plan, we have incorporated other arrangements relating to a change in control into our compensation and benefit plans, as described below.

Under the Severance Plan, if at any time within two years of a “change in control” of the Company, we terminate a Named Officer’s employment for any reason other than for cause, or a Named Officer terminates employment due to an adverse change in their conditions of employment, such as a diminution in their position, authority or responsibilities, or a salary reduction (each a “Qualified Termination”), such Named Officer is entitled to receive a lump sum amount equal to either 18 or 24 months of (i) compensation (defined as base salary as of the termination date plus the average of their last three years’ annual bonus awards) plus (ii) company contributions under the Savings & Investment Plan and Supplemental Savings & Investment Plan. The Named Officers are also entitled to receive the continuation of medical, dental and life insurance benefits during the severance period. No severance payments are required if a Named Officer is terminated for “cause,” which is defined as the felony conviction of the Named Officer for a crime having a detrimental effect on our reputation, business or financial condition, the Named Officer’s willful engagement in any malfeasance, dishonesty, fraud or gross misconduct having a material detrimental effect on our reputation, business or financial condition or the Named Officer’s willful and deliberate failure to materially perform their employment duties. In addition, in order to be eligible to participate in the Severance Plan, the Named Officers and other executives are required to agree not to compete with the Company for a period of one year following their termination of employment.

Generally under the Severance Plan, a “change in control” is deemed to occur if: (i) any person, entity or group acquires 30% or more of the outstanding shares of our Common Stock or voting securities (other than securities acquired directly from the Company); (ii) a majority of the board of directors as of the effective date of the Severance Plan is replaced (unless any subsequent board member is approved by at least a majority of the original incumbent board, who shall thereafter be considered an incumbent board member); (iii) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company’s assets is consummated (other than under specific circumstances); or (iv) a complete liquidation or dissolution of the Company is approved by our stockholders.

If an outside accounting firm were to determine that a payment under the Severance Plan would cause a Named Officer to exceed the statutory limit and subject them to the so-called “golden parachute” tax under Section 4999 of the Internal Revenue Code, then the Named Officer would either (i) receive all payments and pay the tax or (ii) receive a reduced amount such that the tax does not apply, whichever approach yields the best after-tax outcome for the Named Officer.

In addition to the foregoing severance benefit, the Severance Plan provides for a payment within 30 days after the change in control, whether or not the Named Officer remains employed, of a pro-rated bonus for the year in which the change in control occurs. The pro-rated bonus paid may be used to offset any other bonus awarded for such year.

Other Change-in-Control Arrangements

Other arrangements relating to a change in control in our compensation and benefit plans are as follows.

●	Equity Awards. We have a “double trigger” vesting policy upon a change in control, meaning that unvested equity awards only vest upon a change in control if (i) there is also a Qualified Termination or (ii) the acquirer fails to assume or replace the outstanding awards. The following provides further detail about the treatment of various equity awards upon a change in control (assuming that outstanding awards are assumed or replaced by the acquirer):

●	Stock options held by employees that are not yet exercisable become exercisable upon a change in control and a Qualified Termination; and

●	Unvested RSUs (including PBRSUs granted under our Growth Performance Plan) are considered earned in full and non-forfeitable upon a change in control and a Qualified Termination. Upon a change in control and a Qualified Termination, performance-based awards for which the performance goals have not yet been satisfied are deemed earned at the greater of the target level or the level of performance achieved to that point.

●	Deferred Compensation Balances. Under the Severance Plan, participating employees are also entitled to receive within 30 days following a change in control all amounts previously deferred by the employee under the Deferred Compensation Plan. They are also entitled to receive amounts held in their Supplemental Savings & Investment Plan accounts as soon as practicable following a change in control. For more information regarding the Deferred Compensation Plan and the Supplemental Savings & Investment Plan, see pages 51 to 52.

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Executive Compensation

Involuntary Termination Without Cause

If we terminate the employment of a Named Officer at the Company’s convenience (i.e., involuntary termination without cause), we will pay in a lump sum an amount equal to between 12 and 24 months of the Named Officer’s base salary and pay certain medical and dental insurance benefits for either 12 or 18 months. Mr. Sutula is also entitled to continuation of life insurance benefits for 12 months following termination since he will not be eligible for retiree life insurance benefits until he has 10 years of service with Colgate. We are not required to make these payments if we terminate a Named Officer’s employment for “cause” (as defined above) or if the Named Officer voluntarily terminates their employment. In 2025, the continuation of medical, dental and life insurance benefits was changed and will no longer include an enhancement for Named Officers.

Deferred Compensation and Retirement Benefits

For information about the pension benefits payable to the Named Officers upon their retirement and deferred compensation balances, see pages 51 to 52. Approximately 500 employees, including the Named Officers, are eligible to qualify for a post-retirement life insurance benefit of up to a maximum of $750,000 in lieu of our regular life insurance benefit for retirees, subject to having at least 10 years of service at retirement and satisfying other applicable eligibility requirements.

Equity Awards

The treatment, in general, of previously granted equity awards in the case of the termination of employment under the following circumstances is as follows:

Nature of Termination	Stock Options	Unearned PBRSUs	Unvested RSUs
Change in Control(1)	Double-trigger vesting	Double-trigger vesting	Double-trigger vesting
Termination for Cause	Forfeited	Forfeited	Forfeited
Involuntary Termination Without Cause	Vested stock options (including those scheduled to vest during the severance period) are exercisable for shorter of remainder of option term or three months; remaining unvested stock options are forfeited(2)(3)	Forfeited	Normal vesting continues through the severance period; remaining unvested are forfeited(2)(3)
Retirement	Normal vesting continues; exercisable for remainder of option term(3)	Pro rata vesting at the end of the performance period with payout subject to actual performance(4)	Normal vesting continues(3)
Death or Disability	Fully vest; exercisable for shorter of remainder of option term or three years	Pro rata vesting at the end of the performance period with payout subject to actual performance(4)	Normal vesting continues
Resignation	Vested stock options are exercisable for shorter of remainder of option term or three months; unvested stock options are forfeited	Forfeited	Forfeited

(1)	See “Other Change-In-Control Arrangements—Equity Awards” above for a full description of the treatment of equity awards following a change in control of the Company.

(2)	If the employee becomes retirement-eligible during the severance period, stock options and RSUs instead receive retirement treatment.

(3)	Except for special retention awards that are subject to continued employment.

(4)	As long as the recipient was employed for at least the first six months of the performance period.

The treatment described above assumes that employees comply with the terms and conditions of the applicable equity award agreements, including non-competition, non-solicitation and non-interference restrictions, in each case following termination of employment. Failure to comply with any of these requirements may result in forfeiture and/or cancellation of those equity awards.

54

Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each Named Officer upon termination of their employment or a change in control of the Company, assuming that the triggering event occurred at year-end 2024. The estimated value of all stock options, RSUs and PBRSUs included in the table was calculated based on the closing price of our Common Stock on December 31, 2024 (and, in the case of stock options, the applicable exercise price).

This table does not include:

●	Equity awards previously earned by the Named Officers that would not receive accelerated distribution upon the triggering event;

●	Amounts previously deferred by or allocated to the Named Officers under the Deferred Compensation Plan or Supplemental Savings & Investment Plan that are disclosed in the Nonqualified Deferred Compensation Table on page 52; or

●	The value of any benefits (such as accrued retirement benefits and Savings & Investment Plan balances) which do not discriminate in scope, terms or operation in favor of the Named Officers and are generally available to all salaried employees.

Name	Type of Payment or Benefit	Change in Control With Qualified Termination ($)		Involuntary Termination Without Cause ($)(1)		Death ($)	Disability ($)	Retirement ($)
Noel Wallace	Severance Payments	10,092,500	(2)	3,000,000		—	—	—
	Annual Incentive(3)	4,567,500		4,567,500		4,567,500	4,567,500	4,567,500
	Stock Options(4)	3,875,565		—		3,875,565	3,875,565	—
	RSUs(5)	3,556,036		—		—	—	—
	PBRSUs(6)	35,858,540	(7)	—		—	—	—
	Benefits	1,675,989	(8)	53,527	(9)	—	—	—
Stanley J. Sutula III	Severance Payments	3,497,469	(2)	1,018,478		—	—	—
	Annual Incentive(3)	1,772,152		1,772,152		1,772,152	1,772,152	1,772,152
	Stock Options(4)	1,028,975		—		1,028,975	1,028,975	—
	RSUs(5)	971,373		—		—	—	—
	PBRSUs(6)	9,470,913	(7)	—		—	—	—
	Benefits	336,092	(8)	28,752	(9)	—	—	—
Jennifer M. Daniels	Severance Payments	1,497,840	(2)	931,847		—	—	—
	Annual Incentive(3)	1,297,131		1,297,131		1,297,131	1,297,131	1,297,131
	Stock Options(4)	737,228		—		737,228	737,228	—
	RSUs(5)	646,370		—		—	—	—
	PBRSUs(6)	6,633,157	(7)	—		—	—	—
	Benefits	282,493	(8)	26,763	(9)	—	—	—
Prabha Parameswaran	Severance Payments	3,886,539	(2)	1,436,285		—	—	—
	Annual Incentive(3)	1,332,872		1,332,872		1,332,872	1,332,872	1,332,872
	Stock Options(4)	737,228		—		737,228	737,228	—
	RSUs(5)	723,825		—		—	—	—
	PBRSUs(6)	6,633,157	(7)	—		—	—	—
	Benefits	497,931	(8)	40,145	(9)	—	—	—
Panagiotis Tsourapas	Severance Payments	1,864,949	(2)	1,436,285		—	—	—
	Annual Incentive(3)	1,332,872		1,332,872		1,332,872	1,332,872	1,332,872
	Stock Options(4)	737,228		—		737,228	737,228	—
	RSUs(5)	646,370		—		—	—	—
	PBRSUs(6)	6,633,157	(7)	—		—	—	—
	Benefits	497,930	(8)	40,145	(9)	—	—	—

NOTES TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(1)	Since the Named Officers are retirement-eligible, their outstanding equity would receive retirement treatment upon an involuntary termination without cause.

(2)	Represents the sum of base salary plus the average of the last three years’ annual bonus awards for each Named Officer, multiplied by the applicable severance period, reduced if applicable due to the “golden parachute” tax as described on page 53.

(3)	Represents the actual annual cash bonus each Named Officer earned for full year 2024 performance.

(4)	The Named Officers would be entitled to receive previously granted stock options in accordance with their original vesting schedule upon retirement or an involuntary termination without cause (because they are retirement eligible), but the vesting would be accelerated upon a Qualified Termination, death or disability.

2025 Proxy Statement	55

Executive Compensation

(5)	The Named Officers would be entitled to receive previously granted RSUs in accordance with their original vesting schedule upon any of the above triggering events except Qualified Termination, where the vesting would be accelerated.

(6)	Upon any of the above triggering events except Qualified Termination (discussed in note 7 below), the earned PBRSUs for the Growth Performance Plan three-year performance cycle ended December 31, 2024 would continue to vest in accordance with their original vesting schedule. The Named Officers would also be entitled to vest at the conclusion of each in-progress Growth Performance Plan three-year performance cycle in a prorated amount of the PBRSUs earned reflecting the proportion of the performance period for which they were employed. No amounts are shown for those PBRSUs because they remain subject to performance requirements even after the triggering event.

(7)	Represents the value of earned PBRSUs for the Growth Performance Plan three-year performance cycle ended December 31, 2024, plus the estimated value of previously granted unearned PBRSUs that would be considered earned in full and accelerated calculated based on the greater of target level and the level of performance achieved through December 31, 2024.

(8)	Represents (i) company contributions under the Savings & Investment Plan and Supplemental Savings & Investment Plan with respect to the applicable severance period and (ii) the value of the continuation of medical and dental (and, for Mr. Sutula, life) insurance benefits during the applicable severance period.

(9)	Represents the value of the continuation of medical and dental (and, for Mr. Sutula, life) insurance benefits for 12 or 18 months, as applicable.

CEO Pay Ratio

Our products are marketed in over 200 countries and territories throughout the world with approximately two-thirds of our net sales generated from markets outside the United States and approximately 45% of net sales coming from emerging markets. Consistent with our global presence, we have a dispersed workforce, with over 80% of our employees based outside the United States in over 100 countries. To attract and retain talent, we seek to pay competitively in each jurisdiction consistent with market practice, resulting in compensation levels that vary from country to country. Our workforce also covers a broad range of functions, including manufacturing employees, and includes both employees who are compensated on a salaried basis and those who are compensated on an hourly basis.

For 2024, the median of the annual total compensation of all employees (other than our CEO, Noel Wallace) was $58,123 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 45, was $18,234,864. Based on this information, for 2024 the CEO’s annual total compensation was 314 times that of the median of the annual total compensation of all employees. This amount is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The above-referenced pay ratio may not be comparable to pay ratios disclosed by other companies, including the companies in the Comparison Group. Pay ratios at different companies may vary due to differences in workforce composition, including geographic breadth, types of work performed and the relative percentages of salaried versus hourly compensated workers.

Methodology for Determining the Median Employee and Annual Total Compensation

There were no changes to the employee population or employee compensation arrangements in 2024 that we believe would result in a significant change to our pay ratio disclosure. However, the median employee that was identified in 2023 left the Company during 2024. Accordingly, as permitted by SEC rules, we are using a previously identified alternate median employee for purposes of calculating the above-referenced 2024 pay ratio. The alternate median employee was identified in the process described below with respect to the original median employee, and the alternate employee's 2023 compensation was substantially similar to the original median employee based on the compensation measure used to select the original median employee.

We used the following methodology, material assumptions, adjustments and estimates to identify the median of the annual total compensation of all employees. All determinations were made in 2023 except the calculation of the 2024 annual total compensation of the alternate median employee.

Determination of Employee Population in 2023

We determined that, as of October 1, 2023, we had approximately 35,400 employees (including approximately 1,150 temporary employees) working for Colgate-Palmolive Company or its consolidated subsidiaries, of which approximately 5,600 were based in the United States and the remaining approximately 29,800 were based outside the United States.

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Executive Compensation

As permitted by SEC rules, we chose to exclude from this population approximately 900 employees in 57 countries as detailed below, representing approximately 2.5% of our total employees.

Number of employees excluded by jurisdiction: 45: Singapore; 44: El Salvador, Fiji; 42: Cameroon, Puerto Rico; 41; Kenya, Sweden; 39: Nicaragua; 38: Uruguay; 34: Panama; 33: Paraguay; 31: Ukraine; 30: Honduras, Kazakhstan, Korea; 29: Norway; 26: Hungary, Indonesia; 25: Bolivia; 20: Finland, Tunisia, Austria; 13: Ghana; 12: Réunion; 11: Israel; 10: Slovakia, Zambia; 9: Latvia, Serbia; 8: Martinique, Tanzania; 7: Croatia, Guadeloupe, Lebanon, Mozambique, New Caledonia, Slovenia; 6: Azerbaijan, French Polynesia; 4: Gabon, Malawi, North Macedonia; 3: Bangladesh, Nigeria, Trinidad and Tobago; 2: Belarus, Brunei, Cambodia, Georgia, Guyana, Uzbekistan; 1: Bosnia and Herzegovina, Bulgaria, Jamaica, Madagascar, Senegal, Algeria.

All employees from each of these countries were excluded. As a result, our employee population used for determining the median employee was approximately 34,500, consisting of approximately 5,600 employees based in the United States and approximately 28,900 employees based outside the United States.

Statistical Sampling

We elected to use statistical sampling to identify the median employee and conducted a simple random sample of 2,000 employees worldwide, which was determined to be the appropriate sample size for the size and complexity of our employee population based on advice from an external consultant.

Compensation Measure

We selected base salary or comparable wages for the 12-month period ended September 30, 2023 as the measure of compensation that could be consistently applied across the sample population. In making this determination, the compensation of all permanent employees included in the sample who were hired in 2023 but were not employed for the entire measurement period was annualized, but no cost-of-living adjustments were made. Using this methodology, the alternate median employee was identified as a full-time, salaried employee located in Poland.

Annual Total Compensation of Median Employee

The elements of the alternate median employee’s annual total compensation for 2024 were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $58,123. For purposes of this disclosure, Polish zlotys were converted to U.S. Dollars using a 12-month average exchange rate from January 1, 2024 through December 31, 2024.

Pay Versus Performance

As required by SEC rules, we are providing the following information about the relationship between (i) the total compensation of our CEO and non-CEO Named Officers, as presented in the Summary Compensation Table on page 45 (“SCT Total”), (ii) the “compensation actually paid” to our CEO and non-CEO Named Officers, as calculated in accordance with Item 402(v) of Regulation S-K (“CAP”) and (iii) certain financial performance of the Company. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the Named Officers. The P&O Committee evaluates compensation decisions in light of Company or individual performance and does not use “compensation actually paid” as a basis for making compensation decisions. For information concerning our compensation philosophy and how we align executive compensation with our performance, see the CD&A.

					Average Summary		Average		Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO ($) (b)	(1)	Compensation Actually Paid to CEO ($) (c)	(2)	Compensation Table Total for Non-CEO Named Officers ($) (d)	(1)	Compensation Actually Paid to Non-CEO Named Officers ($) (e)	(2)	Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	(3)	Net Income ($ in millions) (h)	Company-Selected Measure: Organic Sales Growth (%) (i)	(4)
2024	18,234,864		31,680,526		4,875,100		7,652,617		148.5	125.6		3,049	7.4
2023	17,121,584		19,463,894		4,705,766		5,197,259		127.4	119.8		2,455	8.4
2022	14,462,406		11,047,446		4,061,090		3,453,780		122.8	125.5		1,967	7.0
2021	15,458,151		18,008,793		4,085,777		4,559,072		129.8	126.7		2,338	4.4
2020	14,364,118		22,765,213		4,024,886		5,573,106		127.2	110.9		2,860	7.2

NOTES TO THE PAY VERSUS PERFORMANCE TABLE

(1)	Noel Wallace was our Chairman, President and Chief Executive Officer for all years presented in the table. The non-CEO Named Officers presented in the table are Stanley J. Sutula III (all years), Jennifer M. Daniels (all years), Prabha Parameswaran (all years), Panagiotis Tsourapas (all years) and Henning I. Jakobsen (2020).

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Executive Compensation

(2)	The following table describes the adjustments for 2024, each of which is required by SEC rules, to calculate CAP from the SCT Total. The SCT Total and CAP amounts do not reflect the actual amount of compensation earned by or paid to our Named Officers during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.

	2024
Adjustments ($)	CEO	Non-CEO Named Officers*
SCT Total	18,234,864	4,875,100
Adjustments for defined benefit and actuarial pension plans
(Deduct): Aggregate change in actuarial present value included in SCT Total for the covered year	(54,971)	(5,412)
Add: Service cost and prior service cost for the covered year	—	—
Adjustments for equity awards
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered year	(11,193,028)	(2,270,946)
Add: Fair value at covered year end of awards granted during the covered year that were outstanding and unvested at the covered year end	10,103,082	2,039,611
Add: Year-over-year change in fair value at covered year end of awards granted in any prior year that were outstanding and unvested at the covered year end	6,311,170	1,333,307
Add: Vesting date fair value of awards granted and vested during the covered year	89,690	19,182
Add: Change as of the vesting date (from end of the prior year) in fair value of awards granted in any prior year for which vesting conditions were satisfied during the covered year	8,114,669	1,646,610
(Deduct): Fair value at end of prior year of awards granted in any prior year that failed to meet the applicable vesting conditions during the covered year	—	—
Add: Dividends or other earnings paid on awards in the covered year prior to vesting if not otherwise included in SCT Total for the covered year	75,050	15,165
CAP (as calculated)	31,680,526	7,652,617

*	Amounts presented are averages for the entire group of Non-CEO Named Officers

For purposes of the above adjustments, the fair value of unvested equity awards was calculated on each of the required measurement dates using methodologies and assumptions consistent with the grant date fair value calculations for accounting purposes. The fair values of stock option awards were determined using the Black-Scholes model with corresponding assumptions (expected term of stock option awards, expected volatility, risk-free interest rate and expected dividend yield) as of the measurement dates. The fair values of PBRSU awards were determined using a Monte-Carlo simulation as of the measurement dates. Prior to the final measurement dates, the total values of unvested PBRSU awards were determined based on the probable outcome of performance-based vesting conditions and the relevant Monte Carlo fair value on that measurement date. On the final measurement dates, the fair values of PBRSU awards were determined based on the approved payout factor and the closing price of our Common Stock on those dates. The fair values of time-based RSU awards were determined using the closing price of our Common Stock on the measurement dates.

(3)	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is our Comparison Group, as defined in the CD&A, which is also the peer company index used by us for purposes of Item 201(e) of Regulation S-K.

(4)	Organic sales growth is a non-GAAP financial measure defined as net sales excluding foreign exchange, acquisitions and divestments. Please see Annex A for a reconciliation of organic sales growth to net sales growth calculated in accordance with GAAP.

Tabular List of Financial Performance Measures Used to Link CAP for the Most Recently Completed Fiscal Year To Company Performance

The following table lists the financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link CAP for our Named Officers for 2024 to Company performance.

Adjusted Earnings Per Share

Free Cash Flow Productivity

Organic Sales Growth (Company-Selected Measure)

Relative Adjusted Net Income Growth

Relative Organic Sales Growth

Relative Total Shareholder Return

58

Executive Compensation

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A beginning on page 28, the key principles underlying our compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices.

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphs showing the relationships over the past five years of CAP as compared to our total shareholder return, net income and organic sales growth, as well as the relationship between total shareholder return and peer group total shareholder return. Since a significant portion of the Named Officers’ compensation is comprised of equity awards (73% of Mr. Wallace’s target direct compensation and 54% of the average target direct compensation of our other Named Officers for 2024, as described in more detail in the CD&A), the CAP of our CEO and other Named Officers is higher when our stock price is higher, and lower when our stock price is lower, demonstrating the clear alignment of interests of our CEO and other Named Officers and our stockholders.

CAP vs TSR and Peer Group TSR	CAP vs Net Income

CAP vs Organic Sales Growth

2025 Proxy Statement	59

Stock Ownership

Stock Ownership of Directors and Executive Officers

Our directors and executive officers own significant amounts of Colgate stock. Under our stock ownership guidelines, non-employee directors are required to own stock equal in value to at least five times their annual share grant, and executive officers are required to own stock equal in value to between two and eight times their salary, depending on their position.

The following table shows the beneficial ownership of Common Stock of each director, each of the Named Officers and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Common Stock not only if they hold it directly, but also if they have (or share) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of Beneficial Ownership(1)(2)
Name of Beneficial Owner	Directly Owned	Exercisable Options	(3)	Common Stock Units		Held by Savings & Investment Plan Trustee	(4)
Noel Wallace(5)	331,671	1,388,637		—		53,167
Stanley J. Sutula III(6)	38,529	167,738		—		278
Jennifer M. Daniels	66,151	221,415		—		1,759
Prabha Parameswaran(7)	46,810	266,209		—		5,839
Panagiotis Tsourapas(8)	60,745	199,415		—		4,438
John P. Bilbrey(9)	5,902	16,019		32,274	(10)	—
John T. Cahill(11)	34,338	16,019		25,524	(10)	—
Steven A. Cahillane(12)	3,940	881		791	(10)	—
Lisa M. Edwards	13,079	13,246		943	(10)	—
C. Martin Harris	14,650	16,019		6,637	(10)	—
Martina Hund-Mejean	2,771	7,694		9,084	(10)	—
Kimberly A. Nelson(12)(13)	3,214	7,092		6,716	(10)	—
Brian Newman(12)(14)	1,631	—		798	(10)	—
Lorrie M. Norrington	889	16,019		34,855	(10)	—
All directors and executive officers as a group (16 persons)	643,608	2,463,746		117,622		81,740

NOTES TO THE STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS TABLE
(1)	Information about Common Stock holdings is as of March 10, 2025, the record date for the Annual Meeting. Unless stated otherwise in these notes, each person named in the table owns their shares directly and has sole voting and investment power over such shares.
(2)	Each person named in the table beneficially owns less than 0.25% of the outstanding Common Stock. The directors and executive officers as a group beneficially own 0.41% of the outstanding Common Stock.
(3)	This column consists of options that are exercisable on or before May 9, 2025, which is 60 days after March 10, 2025. As of March 10, 2025, a total of 12,253,793 options were outstanding under the 2019 Plan and 19,269,325 shares were available for future grants under the 2019 Plan.
(4)	Consists of Common Stock credited to or otherwise beneficially owned by executive officers under our Savings & Investment Plan. Under this plan, we issue Common Stock to a trustee acting on behalf of the plan. Employees who participate in the Savings & Investment Plan, including the Named Officers, have voting power over the shares allocated to their accounts under the plan, subject to the right of the plan trustee to vote such shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant’s election in accordance with the terms of the plan.
(5)	Mr. Wallace’s holdings include 335 shares of Common Stock owned by the Noel R. Wallace 2012 GST Trust and 52,000 shares of Common Stock owned by the N.R.W. Irrevocable Trust.
(6)	Executive officers have five years from the date of their initial hiring or promotion into an eligible position to achieve required ownership levels.
(7)	Ms. Parameswaran’s holdings include 36,830 shares of Common Stock owned by the Prabha Parameswaran Mitra Revocable Trust.
(8)	Mr. Tsourapas’s holdings include 60,745 shares of Common Stock owned by the Panagiotis Tsourapas Revocable Living Trust.
(9)	Mr. Bilbrey’s holdings include 4,719 shares of Common Stock owned by the John P. Bilbrey Revocable Trust.
(10)	Consists of Common Stock units credited to one or more of the following accounts: (i) a deferred account for amounts granted under the 2019 Plan and any predecessor plans or (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. In each case, the holder of Common Stock units has no voting or investment power over such units.
(11)	Mr. Cahill’s holdings include 34,338 shares of Common Stock owned by the John Tobin Cahill Revocable Trust.

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Stock Ownership

(12)	Mr. Cahillane was first elected to the Board effective February 1, 2023, Ms. Nelson was first elected to the Board effective March 11, 2021 and Mr. Newman was first elected to the Board effective March 15, 2024. Directors have five years from the date of their initial election to meet our stock ownership guidelines.
(13)	Ms. Nelson’s holdings include 1,799 shares of Common Stock owned by the Kimberly A. Nelson 2011 Revocable Trust, 215 shares of Common Stock owned by her spouse and 575 shares of Common Stock owned by the Stafford B Nelson 2015 Irrevocable Family Trust.
(14)	Mr. Newman’s holdings include 36 shares owned by the Article VIII Family Trust under the BON 2020 GRAT Account.

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding Common Stock as of the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	82,189,533	(1)	10.05%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	65,563,643	(2)	8.0%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	47,641,721	(4)	5.79%

NOTES TO THE STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS TABLE
(1)	On a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 7, 2025, Vanguard reported that, as of January 31, 2025, it beneficially owned 82,189,533 shares of Common Stock with shared voting power over 1,014,009 shares of Common Stock, sole dispositive power over 78,306,791 shares of Common Stock and shared dispositive power over 3,882,742 shares of Common Stock.
(2)	On a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on November 12, 2024, BlackRock reported that, as of September 30, 2024, it beneficially owned 65,563,643 shares of Common Stock with sole voting power over 57,073,893 shares of Common Stock and sole dispositive power over 65,563,643 shares of Common Stock.
(3)	State Street Bank and Trust Company, a subsidiary of State Street Corporation (“State Street”), is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trustee”).
(4)
On a Schedule 13G/A filed with the SEC by State Street on January 25, 2024, State Street reported that, as of December 31, 2023, it beneficially owned 47,641,721 shares of Common Stock with shared voting power over 33,026,480 shares of Common Stock and shared dispositive power over 47,573,681 shares of Common Stock.
For information regarding the voting of shares allocated to the Colgate-Palmolive Company Employee Stock Ownership Plan participants, please see “Questions and Answers About Our Annual Meeting—How can I vote if I am an employee participating in the Savings & Investment Plan?” The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

2025 Proxy Statement	61

Proposals Requiring Your Vote

The following five proposals will be presented at the meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

Proposal 1
Election of Directors
The Board has nominated ten people for election as directors at the Annual Meeting. All nominees are currently serving as Colgate directors and all nominees were elected at the 2024 Annual Meeting. If elected, each nominee will hold office until the next Annual Meeting or until their successor is elected and qualified.
The nominees are John P. Bilbrey, John T. Cahill, Steven A. Cahillane, Lisa M. Edwards, C. Martin Harris, Martina Hund-Mejean, Kimberly A. Nelson, Brian O. Newman, Lorrie M. Norrington and Noel Wallace. Biographical information regarding the nominees and information regarding the skills and qualifications of the nominees appears on pages 14 to 18 of this Proxy Statement.

The Board of Directors recommends a vote FOR each of the nominees for director listed above.

Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
We ask that you ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of Colgate and our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

Audit Committee Report

The Audit Committee is composed of five independent directors. The Board has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined under SEC rules. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC’s criteria for audit committee financial experts.

Role and Responsibilities

The Audit Committee assists the Board in its oversight of our financial statements and reporting processes, including our internal control over financial reporting and our Internal Audit function. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, including review of their qualifications, independence and performance and approval of their fees. In addition, the Audit Committee oversees our Global Ethics and Compliance function, enterprise risk management process, including cybersecurity, and compliance with legal and regulatory requirements. For more information about oversight of the Global Ethics and Compliance function, including procedures for investigating complaints related to accounting, internal accounting controls or auditing matters, see “Governance—Communications to the Board of Directors.” A copy of the charter of the Audit Committee, which describes these and other responsibilities of the committee, is available on our website at www.colgatepalmolive.com.

Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements present fairly, in all material respects, the financial position of the Company and our subsidiaries and the results of our operations and our cash flows in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting.

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Proposals Requiring Your Vote

Selection of Independent Registered Public Accounting Firm

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to audit our financial statements as of and for the year ended December 31, 2024 and the effectiveness of our internal control over financial reporting as of December 31, 2024. PwC has served as our independent registered public accounting firm continuously since May 2002. The Audit Committee considered several factors in selecting PwC as our independent registered public accounting firm, including the firm’s independence and internal quality controls, the qualifications and experience of the lead audit partner and overall depth of talent, their experience with our industry (including any potential conflicts arising from representation of our direct competitors) and their capability and expertise in handling the breadth and complexity of our global operations along with the firm’s familiarity with our business, accounting policies and internal control over financial reporting. In determining whether to reappoint PwC as our independent registered public accounting firm for the year ending December 31, 2025, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of PwC. The Audit Committee determined that the continued retention of PwC as our independent registered public accounting firm is in the Company’s best interests. The Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm in order to assure continuing auditor independence.

Pursuant to the five-year rotation requirement mandated by the Sarbanes-Oxley Act of 2002, PwC’s lead audit partner rotated in 2024. The process for selecting the new lead audit partner involved an assessment of many factors, including the candidates’ independence, objectivity, broad-based business judgment, multinational and industry experience, commitment to serving the Company, ability to leverage the resources of the firm and commitment to continuous improvement and robust dialogue with the Audit Committee. The selection process also involved discussions with management and the Audit Committee regarding each of the candidates and a meeting between the Audit Committee chair and the final candidate for the role.

Review and Recommendation Regarding Financial Statements

The Audit Committee met seven times in 2024, including to review and discuss each quarterly earnings release prior to its announcement and each of our quarterly and annual financial statements. The Audit Committee reviewed and discussed the scope of and plans for the internal and external audits with management and the independent registered public accounting firm together and separately. The Audit Committee also met with management and the independent registered public accounting firm together and separately to review and discuss the audited financial statements, including the critical audit matter reported on by the independent registered public accounting firm, and matters related to the design and operating effectiveness of our internal control over financial reporting. These discussions and reviews included the reasonableness of significant estimates and judgments, significant accounting policies (including critical accounting policies), significant unusual transactions, the independent registered public accounting firm’s assessment of the quality, not just acceptability, of our accounting principles, risk assessment and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The Audit Committee has received the written disclosures of the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm, and received a letter from them confirming, their independence from management and the Company. In addition, the Audit Committee has reviewed and approved our policy with regard to the hiring of former employees of the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and the Audit Committee concluded that the provision of those services did not. Those services, along with the fees paid to the independent registered public accounting firm and the Audit Committee’s pre-approval policy for services that may be performed by the independent registered public accounting firm, are described below.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2024 be accepted and included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

The foregoing report has been submitted by the members of the Audit Committee: John T. Cahill (Chair), Lisa M. Edwards, Martina Hund-Mejean, Brian O. Newman and Lorrie M. Norrington.

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Proposals Requiring Your Vote

Fees of Independent Accounting Firm

The Audit Committee approves the fees billed or expected to be billed by PricewaterhouseCoopers LLP for their services. Such fees for services rendered to Colgate during 2024 and 2023 are set forth below. The Audit Committee has concluded that the provision to Colgate of the non-audit services by PricewaterhouseCoopers LLP described below did not and does not impair or compromise their independence. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PRICEWATERHOUSECOOPERS LLP FEES

(in millions)

	2024	2023
	($)	($)
Audit Fees	13.3	13.0
Audit-Related Fees	0.3	0.3
Tax Fees	1.4	1.4
All Other Fees	0.1	—
Total	15.1	14.7

Audit Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of our annual financial statements for the years ended December 31, 2024 and 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2024 and 2023, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of our financial statements in 2024 and 2023 (but which are not included under “Audit Fees” above). Audit-Related fees consist primarily of certain agreed-upon-procedures engagements.

Tax Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. Specifically, these fees were associated with assistance in tax return filings, tax audits and refund claims, as well as advice on interpretation of and compliance with tax laws and tax valuation services.

All Other Fees

These amounts represent fees billed by PricewaterhouseCoopers LLP in 2024 for professional services rendered relating to readiness assessment work in preparation for European Corporate Sustainability Reporting Directive requirements.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves types of audit-related, permitted tax and other permitted de minimis non-audit services, subject to certain dollar limits, that may be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

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Proposals Requiring Your Vote

Independent Accounting Firm Attendance at Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Proposal 3

Advisory Vote on Executive Compensation

We ask that you indicate your support for the executive compensation, as described in this Proxy Statement, of our executive officers named in the Summary Compensation Table appearing on page 45. We are providing stockholders with this vote pursuant to Section 14A of the Exchange Act. We currently intend to submit the executive compensation to an advisory vote at our Annual Meeting of Stockholders each year, consistent with the advisory vote of the stockholders at our 2023 Annual Meeting of Stockholders.

The Board is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation of our executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Compensation Discussion and Analysis, beginning on page 28, describes our executive compensation programs and the compensation decisions made by the Personnel and Organization Committee and the Board of Directors for 2024 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table (referred to as the Named Officers). As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principles underlying the Personnel and Organization Committee’s compensation philosophy are aligning pay and performance, driving strong business results and our strategic plan, focusing on long-term shareholder return, motivating and retaining critical talent and reflecting external market and competitive practices. Annual and long-term incentive award payments vary based on our business performance, and long-term incentive award payments and the value of equity awards also vary based on the performance of our Common Stock.

The Board is asking you to support this proposal. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Personnel and Organization Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the executive compensation of our Named Officers, as described in this Proxy Statement.

Stockholder Proposals (Proposals 4 and 5)

In accordance with SEC rules, we are including the following proposals received from our stockholders along with any supporting statements, as submitted by the stockholder proponents. The proposals may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from the Board is presented immediately following each proposal. Information contained on or accessible through any website links included in the proposals and supporting statements is not incorporated in, and does not constitute a part of, this Proxy Statement. Each stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the meeting.

The Board has carefully considered the two stockholder proposals and recommends that you vote AGAINST each proposal.

2025 Proxy Statement	65

Proposals Requiring Your Vote

Proposal 4
Stockholder Proposal Entitled “Support an Independent Board Chairman”

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of 100 shares of Common Stock, has informed us that he intends to offer the following resolution for consideration at the Annual Meeting.

Proponent’s Statement

Proposal 4—Support an Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board the Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic has received up to 47%-support from Colgate-Palmolive shareholders recently.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

Please vote yes: Support an Independent Board Chairman—Proposal 4

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

The Board is truly independent and has an experienced and highly effective independent Lead Director with significant authority and clear duties to ensure proper checks and balances.

Lorrie M. Norrington has served as the independent Lead Director since March 2023. Ms. Norrington is a highly effective director who brings extensive global corporate leadership, technology, cybersecurity and governance experience to the independent Lead Director role. She also has extensive experience serving on other public company boards.

The duties of the independent Lead Director are comprehensive and are clearly delineated in our corporate governance guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues.” In 2021 and 2023, the Board enhanced these duties in connection with a review of external practices and in response to stockholder feedback. In many cases, the expanded responsibilities simply formalized activities that the independent Lead Director already had been performing. Please see pages 20 to 21 of this Proxy Statement for detailed information about the responsibilities of the Lead Director.

With the exception of Noel Wallace, the Chairman, President and CEO, the Board is composed entirely of independent directors, and the Board’s meeting practices and leadership structure encourage independence. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without any members of management present. These sessions are chaired by the independent Lead Director. The independent Lead Director serves a three-year term and is selected by and from the independent directors following nomination by the Nominating, Governance and Corporate Responsibility Committee.

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Proposals Requiring Your Vote

Further, all of the members (including the chairs) of all of the Board’s committees -- the Audit Committee, the Finance Committee, the Nominating, Governance and Corporate Responsibility Committee and the Board’s compensation committee (known as the Personnel and Organization Committee) -- are independent directors. This, when coupled with the independent composition of the Board as described above, ensures that independent directors guide all critical matters, such as review and approval of operating and capital budgets and strategy, the integrity of our financial statements, oversight of the enterprise risk management process, cybersecurity and sustainability and social impact initiatives, CEO and senior management compensation, succession planning and talent development and selection of directors.

The Board and Colgate are committed to the highest standards of corporate governance and are accountable and responsive to stockholders.

Our corporate governance practices and policies are described in the section of this Proxy Statement entitled “Governance.” As discussed in that section, we have had a longstanding commitment to the highest standards of corporate governance, including a policy requiring the annual election of all directors by majority vote and a proxy access right that allows eligible stockholders to nominate directors for inclusion in our proxy statement if they satisfy the requirements specified in our by-laws. Reflecting the Board’s commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote stakeholder value and effective functioning of the Board. The Board has made a number of enhancements over the years. For example, in response to stockholder feedback, in 2022 the Board adopted a policy that we will not execute any new severance agreement with an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus opportunity without seeking stockholder ratification of the agreement. In 2021 the Board reduced the ownership threshold required to call a special stockholder meeting from 25% to 15% in response to stockholder feedback in connection with a stockholder proposal received on the topic. These actions demonstrate the Board’s accountability and responsiveness to stockholders, and together with the requirement that all directors be elected annually by majority vote and the proxy access right, help to ensure that the Board remains accountable to stockholders.

Requiring an independent Chairman and the separation of the Chairman and CEO roles is not in the best interests of stockholders.

Our active and independent Board, with our robust independent Lead Director role and independent committee chairs and committees, ensures that the Board, and not the Chairman alone, determines the Board’s focus. The Chairman is guided by these strong independent leaders and having our CEO serve as Chairman creates a bridge to management that helps provide the Board with the management support it needs. Having a unified leadership structure is particularly beneficial at this time given the dynamic consumer and retail landscape and rapidly evolving environment in which we compete. Under Mr. Wallace’s leadership, and overseen by our strong independent Board, we have delivered strong performance over the short, medium and long term.

Based on these considerations, the Board believes that this is the best leadership structure for us at this time and that, operating under this structure, the Board will continue to effectively guide Colgate and represent the interests of our stakeholders. A requirement that the Chairman be an independent director, as the proposal requests, would reduce the Board’s ability to act in the best interests of the Company and to respond to the changing needs of the Board and the Company.

Given its in-depth knowledge of Colgate’s business and experience, the Board is uniquely positioned to evaluate the optimal leadership structure for the Company at any particular time, and, based on the effective governance practices described above, stockholders can be confident the Board is composed of the right people to make that determination. The Board believes that retaining the flexibility to determine the best Board leadership structure based on the circumstances in effect from time to time best protects the interests of stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

2025 Proxy Statement	67

Proposals Requiring Your Vote

Proposal 5
Stockholder Proposal Entitled “Revisit Plastic Packaging Policies”
National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, owner of 43 shares of Common Stock, has informed us that they intend to offer the following resolution for consideration at the Annual Meeting.

Proponents’ Statement

Revisit Plastic Packaging Policies

Whereas: Often environmentalism-themed pressure groups – masquerading as objective researchers – demonize products that for the most part safely meet essential needs, save money, and improve and protect lives.

Such is the case with plastic packaging and goods.

In recent years activist shareholders have sponsored proposals at various companies that urge them to address an alleged “plastics pollution crisis,”[1] which is primarily blamed on “single-use plastics” (SUPs), whose production is generated from the even more demonized “fossil fuels.”

Evidence shows these claims are exaggerated, distorted, or false.

Anti-SUP shareholder proponents cite two reports as the primary sources for their policy positions: Breaking the Plastic Wave,[2] published by the Pew Charitable Trusts, and Plastics: The Costs to Society, the Environment, and the Economy,[3] by WWF. Discerning observers can see in these biased reports’ titles that these “studies” intend to drive readers to the authors’ desired conclusions.

Intellectually objective and honest research would not only highlight the “costs” (real or projected) and negative consequences (real or projected) of SUP use, but also would consider the economic and environmental benefits from their use, as well as examine both costs and benefits to viable alternatives for SUPs. The agenda-driven Pew and WWF reports do neither.

The benefits of SUPs, unexamined by Pew and WWF, are numerous – for example:

● Studies of disposable and reusable utensils show that “single service articles are microbiologically safer than reusables,” and “the probability of microbial contamination was found to be 50% greater with the reusables than with disposable items”[4]
● The American Chemistry Council states that “Plastics help us protect the environment by reducing waste, lowering greenhouse gas emissions, and saving energy.”[5]

An SUP-caused pollution “crisis” is a myth. For example, the “Great Pacific Garbage Patch” does not primarily consist of SUPs, but rather 52 percent consists of fishing nets, lines and ropes. SUPs represent a tiny fraction of the problem.[6]

Plastic pollution is primarily the result of poor disposal practices, not production.[7]

Supporting Statement: Colgate-Palmolive Company (“Company”) misleads investors in its steps to “eliminate plastic waste.” As just one example of many, it packages toothpaste in a “recyclable tube,”[8] yet nearly all local jurisdictions and private contractors do not accept them in their recycling programs – the vast majority are sent to landfills.[9]

Other misleading claims regarding plastics abound.[10] Production and packaging policies should follow the most efficient and economical practices possible, protecting the public health and environment under objectively truthful and metrically proven standards, while maximizing benefits for shareholders.

Resolved: Shareholders request the Board to (re-)examine its plastic production and packaging policies in light of non-biased, objectively verifiable, scientifically accurate, and economically thorough research. It would be best if a quantifiable assessment of fact-based potential policy changes versus current practices, as it affects the Company’s financial position, be included, with a report of its findings published – at reasonable cost and omitting proprietary information – by March 31, 2026.

[1] https://www.chevron.com/-/media/shared-media/documents/chevron-proxy-statement-2024.pdf (p. 114)
[2] https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf
[3] https://wwfint.awsassets.panda.org/downloads/wwf_pctsee_report_english.pdf
[4] https://www.jstor.org/stable/44541332?seq=1
[5] https://www.americanchemistry.com/chemistry-in-america/chemistry-in-everyday-products/plastics
[6] https://www.nature.com/articles/s41598-018-22939-w#MOESM1
[7] https://oursharedseas.com/wp-content/uploads/2019/11/Jambeck_et_al_Plastic-waste-inputs-from-land-1.pdf
[8] https://www.colgatepalmolive.com/content/dam/cp-sites/corporate/corporate/common/pdf/sustainability/colgatepalmolive-sustainability-and-social-impact-final-report-2023.pdf#page=8
[9] https://www.washingtonpost.com/climate-solutions/2023/09/14/colgate-toms-toothpaste-tube-recycling/
[10] https://www.colgatepalmolive.com/en-us/who-we-are/stories/plastic-commitments

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Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

Our plastic production and packaging policies are already based on objective, science-based targets and support our business and growth strategy.

Sustainability is critically important to our overall business and growth strategy. We take a comprehensive, fiscally responsible approach to the execution of our 2025 Sustainability & Social Impact Strategy, which is designed to prioritize the issues that matter most to our business, customers, consumers, investors and other stakeholders, focusing on areas that have the greatest potential to drive lasting impact. A key action of our 2025 Sustainability & Social Impact Strategy is to eliminate plastic waste, given that most of our products are packaged in plastic today, and that the majority of our stakeholders are increasingly concerned about plastic waste. Our strategic framework to eliminate plastic waste focuses on (i) sourcing responsibly, (ii) delivering efficient and beneficial designs, (iii) advancing circular systems and (iv) inspiring positive behavior. This holistic approach considers the entire packaging and material life cycle, driving a healthier future for all people, their pets and our planet.

In establishing and measuring our progress on our sustainability strategy and targets, including with respect to eliminating plastic waste, we use scientific data and stakeholder input to help us make informed decisions. We set our 2025 targets with respect to plastic production and packaging reductions based on the Ellen MacArthur Foundation (EMF) Global Plastics Commitment we signed in 2018. The foundation for this commitment was a comprehensive study by the World Economic Forum, Ellen MacArthur Foundation and McKinsey & Company, The New Plastics Economy: Rethinking the future of plastics. EMF is a global thought leader focused on creating a circular economy to address climate change and biodiversity loss. In addition to EMF, we work with other reputable organizations, including the Consumer Goods Forum (CGF) Plastics Waste Coalition of Action, a key forum for thought leadership and action.

Through our enterprise risk management process, we assess business benefits and long-term costs and savings associated with mitigating sustainability risks such as plastic waste, including the impact on our business operations, strategy and performance. Many of our packaging sustainability initiatives are designed to deliver economic and/or consumer benefits in addition to environmental benefits. For example, our newest recyclable toothpaste tubes are lighter weight and use less material than previous non-recyclable versions, and according to internal data, are also easier to use and better liked by consumers. Another example is our Hill’s Pet Nutrition shrink film optimization, where we both lightweighted and incorporated 50% post-consumer resin resulting in over US $1 million in annual savings while eliminating 180 tons of absolute annual plastic consumption. In addition to these examples, as part of our ongoing packaging efficiency programs we have had several dozen projects that reduced cost in addition to reducing use of virgin plastic.

We already provide regular disclosure regarding our plastic production and packaging policies to our stakeholders through our annual Sustainability & Social Impact Report.

We are committed to transparent sustainability reporting, having published an annual sustainability report for more than a decade. The report is currently titled the “Sustainability & Social Impact Report” and is made available on our corporate website. It includes detailed information about our 2025 Sustainability & Social Impact Strategy (including our ambitions, the actions and targets that support our ambitions and our progress against those targets), sustainability governance and stakeholder engagement. In the section of the report entitled “Preserving Our Environment” we elaborate on our plastic production and packaging policies, including our goals, progress against our goals and partnerships.

Our existing plastic production and packaging policies are based on objective scientific research and our existing disclosures provide our stockholders the information they need to assess our efforts and progress. Therefore, the re-examination and report requested by the proponent would be an unnecessary use of time and resources without providing any meaningful additional information. Given our existing rigorous processes and public disclosure in this area, the Board does not believe that implementing this proposal would benefit our stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

2025 Proxy Statement	69

Proposals Requiring Your Vote

Other Matters

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting and you have voted by proxy, the directors named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Jennifer M. Daniels

Chief Legal Officer and Secretary

70

Questions and Answers About Our Annual Meeting

Who receives this Proxy Statement?

We are distributing the proxy materials, including this Proxy Statement, our 2024 Annual Report and the proxy card, or the Notice of Internet Availability of Proxy Materials, as applicable, beginning on or about March 26, 2025 to all stockholders entitled to vote. The Annual Report being made available on the internet and mailed with the Proxy Statement is not part of the proxy-soliciting material.

Who is entitled to vote at the Annual Meeting?

We have one class of voting stock outstanding: Common Stock. If you were a record owner of our Common Stock on March 10, 2025, the record date for voting at the Annual Meeting, you are entitled to vote at the meeting. At the close of business on March 10, 2025, there were 811,084,347 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

How can I vote my shares?

You can vote your shares in two ways: either by proxy or electronically during the virtual Annual Meeting. If you choose to vote by proxy, you may do so using the internet, the telephone or, if you received a printed copy of your proxy materials, the mail. Each of these procedures is more fully explained below. Even if you plan to attend the virtual meeting, the Board recommends that you vote by proxy.

How can I vote my shares by proxy?

You may vote your proxy by internet, telephone or, if you received a printed copy of your proxy materials, by mail, each as more fully explained below. In each case, the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Thursday, May 8, 2025, unless you are a Colgate employee participating in the Savings & Investment Plan or another Colgate employee stock ownership plan, in which case the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 7, 2025. When you vote your proxy, you can specify whether you wish to vote “FOR” or “AGAINST” or “ABSTAIN” from voting on each nominee for director, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 and, if properly presented at the meeting by each stockholder proponent, two stockholder proposals. In addition, you can cast a non-binding advisory vote on executive compensation. We will vote your shares as you direct.

If any other matters are properly presented for consideration at the Annual Meeting, the Proxy Committee will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

VOTE BY INTERNET	To vote your shares via the internet, go to the voting website, www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. You will have the opportunity to confirm that your instructions have been properly recorded. The internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.
VOTE BY TELEPHONE	If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number provided on the voting website (www.proxyvote.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.
VOTE BY MAIL	If you received a printed copy of your proxy materials, you can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it by the deadline. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of each of the Board’s nominees for director, the ratification of the selection of the independent registered public accounting firm and the advisory vote on executive compensation, and against the two stockholder proposals.

2025 Proxy Statement	71

Questions and Answers About Our Annual Meeting

How can I vote my shares during the Annual Meeting?

As described in more detail below under “How can I participate in the Annual Meeting?”, this year’s Annual Meeting will be a virtual meeting, conducted on the following website: www.virtualshareholdermeeting.com/CL2025 (the “Annual Meeting Website”). If you would like to vote at the Annual Meeting, please follow the instructions that will be available on the Annual Meeting Website during the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to vote electronically at the meeting. Voting by proxy, whether by internet, telephone or mail, will not limit your right to vote electronically at the Annual Meeting. However, if you vote by proxy and also participate in the meeting, there is no need to vote electronically at the meeting unless you would like to change your vote.

How can I participate in the Annual Meeting?

Participation in the Annual Meeting is limited to holders of Common Stock on March 10, 2025, the record date for voting at the Annual Meeting.

Upon consideration of various factors, including the cost savings and efficiency gains related to annual meetings conducted solely by means of remote communications and the increased accessibility for stockholders and other stakeholders afforded by a virtual meeting as compared to a physical meeting, we have planned for this year’s Annual Meeting to be a virtual-only meeting, conducted via live webcast through the Annual Meeting Website. You will have the same rights and opportunities to participate as you would have at a physical annual meeting, including voting your shares electronically and submitting questions during the meeting. To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials. If you do not have your 16-digit control number, you will still be able to attend the meeting as a guest but will not be able to vote your shares electronically or submit questions during the meeting. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time, on Friday, May 9, 2025. Access to the Annual Meeting Website will begin at 9:30 a.m. Eastern Daylight Time and we encourage you to access the Annual Meeting Website prior to the meeting start time.

For those unable to attend the virtual annual meeting, a recorded version of the webcast will be made available on our website.

What if I have technical difficulties or trouble accessing the virtual meeting?

If you encounter any technical difficulties accessing the Annual Meeting Website or during the virtual meeting, please call: 844-976-0738 (toll-free) or 303-562-9301 (international). Technical support will be available thirty minutes prior to the start time of the Annual Meeting.

How can I ask a question during the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted before or during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct (which will be available in the Investors section of our website and on the Annual Meeting Website) that are pertinent to the Company and the meeting matters, as time permits. Questions that are substantially similar may be grouped and answered once to avoid repetition and allow time for additional question topics. If there are any pertinent questions that cannot be answered during the Annual Meeting due to time constraints, we plan to respond directly to that stockholder after the Annual Meeting using the contact information provided.

You will be able to submit written questions prior to the Annual Meeting through www.proxyvote.com or during the Annual Meeting through the Annual Meeting Website. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials in order to submit questions through these websites. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to submit questions.

72

Questions and Answers About Our Annual Meeting

Can I change my vote?

Yes. You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (i) follow the instructions given for changing your vote via the internet or by telephone or deliver a valid written proxy with a later date; (ii) notify the Company Secretary in writing that you have revoked your proxy by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022; or (iii) vote electronically during the Annual Meeting through the Annual Meeting Website.

How many shares must be present to conduct the Annual Meeting?

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting. Stockholders who attend the virtual meeting will be considered to be attending the meeting in person.

What if I am a beneficial owner and do not give instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker, whether your broker can vote your shares depends on the type of item being considered for vote. Under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement or a Notice of Internet Availability to you, the broker is entitled to vote your shares with respect to the ratification of the selection of the independent registered public accounting firm (Proposal 2) even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares with respect to the election of directors, the advisory vote on executive compensation or the two stockholder proposals (Proposals 1, 3, 4 or 5) without your instructions.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

What vote is required to pass each of the proposals at the Annual Meeting?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR each nominee	Majority of votes cast	None	None
Ratification of Selection of Independent Registered Public Accounting Firm	FOR	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	No Broker Non-Votes
Advisory Vote on Executive Compensation	FOR	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None
Stockholder Proposals	AGAINST	Majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None

A majority of votes cast means that the number of shares voted for a nominee’s election must exceed the number of votes cast against that nominee’s election. When voting your proxy, the Proxy Committee will vote in accordance with the Board’s recommendation for each proposal unless you instruct otherwise.

2025 Proxy Statement	73

Questions and Answers About Our Annual Meeting

Who nominates the directors?

Nominations for directors may be made at a stockholders’ meeting by the Board or by any of our stockholders who comply with the requirements of our by-laws. Proposals to nominate a director directly at next year’s Annual Meeting must be received by the Company Secretary no earlier than January 9, 2026 and no later than February 8, 2026, as further described below under “How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?” To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Colgate nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than February 8, 2026, and otherwise comply with the requirements set forth in our by-laws.

In addition, stockholders who meet the proxy access eligibility requirements set forth in our by-laws may nominate directors for inclusion in our proxy statement. In order to include director nominees in our proxy statement for next year’s Annual Meeting, nominations must be received by the Company Secretary no earlier than October 27, 2025 and no later than November 26, 2025 and must comply with the requirements of our by-laws.

The NGCR Committee will also consider director nominees recommended by stockholders in writing if such candidates meet our criteria for Board membership, as described under “Governance—The Board of Directors.”

How can I vote if I am an employee participating in the Savings & Investment Plan?

If you are a Colgate employee who participates in the Savings & Investment Plan you will receive electronic notice or a Notice of Internet Availability with instructions on how to vote your shares. The notice also indicates the aggregate number of shares of Common Stock credited to your account under the Savings & Investment Plan as of March 10, 2025, the record date for voting at the meeting.

●	You can direct the trustee how to vote your shares via the internet or by telephone. You can also direct the trustee how to vote by mail by requesting a proxy card and returning your completed proxy card to us.

●	The deadline for submitting your vote is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 7, 2025. If you do not indicate your vote to the trustee by that time, the trustee will vote your shares in the same proportion as it votes the shares of employees who indicate their votes by that time, unless inconsistent with the Employee Retirement Income Security Act of 1974 (ERISA).

How can I vote if I am an employee participating in a stock ownership plan outside the United States?

If you are a Colgate employee who participates in one of Colgate’s employee stock ownership plans outside the United States, you will receive separate voting instructions electronically or from your local Human Resources Department.

How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?

A proposal submitted by any stockholder for consideration at next year’s Annual Meeting (other than director nominations pursuant to our proxy access by-law) will be acted upon only if the following criteria are met:

●	If you wish to submit a proposal for inclusion in our proxy statement for next year’s Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company Secretary no later than November 26, 2025; or

●	If you wish to present a proposal directly at next year’s Annual Meeting without including it in our proxy statement, pursuant to our by-laws, the proposal must be received by the Company Secretary no earlier than January 9, 2026 and no later than February 8, 2026. Your proposal also must comply with certain information requirements set forth in our by-laws. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than through inclusion in the proxy statement.

Proposals should be sent to the Company Secretary by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022 or by email to stockholderproposals@colpal.com.

Please see “Who nominates the directors?” above for a description of the timing requirements for nominating a director pursuant to our by-laws.

74

Questions and Answers About Our Annual Meeting

How are proxies solicited and what is the cost?

We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by Colgate employees, or by mail, telephone or electronic methods. In addition, we have retained Innisfree M&A Incorporated to solicit proxies by mail, telephone and electronic methods. We will pay a fee of approximately $30,000 to Innisfree M&A Incorporated plus expenses for these services.

What is householding? Does Colgate use it?

We have sent to registered stockholders who have requested a printed copy of proxy materials and have the same address and last name a single copy of this Proxy Statement and the 2024 Annual Report and one proxy card for each stockholder and, to all other registered stockholders who have not previously requested electronic delivery of proxy materials, a single envelope containing one Notice of Internet Availability for each stockholder. This is known as “householding.”

If, now or in the future, you do not wish to participate in householding and prefer to receive separate copies of the Proxy Statement and Annual Report or your Notice of Internet Availability in a separate envelope, please call us at (855) 322-3551 or (212) 310-2575 or inform us in writing at: Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022 or by sending an email to investor_relations@colpal.com. Or, if you are currently receiving separate copies of the Proxy Statement and Annual Report or Notice of Internet Availability at one address and would like to receive a single copy or a single envelope containing one Notice of Internet Availability for each stockholder, please contact us at the phone numbers, mailing address or email address listed in the previous sentence. We will respond promptly to such requests.

If your shares are held in the name of a bank, broker or other holder of record, you can request information about householding from such holder of record.

Where can I find more information about Colgate?

Our website address is www.colgatepalmolive.com. We make available, free of charge on our website, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also available on our website are our Code of Conduct and corporate governance guidelines, the charters of the committees of the Board and reports under Section 16(a) of the Exchange Act of transactions in Company stock by our directors and executive officers. Hard copies of these materials are also available free of charge from our Investor Relations department by calling (855) 322-3551 or (212) 310-2575 or by sending an email to investor_relations@colpal.com. You may obtain a copy of our by-laws by writing to the Company Secretary at Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022.

2025 Proxy Statement	75

Annex A

Reconciliation of Non-GAAP Financial

Measures

	2022	2023	2024
Net Sales Growth—GAAP	3.0%	8.3%	3.3%
Acquisitions and Divestments Impact	(0.5)	(1.1)	—
Foreign Exchange Impact	4.5	1.2	4.1
Organic Sales Growth—Non-GAAP	7.0%	8.4%	7.4%

	2021	2022	2023	2024
Diluted Earnings Per Share as Reported—GAAP	$2.55	$2.13	$2.77	$3.51
Acquisition-Related Costs	—	0.02	—	—
Value-Added Tax Matter in Brazil	(0.02)	—	—	—
Loss on Early Extinguishment of Debt	0.07	—	—	—
Goodwill and Intangible Assets Impairment Charges	0.61	0.74	—	—
2022 Global Productivity Initiative	—	0.10	0.03	0.09
Gain on the Sale of Land in Asia Pacific	—	(0.02)	—	—
ERISA Litigation Matter	—	—	0.26	—
Foreign Tax Matter	—	—	0.15	—
Product Recall Costs	—	—	0.02	—
Base Business Earnings Per Share—Non-GAAP	$3.21	$2.97	$3.23	$3.60

		(Dollars in millions)
	2021	2022	2023	2024
Net Income Attributable to Colgate-Palmolive Company—GAAP	$2,166	$1,785	$2,300	$2,889
Acquisition-Related Costs	—	16	—	—
Value-Added Tax Matter in Brazil	(20)	—	—	—
Loss on Early Extinguishment of Debt	55	—	—	—
Goodwill and Intangible Assets Impairment Charges	518	620	—	—
2022 Global Productivity Initiative	—	87	25	73
Gain on the Sale of Land in Asia Pacific	—	(15)	—	—
ERISA Litigation Matter	—	—	212	—
Foreign Tax Matter	—	—	126	—
Product Recall Costs	—	—	19	—
Base Business Net Income—Non-GAAP	$2,719	$2,493	$2,682	$2,962

	(Dollars in millions)
	2022	2023	2024
Net Cash Provided by Operations—GAAP	$2,556	$3,745	$4,107
Less: Capital Expenditures	(696)	(705)	(561)
Free Cash Flow Before Dividends—Non-GAAP	$1,860	$3,040	$3,546

A-1

2025 Sustainability &

Social Impact Strategy

We are pleased to report excellent progress in 2024 on our 2025 Sustainability & Social Impact Strategy. We earned recognition in 2024 as a U.S. EPA ENERGY STAR® Partner of the Year for the 14th consecutive year, and, in 2025, we were named a JUST 100 Leader and one of America’s Most JUST Companies by JUST Capital in recognition of our commitment to serving our workers, customers, communities, stockholders and the environment. In addition to the highlights below, more about our 2025 Sustainability & Social Impact Strategy progress is available in the Sustainability section of our website at www.colgatepalmolive.com/sustainability.

Driving Social Impact	Helping Millions of Homes	Preserving Our Environment
We are committed to helping to ensure the wellbeing of all people and their pets, building a culture of inclusivity and creating meaningful opportunities for all people to succeed, those within our workforce and in the communities we serve.	We are empowering people to develop healthier habits by choosing sustainable products that improve their lives and homes from oral and personal care to home care and pet nutrition.	We are accelerating action on climate change and reducing our environmental footprint, including by working with our partners and operations to eliminate waste, decrease plastic usage, save water and conserve natural resources.

Colgate Bright Smiles, Bright Futures is our flagship oral health education and wellbeing initiative. Since the program was established in 1991, we have reached approximately

1.8B

children and their families around the world.

Since 2002, Hill’s Food, Shelter & Love program has provided more than

$ 300M

in pet food to more than 1,000 pet shelters and helped more than 15 million pets find their new homes across North America.

In 2024, we signed our second long-term virtual power purchase agreement for a wind farm in Europe commissioned in early 2025 and which is expected to produce the equivalent of approximately 60% of our Europe-based operational electricity needs.
In 2024, we launched our new Data Literacy & Analytics Academy Onboarding Experience. This program is designed for both new and current Colgate people who want to enhance their skills, providing them with the essential tools to become proficient data and artificial intelligence professionals.

Since introducing our first-of-its-kind recyclable toothpaste tube in 2019, as of December 31, 2024, we have transitioned approximately

75%

of our toothpaste SKUs globally to recyclable tubes and continue to share the technology with third parties and work with recycling stakeholders to encourage recyclability of all tubes in practice and at scale.*

As of December 31, 2024, we have earned

44

TRUE certifications for Zero Waste in 26 countries and across six continents, demonstrating our commitment to operating high-efficiency, low-impact, zero-waste facilities.

* Your community may not yet accept tubes for recycling. Check locally. Learn more at www.colgate.com/goodness.

Our sustainability and social impact ambitions and targets are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases). These statements are made on the basis of our views and expectations as of this time and we undertake no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. We caution investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For a description of certain factors that could cause our future events or results to differ materially from those expressed in any forward-looking statement, please refer to our filings with the SEC, including, without limitation, information under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Colgate-Palmolive Company 300 Park Avenue New York, NY 10022 (212) 310-2000 www.colgatepalmolive.com © 2025 Colgate-Palmolive Company

300 PARK AVENUE
NEW YORK, NY 10022-7499

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE / MAIL
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to vote up until 11:59 p.m. Eastern Daylight Time on May 8, 2025. Have your proxy card in hand when you access the website and follow the instructions.

During The Meeting - Go to www.virtualshareholdermeeting.com/CL2025

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Daylight Time on May 8, 2025. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Detach the below proxy card. Mark, sign and date your proxy card. Return it in the postage-paid envelope enclosed or mail it to Colgate-Palmolive Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so we receive it by 11:59 p.m. Eastern Daylight Time on May 8, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V62782-Z89008-Z89009	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote "FOR" each of the nominees for director.
1.	Election of directors
	Nominees:		FOR	AGAINST	ABSTAIN
	1a.	John P. Bilbrey	☐	☐	☐
	1b.	John T. Cahill	☐	☐	☐
	1c.	Steven A. Cahillane	☐	☐	☐
	1d.	Lisa M. Edwards	☐	☐	☐
	1e.	C. Martin Harris	☐	☐	☐
	1f.	Martina Hund-Mejean	☐	☐	☐
	1g.	Kimberly A. Nelson	☐	☐	☐
	1h.	Brian O. Newman	☐	☐	☐
	1i.	Lorrie M. Norrington	☐	☐	☐
	1j.	Noel Wallace	☐	☐	☐

NOTE: Please sign within the box below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as corporate officer, please give full corporate name and officer's title.

The Board of Directors recommends a vote "FOR" proposals 2 and 3.		FOR	AGAINST	ABSTAIN
2.	Ratify selection of PricewaterhouseCoopers LLP as Colgate's independent registered public accounting firm.	☐	☐	☐
3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposals 4 and 5.		FOR	AGAINST	ABSTAIN
4.	Stockholder proposal entitled “Support an independent Board Chairman.”	☐	☐	☐
5.	Stockholder proposal entitled “Revisit plastic packaging policies.”	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Friday, May 9, 2025 at 10:00 a.m. Eastern Daylight Time

Your vote is important to us. You may vote your proxy by internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to participate in the meeting. Voting instructions appear on the reverse side of this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62783-Z89008-Z89009

COLGATE-PALMOLIVE COMPANY

Proxy Solicited by the Board of Directors
for Annual Meeting on May 9, 2025

The undersigned hereby appoints as proxies, with full power of substitution to each, JOHN T. CAHILL, LORRIE M. NORRINGTON and NOEL WALLACE (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast on May 9, 2025 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present, or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as set forth on the reverse side of this card. The Proxy Committee cannot vote the shares unless you sign and return this card or vote by internet or telephone in accordance with the applicable instructions.

(Continued and to be signed on the reverse side.)